EXECUTION COPY

$325,000,000
CREDIT AGREEMENT
among
NCI BUILDING SYSTEMS, INC.,
as Borrower,
ITS DOMESTIC SUBSIDIARIES
FROM TIME TO TIME PARTIES HERETO,
as Guarantors,
THE LENDERS PARTIES HERETO,
BANK OF AMERICA, N.A.,
as Syndication Agent
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent
Dated as of June 18, 2004
WACHOVIA CAPITAL MARKETS, LLC
and
BANC OF AMERICA SECURITIES LLC,
as Joint Lead Arrangers and Joint Book Runners

i

Schedules

Schedule 1.1(a)	Account Designation Letter
Schedule 1.1(b)	Existing Letters of Credit
Schedule 1.1(c)	Investments
Schedule 1.1(d)	Liens
Schedule 2.1(a)	Schedule of Lenders and Commitments
Schedule 2.1(b)(i)	Form of Notice of Borrowing
Schedule 2.1(e)	Form of Revolving Note
Schedule 2.2(d)	Form of Tranche B Term Note
Schedule 2.4(d)	Form of Swingline Note
Schedule 2.10	Form of Notice of Conversion/Extension
Schedule 2.18	Tax Exempt Certificate
Schedule 3.3	Jurisdictions of Organization and Qualification
Schedule 3.12	Subsidiaries
Schedule 3.16	Intellectual Property
Schedule 3.19(a)	Location of Real Property
Schedule 3.19(b)	Location of Collateral
Schedule 3.19(c)	Chief Executive Offices
Schedule 3.22	Labor Matters
Schedule 3.24	Material Contracts
Schedule 3.25	Insurance
Schedule 4.1(b)	Form of Secretary’s Certificate
Schedule 4.1(i)	Form of Solvency Certificate
Schedule 5.2(b)	Form of Officer’s Compliance Certificate
Schedule 5.10	Form of Joinder Agreement
Schedule 6.1(b)	Indebtedness
Schedule 9.2	Lenders’ Lending Offices
Schedule 9.6(c)	Form of Commitment Transfer Supplement

     CREDIT AGREEMENT, dated as of June 18, 2004, among NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Borrower”), each of those Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to this Credit Agreement (collectively the “Lenders” and individually a “Lender”), BANK OF AMERICA, N.A., as syndication agent (the “Syndication Agent”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower in an aggregate amount of up to $325,000,000, as more particularly described herein; and
     WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Defined Terms.
     As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:
     “ABR Default Rate” shall have the meaning set forth in Section 2.9.
     “Account Designation Letter” shall mean the Notice of Account Designation Letter dated the Closing Date from the Borrower to the Administrative Agent in substantially the form attached hereto as Schedule 1.1(a).
     “Additional Credit Party” shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.
     “Additional Loan” shall have the meaning set forth in Section 2.5.

     “Administrative Agent” shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.
     “Affiliate” shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
     “Agents” shall mean the Administrative Agent and the Syndication Agent, collectively, and “Agent” shall mean either the Administrative Agent or the Syndication Agent, individually.
     “Agreement” or “Credit Agreement” shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.
     “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Wachovia at its principal office in Charlotte, North Carolina as its prime rate. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective at the opening of business on the date of such change.
     “Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.
     “Applicable Percentage” shall mean, for any day, the rate per annum set forth below opposite the applicable level then in effect, it being understood that the Applicable Percentage for (a) Revolving Loans that are LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Rate Margin for Revolving Loans and Letter of Credit Fee”, (b) the Letter of Credit Fee shall be the percentage set forth under the column “LIBOR Rate Margin for Revolving Loans and Letter of Credit Fee”, (c) Revolving Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column “Alternate Base Rate Margin for Revolving Loans”, (d) Tranche B Term Loans that are LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Rate Margin for Tranche B Term Loans”, (e) Tranche B Term Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column “Alternate Base Rate Margin for Tranche B Term Loans”, and (f) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”:

		LIBOR Rate
		Margin for	Alternate		Alternate
		Revolving	Base Rate	LIBOR Rate	Base Rate
		Loans and	Margin for	Margin for	Margin for
	Leverage	Letter of	Revolving	Tranche B	Tranche B	Commitment
Level	Ratio	Credit Fee	Loans	Term Loans	Term Loans	Fee
I	< 2.00 to 1.0	1.25%	0.25%	2.00%	1.00%	0.25%
II	≥ 2.00 to 1.0 but < 2.50 to 1.0	1.50%	0.50%	2.00%	1.00%	0.375%
III	≥ 2.50 to 1.0 but < 3.00 to 1.0	1.75%	0.75%	2.00%	1.00%	0.375%
IV	≥ 3.00 to 1.0 but < 3.50 to 1.0	2.00%	1.00%	2.00%	1.00%	0.50%
V	≥ 3.50 to 1.0	2.25%	1.25%	2.00%	1.00%	0.50%
The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the first Business Day after the date on which the Administrative Agent has received from the Borrower the Compliance Certificate required to be delivered to the Administrative Agent in accordance with the provisions of Section 5.2(b) (each an “Interest Determination Date”). Subject to the last sentence of this definition, such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. Notwithstanding the foregoing, the initial Applicable Percentages shall be set at Level III until the first Interest Determination Date to occur after July 31, 2004. If the Borrower shall fail to provide a Compliance Certificate in accordance with the provisions of Section 5.2(b), the Applicable Percentage shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such Compliance Certificate to the Administrative Agent, be based on Level V until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio.
     “Approved Fund” shall mean, with respect to any Lender, any Fund that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arrangers” shall mean Wachovia Capital Markets, LLC and Banc of America Securities LLC, together with their successors and assigns.

     “Asset Disposition” shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of the Borrower or any Subsidiary whether by sale, lease, transfer or otherwise. The term “Asset Disposition” shall not include (a) the sale, lease or transfer of assets permitted by Section 6.5(a)(i) — (vii), (b) any Equity Issuance, (c) the sale, lease or transfer of assets by Building Systems de Mexico, S.A. de C.V. and (d) the lease of assets by a Credit Party to Building . Systems de Mexico, S.A. de C.V.; provided that such leases comply with the terms set forth in Section 6.5(a)(iv).
     “Attributable Indebtedness” shall mean, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
     “Bank of America” shall mean Bank of America, N.A.
     “Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
     “Bankruptcy Event” shall mean any of the events described in Section 7.1(e).
     “Borrower” shall have the meaning set forth in the first paragraph of this Credit Agreement.
     “Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.
     “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.
     “Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.
     “Capital Lease Obligations” shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.
     “Capital Stock” shall mean (i) in the case of a corporation, capital stock (whether voting or nonvoting and whether common or preferred), (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, any partnership interests (whether general or limited) of such partnership, (iv) in the case of a limited liability company, any membership interests of such company and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (ii) U.S. dollar denominated (or foreign currency fully hedged to U.S. dollar) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any State of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s, (vii) readily marketable tax-free municipal bonds of a domestic issuer rated Aaa by Moody’s, or AAA by S&P, and maturing within one year from the date of issuance (and investments in mutual funds investing primarily in those bonds) and (viii) demand deposit accounts maintained in the ordinary course of business.
     “Change of Control” shall mean the occurrence of any of the following events: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over, Voting Stock (or other securities convertible into such Voting Stock) or economic interests of the Borrower representing 20% or more of the combined voting power of the Voting Stock of the Borrower, or (b) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934.
     “Closing Date” shall mean the date of this Credit Agreement.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

     “Collateral” shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents and any other collateral that may from time to time secure the Credit Party Obligations.
     “Commitment” shall mean the Revolving Commitment, the LOC Commitment, the Tranche B Term Loan Commitment and the Swingline Commitment, individually or collectively, as appropriate.
     “Commitment Fee” shall have the meaning set forth in Section 2.6(a).
     “Commitment Percentage” shall mean the Revolving Commitment Percentage and/or the Tranche B Term Loan Commitment Percentage, as appropriate.
     “Commitment Period” shall mean (a) with respect to Revolving Loans, the period from and including the Closing Date to but excluding the Revolving Commitment Termination Date and (b) with respect to Letters of Credit, the period from and including the Closing Date to but excluding the date that is 30 days prior to the Revolving Commitment Termination Date.
     “Commitment Transfer Supplement” shall mean a Commitment Transfer Supplement, in substantially the form of Schedule 9.6(c).
     “Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.
     “Compliance Certificate” shall have the meaning set forth in Section 5.2(b)
     “Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.
     “Consolidated Capital Expenditures” shall mean, for any period, the sum of the aggregate of any expenditures by the Borrower or any Subsidiary during such period for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements of such Person as property, equipment or improvements, fixed assets, or a similar type of capital asset in accordance with GAAP, excluding, however, without duplication, (a) any such asset acquired in a Permitted Acquisition, (b) any such expenditure, or portion thereof, to the extent funded (i) with the cash proceeds of any Disposition made pursuant to Section 6.5 or (ii) with the cash proceeds of a Recovery Event, and (c) with respect to any such expenditure by Building Systems de Mexico, S.A. de C.V., (i) the portion thereof, if any, funded with the proceeds of a concurrent loan or capital contribution by any shareholder of Building Systems de Mexico, S.A. de C.V. other than Borrower or any Subsidiary of Borrower and (ii) forty-nine percent (49%) of any such expenditure, or portion thereof, that is funded by Building Systems de Mexico, S.A. de C.V. other than from the proceeds of concurrent loans or capital contributions from its shareholders;

provided that the foregoing clause (c) shall be ineffective on and after the date any Credit Party, individually or in the aggregate, owns more than 51% of the Capital Stock of Building Systems de Mexico, S.A. de C.V.
     “Consolidated EBITDA” shall mean, for any period, for the Borrower and its Subsidiaries, on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income for such period, plus (b) without duplication and to the extent deducted in determining Consolidated Net Income for any period, (i) Consolidated Interest Expense for such period, plus (ii) federal, state, local and foreign income taxes for such period, plus (iii) depreciation and amortization expenses for such period, plus (iv) non-cash contributions during such period to 401(k) and other employee benefit plans, plus (v) non-cash restructuring charges during such period plus (vi) the transaction costs and expenses incurred in connection with this Credit Agreement plus (vii) the premium paid with respect to the prepayment of the Senior Subordinated Notes in an amount not to exceed $5,800,000, plus (viii) the non-cash write-off of the remaining deferred financing costs related to the Existing Credit Agreement and the Senior Subordinated Notes in an amount not to exceed $4,100,000; provided, however, in no event shall the (y) non-cash contributions referred to in subsection (b)(iv) above exceed $7,500,000 in aggregate amount during any four consecutive fiscal quarter period and (z) non-cash charges referred to in subsection (b)(v) above exceed $5,000,000 in an aggregate amount during any four consecutive fiscal quarter period. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.
     “Consolidated Funded Debt” shall mean, on any date of calculation, Funded Debt of the Borrower and its Subsidiaries on a Consolidated basis.
     “Consolidated Interest Expense” shall mean, for any period, for the Borrower and its Subsidiaries, on a consolidated basis, total interest expense, whether paid or accrued (including the interest component of Capital Leases), including, without limitation, all commitment fees, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts, but excluding, however, amortization of debt issuance costs, all as determined in conformity with GAAP. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.
     “Consolidated Net Income” shall mean, for any period, the net income (excluding extraordinary losses and gains and excluding all non-recurring non-cash income and non-cash expense, in each case net of taxes as demonstrated by the Borrower to the Administrative Agent in reasonable detail) of the Borrower and its Subsidiaries on a Consolidated basis for such period. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.
     “Continuing Directors” shall mean the directors of the Borrower on the Closing Date and each other director, if in each case such other director’s nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

     “Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.
     “Copyright Licenses” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right under any Copyright, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.
     “Copyrights” shall mean all copyrights of the Credit Parties and their Subsidiaries in all works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.16 and all renewals thereof.
     “Credit Documents” shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, LOC Documents and the Security Documents.
     “Credit Party” shall mean any of the Borrower and the Guarantors.
     “Credit Party Obligations” shall mean, without duplication, (i) all of the obligations, indebtedness and liabilities of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents, including principal, interest, fees, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) solely for purposes of the Security Documents and the Guaranty, all liabilities and obligations, whenever arising, owing from any Credit Party or any of their Subsidiaries to any Hedging Agreement Provider arising under any Secured Hedging Agreement permitted pursuant to Section 6.1(d).
     “Debt Issuance” shall mean the issuance of any Indebtedness for borrowed money by the Credit Parties or any of their Subsidiaries (excluding (i) any Equity Issuance, (ii) any Indebtedness the proceeds of which are used as consideration for a Permitted Acquisition and (iii) any Indebtedness of the Credit Parties and their Subsidiaries permitted to be incurred pursuant to Section 6.1(a)-(e), 6.1(g) and 6.1(h) hereof).
     “Default” shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.
     “Defaulting Lender” shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the terms of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof and such default remains uncured, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement and such default remains uncured, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.
     “Dollars” and “$” shall mean dollars in lawful currency of the United States of America.
     “Domestic Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s Domestic Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender (within the United States) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.
     “Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions of, by or with any Governmental Authority relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Equity Issuance” shall mean any issuance by any Credit Party or any Subsidiary to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term “Equity Issuance” shall not include (i) any Asset Disposition, (ii) any Debt Issuance, (iii) or any issuance of shares of Capital Stock of the Borrower as consideration for a Permitted Acquisition or the proceeds of which are used as consideration for a Permitted Acquisition within the time periods set forth in Section 2.8 or (iv) shares of the Borrower’s Capital Stock issued as restricted stock awards or otherwise pursuant to the exercise or fulfillment of options, warrants or awards or pursuant to the Borrower’s Stock Option Plan, the 2003 Long-Term Stock Incentive Plan and any similar plan adopted by the Borrower in replacement thereof or in addition thereto, each as may be amended, modified or supplemented from time to time .
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     “Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.
     “Excess Cash Flow” shall mean, for any period, for the Borrower and its Subsidiaries, on a consolidated basis, an amount equal to (without duplication) the sum of (a) Consolidated EBITDA for such period, minus (b) actual Consolidated Capital Expenditures for such period, minus (c) Consolidated Interest Expense for such period, minus (d) federal, state, local and foreign income taxes paid in cash for such period, minus (e) scheduled payments and voluntary prepayments of Indebtedness (excluding prepayments of the Revolving Loans unless they result in a pro rata reduction of the Revolving Committed Amount) during such period, minus (f) Restricted Payments made hereunder during such period, minus (g) any increases in Working Capital for such period, plus (h) any decreases in Working Capital for such period, minus (i) the non-financed cash portion of the consideration paid for any Permitted Acquisition paid during such period.
     “Existing Credit Agreement” shall mean that certain Credit Agreement dated as of September 13, 2002, as amended, restated, supplemented or otherwise modified, by and among the Borrower, the guarantors party thereto, Wachovia Bank, National Association, Bank of America, N.A. and the other lenders party thereto.
     “Existing Letter of Credit” shall mean each of the letters of credit described by date of issuance, amount, purpose and the date of expiry on Schedule 1.1(b) hereto.
     “Extension of Credit” shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.
     “Federal Funds Effective Rate” shall have the meaning set forth in the definition of “Alternate Base Rate”.
     “Fee Letter” shall mean the letter agreement dated May 5, 2004, addressed to the Borrower from Wachovia, Bank of America and the Arrangers, as amended, modified or otherwise supplemented.
     “Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.
     “Fronting Fee” shall have the meaning set forth in Section 2.6(b).
     “Fund” shall mean any trust, limited or general partnership, limited liability company, corporation or other limited purpose entity that invests in loans.
     “Funded Debt” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the following (without duplication):
     (a) obligations for borrowed money and all obligations evidenced by bonds,

debentures, notes, loan agreements or other similar instruments;
     (b) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations;
     (c) obligations in respect of any Redeemable Stock;
     (d) any direct or contingent obligations arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments;
     (e) all obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business or accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse;
     (f) net obligations under any Hedging Agreement;
     (g) Guaranty Obligations with respect to obligations of the type specified in subsections (a) through (f) above of Persons other than the Borrower or any of its Subsidiaries; and
     (h) all Indebtedness of the types referred to in subsections (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.
     “GAAP” shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 5.9, to the provisions of Section 1.3.
     “Government Acts” shall have the meaning set forth in Section 2.19.
     “Governmental Approvals” shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
     “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     “Guarantor” shall have the meaning set forth in the first paragraph of this Credit Agreement.
     “Guaranty” shall mean the guaranty of the Guarantors set forth in Article X.
     “Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.
     “Hedging Agreement Provider” shall mean any Person that enters into a Secured Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 6.1(d) to the extent such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Secured Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement.
     “Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.
     “Immaterial Subsidiary” shall mean any Domestic Subsidiary that (a) has assets with a book value of less than or equal to $1,000,000 and (b) does not have any Indebtedness outstanding.
     “Incremental Facility” shall have the meaning set forth in Section 2.5.
     “Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all Capital Lease Obligations of such Person, (i) all net obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal portion of all Synthetic Lease Obligations of such Person and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.
     “Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.
     “Intellectual Property” shall mean the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of the Credit Parties and their Subsidiaries, all goodwill associated therewith and all rights to sue for infringement thereof.
     “Interest Coverage Ratio” shall mean, with respect to the Borrower and its Subsidiaries on a Consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Borrower and its Subsidiaries, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
     “Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, (i) each three (3) month anniversary following the first day of such Interest Period and (ii) the last day of such Interest Period.
     “Interest Period” shall mean, with respect to any LIBOR Rate Loan,
     (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

     (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:
     (A) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
     (B) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;
     (C) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;
     (D) no Interest Period in respect of any Loan shall extend beyond the applicable Maturity Date and, further with regard to the Tranche B Term Loans, no Interest Period shall extend beyond any principal amortization payment date unless the portion of such Tranche B Term Loan consisting of Alternate Base Rate Loans together with the portion of such Tranche B Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and
     (E) no more than fifteen (15) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.
     “Investment” shall mean (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business or in connection with contracts for goods and services in the ordinary course of its business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.
     “Issuing Lender” shall mean (a) with respect to the Existing Letters of Credit, Bank of America and (b) with respect to any Letter of Credit other than the Existing Letters of Credit, Wachovia.
     “Issuing Lender Fees” shall have the meaning set forth in Section 2.6(c).
     “Joinder Agreement” shall mean a Joinder Agreement in substantially the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.
     “Lender” shall have the meaning set forth in the first paragraph of this Credit Agreement.
     “Letters of Credit” shall mean (a) any letter of credit issued by the Issuing Lender pursuant to the terms hereof and (b) any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.
     “Letter of Credit Fee” shall have the meaning set forth in Section 2.6(b).
     “Leverage Ratio” shall mean the ratio of (i) Consolidated Funded Debt to (ii) Consolidated EBITDA.
     “LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.
     “LIBOR Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.
     “LIBOR Rate” shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage
     “LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.
     “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).
     “Loan” shall mean a Revolving Loan, a Swingline Loan and/or the Tranche B Term Loan, as appropriate.
     “LOC Commitment” shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender that has a Revolving Commitment, the commitment of such Lender to purchase Participation Interests in the Letters of Credit up to such Lender’s LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.
     “LOC Committed Amount” shall have the meaning set forth in Section 2.3(a).
     “LOC Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.
     “LOC Obligations” shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding (including any Existing Letters of Credit), assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.
     “Mandatory LOC Borrowing” shall have the meaning set forth in Section 2.3(e).
     “Mandatory Swingline Borrowing” shall have the meaning set forth in Section 2.4(b)(ii).

     “Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, assets or condition (financial or otherwise) of the Borrower or of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Borrower or of the Credit Parties and their Subsidiaries, taken as a whole, to perform its or their obligations, as applicable, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.
     “Material Contract” shall mean any contract, agreement, permit or license, written or oral, of the Credit Parties or any of their Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.
     “Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
     “Maturity Date” shall mean (a) with respect to the Tranche B Term Loan, the Tranche B Term Loan Maturity Date and (b) with respect to the Revolving Loans and Swingline Loans, the Revolving Commitment Termination Date.
     “Mexico Acquisition” shall mean the acquisition of all of the outstanding Voting Stock of Building Systems de Mexico, S.A. de C.V. not owned by the Borrower on the date of this Agreement; provided that (i) no Default or Event of Default shall then exist or would exist after giving effect thereto, (ii) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the acquisition on a pro forma basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 and (iii) the Administrative Agent, on behalf of the Lenders, shall have received a 65% (or such higher percentage that would not result in a material adverse tax consequence) pledge of the Capital Stock of Building Systems de Mexico, S.A. de C.V.
     “Moody’s” shall mean Moody’s Investors Service, Inc.
     “Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Net Cash Proceeds” shall mean the aggregate cash proceeds received by the Borrower or any Subsidiary in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Recovery Event, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions, in each case payable to non-Affiliates) associated therewith, (b) amounts held in escrow to be applied as part of the purchase price of any Asset Disposition, (c) taxes paid or payable by a Credit Party as a result thereof, (d) the amount paid or payable in respect of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Credit Party Obligations) that is secured by a Lien on the asset in question, if any, to the extent required to be paid and (e) the amount of any reserve reasonably maintained by the Borrower and its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which such event is consummated (with any unused portion of such reserve to constitute Net Cash Proceeds on the date upon which the indemnification obligations terminate or such reserve is reduced other than in connection with a payment); it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Asset Disposition, Equity Issuance, Debt Issuance or Recovery Event and any cash released from escrow as part of the purchase price in connection with any Asset Disposition.
     “Note” or “Notes” shall mean the Revolving Notes, the Swingline Note and/or the Tranche B Term Notes, collectively, separately or individually, as appropriate.
     “Notice of Borrowing” shall mean a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i) or a Swingline Loan borrowing pursuant to Section 2.4(b)(i), as appropriate. A Form of Notice of Borrowing is attached as Schedule 2.1(b)(i).
     “Notice of Conversion” shall mean the written notice of extension or conversion as referenced and defined in Section 2.10.
     “Obligations” shall mean, collectively, Loans and LOC Obligations.
     “Participant” shall have the meaning set forth in Section 9.6(b).
     “Participation Interest” shall mean a participation interest purchased by a Revolving Lender in LOC Obligations as provided in Section 2.3(c) and in Swingline Loans as provided in Section 2.4.
     “Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.16 to the Credit Agreement.
     “Patents” shall mean all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement, and (ii) all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.
     “Patriot Act” shall have the meaning set forth in Section 9.18.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     “Permitted Acquisition” shall mean (a) the Mexico Acquisition and (b) an acquisition or any series of related acquisitions by a Credit Party of (i) all or substantially all of the assets or a majority of the outstanding Voting Stock or economic interests of a Person that is incorporated, formed or organized in the United States or (ii) any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 6.4 hereof, so long as (A) no Default or Event of Default shall then exist or would exist after giving effect thereto, (B) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the acquisition on a pro forma basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 and (C) the Administrative Agent, on behalf of the Lenders, shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest (subject to Permitted Liens) in all Collateral (including, without limitation, Capital Stock) acquired with respect to the Target in accordance with the terms of Sections 5.10 and 5.12 and the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 5.10.
     “Permitted Investments” shall mean:
     (i) cash and Cash Equivalents;
     (ii) Investments set forth on Schedule 1.1(c);
     (iii) receivables owing to the Credit Parties or any of their Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
     (iv) Investments in and loans to any Credit Party by any other Credit Party;
     (v) loans to employees and advances to employees and directors (to the extent such advances to directors comply with the Sarbanes-Oxley Act of 2002) in an aggregate amount not to exceed $1,000,000 at any time outstanding;
     (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
     (vii) Investments, acquisitions or transactions permitted under Section 6.5(b); and
     (viii) additional loan advances and/or Investments in an aggregate amount not to exceed $10,000,000 at any time outstanding.

     “Permitted Liens” shall mean:
     (i) Liens created by or otherwise existing under or in connection with this Credit Agreement or the other Credit Documents in favor of the Lenders;
     (ii) Liens in favor of a Hedging Agreement Provider in connection with a Secured Hedging Agreement, but only if such Hedging Agreement Provider and the Administrative Agent, on behalf of the Lenders, shall share pari passu in the collateral subject to such Liens;
     (iii) Liens securing purchase money indebtedness and Capital Lease Obligations (and refinancings thereof) to the extent permitted under Section 6.1(c); provided, that (A) any such Lien attaches to such property concurrently with or within 30 days after the acquisition thereof and (B) such Lien attaches solely to the property so acquired in such transaction;
     (iv) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);
     (v) statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;
     (vi) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;
     (vii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (viii) easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);
     (x) Liens on the assets of any entity existing at the time such assets are acquired by the Borrower or any Subsidiary, whether by merger, consolidation, purchase of assets or otherwise so long as (i) such Liens (A) are not created, incurred or assumed in contemplation of such assets being acquired by the Borrower or any Subsidiary, and (B) do not extend to any other assets of the Borrower or any Subsidiary; and (ii) the amount of Indebtedness secured by all such Liens shall not exceed $15,000,000 in aggregate principal amount at any time; and
     (xi) Liens existing on the Closing Date and set forth on Schedule 1.1(d); provided that no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and improvements thereon and (b) the principal amount of the Indebtedness secured by such Lien shall not be increased.
     “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
     “Plan” shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Pledge Agreement” shall mean the Pledge Agreement dated as of the Closing Date given by the Borrower and the Guarantors to the Administrative Agent, for the benefit of the Lenders, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.
     “Prime Rate” shall have the meaning set forth in the definition of Alternate Base Rate.
     “Purchasing Lenders” shall have the meaning set forth in Section 9.6(c).
     “Recovery Event” shall mean the receipt by the Credit Parties or any of their Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets other than obsolete property or assets no longer used or useful in the business of the Credit Parties or any of their Subsidiaries.
     “Redeemable Stock” shall mean any Capital Stock of the Borrower or any of its Subsidiaries which prior to the date which is six months after the Tranche B Term Loan Maturity

Date may be (a) mandatorily redeemable, (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness.
     “Register” shall have the meaning set forth in Section 9.6(d).
     “Reimbursement Obligation” shall mean the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.3(d) for amounts drawn under Letters of Credit.
     “Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.
     “Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. §4043.
     “Required Lenders” shall mean Lenders holding in the aggregate more than 50% of the sum of (i) all Revolving Loans and LOC Obligations then outstanding at such time plus the aggregate unused Revolving Commitments at such time (treating for purposes hereof in the case of LOC Obligations, in the case of the Issuing Lender and the Swingline Lender, only the portion of the LOC Obligations of the Issuing Lender and Swingline Loans of the Swingline Lender which are not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Issuing Lender and the Swingline Lender, the Participation Interests of such Lenders in LOC Obligations and the Swingline Loans hereunder as direct Obligations) and (ii) the principal amount of the Tranche B Term Loan then outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.
     “Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Responsible Officer” shall mean, as to (a) the Borrower, the chief executive officer, president, the chief financial officer or treasurer or (b) any other Credit Party, any duly authorized officer thereof.
     “Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of a Credit Party, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Credit Parties or any of their Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Credit Parties or any of their Subsidiaries, now or hereafter outstanding (excluding any stock appreciation payments or payments in lieu of issuance of Capital Stock made pursuant to the Borrower’s 2003 Long-Term Stock Incentive Plan, as may be amended, modified or supplemented from time to time), (d) any payment, prepayment, redemption or similar payment with respect to the Subordinated Debt of any Credit Party or any of its Subsidiaries and (e) the payment by any Credit Party of any management or consulting fee to any Person or of any salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such salary, bonus or other form of compensation is not included in the corporate overhead of such Credit Party.
     “Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the Revolving Committed Amount.
     “Revolving Commitment Percentage” shall mean, for each Revolving Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a) or in the Register, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).
     “Revolving Commitment Termination Date” shall mean the date that is five (5) years from the Closing Date.
     “Revolving Committed Amount” shall have the meaning set forth in Section 2.1(a).
     “Revolving Lender” shall mean, as of any date of determination, a Lender holding a Revolving Commitment on such date.
     “Revolving Loan” shall have the meaning set forth in Section 2.1.
     “Revolving Note” or “Revolving Notes” shall mean the promissory notes of the Borrower provided pursuant to Section 2.1(e) in favor of each of the Revolving Lenders evidencing the Revolving Loans, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.
     “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
     “Secured Hedging Agreement” shall mean any Hedging Agreement between a Credit Party and a Hedging Agreement Provider, as amended, modified, supplemented, extended or restated from time to time.

     “Security Agreement” shall mean the Security Agreement dated as of the Closing Date given by the Borrower and the Guarantors to the Administrative Agent, for the benefit of the Lenders, as amended, modified or supplemented from time to time in accordance with its terms.
     “Security Documents” shall mean the Security Agreement, the Pledge Agreement and such other documents, agreements and instruments executed and delivered and/or filed in connection with the attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements and patent, trademark and copyright filings.
     “Senior Funded Debt” shall mean, as of any date of determination, with respect to any Person, all Consolidated Funded Debt (including, without limitation, the Obligations hereunder) that is not subordinated in right of payment to the Credit Party Obligations.
     “Senior Leverage Ratio” shall mean the ratio of (i) Senior Funded Debt to (ii) Consolidated EBITDA.
     “Senior Subordinated Notes” shall mean the Indebtedness of the Borrower, issued pursuant to that certain Indenture, dated as of May 5, 1999, by and between the Borrower and The Bank of New York (as successor in interest to Harris Trust Company of New York), and maturing May 5, 2009.
     “Single Employer Plan” shall mean any Plan that is not a Multiemployer Plan.
     “Specified Sales” shall mean (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and (b) the sale, transfer or other disposition of cash or Cash Equivalents into cash or other Cash Equivalents.
     “Subordinated Debt” shall mean any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations and contains subordination and other terms acceptable to the Administrative Agent, including, without limitation, the debt evidenced by the Senior Subordinated Notes.
     “Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
     “Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.4(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.
     “Swingline Committed Amount” shall mean the amount of the Swingline Lender’s Swingline Commitment as specified in Section 2.4(a).
     “Swingline Lender” shall mean Wachovia and any successor swingline lender.
     “Swingline Loan” shall have the meaning set forth in Section 2.4(a).
     “Swingline Note” shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.4(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.
     “Syndication Agent” shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.
     “Synthetic Lease Obligation” shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Tax Exempt Certificate” shall have the meaning set forth in Section 2.18.
     “Taxes” shall have the meaning set forth in Section 2.18.
     “Term Loan Lender” shall mean, as of any date of determination, any Lender that holds a portion of the outstanding Tranche B Term Loan on such date.
     “Ticking Fee” shall have the meaning set forth in Section 2.6(e).
     “Ticking Fee Payment Date” shall have the meaning set forth in Section 2.6(e).
     “Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.
     “Trademarks” shall mean all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement, and (ii) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.16.
     “Tranche” shall mean the collective reference to (a) LIBOR Rate Loans whose Interest Periods begin and end on the same day and (b) Alternate Base Rate Loans made on the same day. A Tranche with respect to LIBOR Rate Loans may sometimes be referred to as a “Eurodollar Tranche”.
     “Tranche B Term Loan” shall have the meaning set forth in Section 2.2(a).
     “Tranche B Term Loan Commitment” shall mean, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make its portion of the Tranche B Term Loan in a principal amount equal to such Term Loan Lender’s Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount (and for purposes of making determinations of Required Lenders hereunder after the Closing Date, the principal amount outstanding on the Tranche B Term Loan).
     “Tranche B Term Loan Commitment Percentage” shall mean, for any Term Loan Lender, the percentage identified as its Tranche B Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6.
     “Tranche B Term Loan Committed Amount” shall have the meaning set forth in Section 2.2(a).
     “Tranche B Term Loan Funding Date” shall mean the date upon which all the conditions precedent to the funding of the Tranche B Term Loans (including, without limitation, the requirements set forth in Sections 2.2, 4.1 and 4.3) shall have been satisfied; provided, that the Tranche B Term Loan Funding Date shall occur no later than sixty (60) days after the Closing Date.
     “Tranche B Term Loan Maturity Date” shall mean the date that is six (6) years from the Closing Date.
     “Tranche B Term Note” or “Tranche B Term Notes” shall mean the promissory notes of the Borrower in favor of each of the Term Loan Lenders evidencing the portion of the Tranche B Term Loan provided pursuant to Section 2.2(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.
     “Transfer Effective Date” shall have the meaning set forth in each Commitment Transfer Supplement.
     “Type” shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

     “Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote may be or have been suspended by the happening of such a contingency.
     “Wachovia” shall mean Wachovia Bank, National Association, a national banking association.
     “Working Capital” shall mean, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the remainder of (a) accounts receivable, inventory and prepaid expenses minus (b) accounts payable and other accrued expenses including compensation, benefits and taxes.
     Section 1.2 Other Definitional Provisions.
     (a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.
     (b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.
     (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     Section 1.3 Accounting Terms.
     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited Consolidated financial statements of the Borrower delivered to the Administrative Agent; provided that, if the Borrower notifies the Administrative Agent that it wishes to amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.9 for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.
     The Borrower shall deliver to the Administrative Agent at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.
     For purposes of computing the financial covenants set forth in Section 5.9 for any applicable test period, any Permitted Acquisition or permitted sale of assets (including a stock sale) shall have been deemed to have taken place as of the first day of such applicable test period.
     Section 1.4 Time References.
     Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
ARTICLE II
THE LOANS; AMOUNT AND TERMS
     Section 2.1 Revolving Loans.
     (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender’s share of outstanding Revolving Loans plus such Revolving Lender’s Revolving Commitment Percentage of outstanding Swingline Loans plus such Revolving Lender’s Revolving Commitment Percentage of outstanding LOC Obligations (after giving effect to the concurrent reduction, if any, in outstanding Swingline Loans and/or outstanding LOC Obligations to be effected by application of the proceeds of Revolving Loans) shall not exceed such Revolving Lender’s Revolving Commitment Percentage of the Revolving Committed Amount and (ii) with regard to the Revolving Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations (after giving effect to the concurrent reduction, if any, in outstanding Swingline Loans and/or outstanding LOC Obligations to be effected by application of the proceeds of Revolving Loans) shall not exceed the Revolving Committed Amount then in effect. For purposes hereof, the aggregate amount available hereunder shall be ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.7, the “Revolving Committed Amount”). Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, the Revolving Loans made on the Closing Date and on the two Business Days immediately following the Closing Date shall bear interest at the Alternate

Base Rate. LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.
     (b) Revolving Loan Borrowings.
     (i) Notice of Borrowing. The Borrower may request a Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax) to the Administrative Agent not later than 11:00 A.M. on the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (2) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender’s share thereof.
     (ii) Minimum Amounts. Each Revolving Loan that is made as an Alternate Base Rate Loan shall be in a minimum aggregate amount of $500,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less) other than with respect to payments of reimbursement obligations in accordance with Section 2.3(d) and with respect to repayments of Swingline Loans in accordance with Section 2.4(b)(ii), each of which may be in the amount of the reimbursement obligation being paid or of Swingline Loan being repaid. Each Revolving Loan that is made as a LIBOR Rate Loan shall be in a minimum aggregate amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).
     (iii) Advances. Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, upon reasonable advance notice by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.
     (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Commitment Termination Date, unless accelerated sooner pursuant to Section 7.2.
     (d) Interest. Subject to the provisions of Section 2.9(b), Revolving Loans shall bear interest as follows:
     (i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and
     (ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.
     Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.
     (e) Revolving Notes. The Borrower’s obligation to pay each Revolving Lender’s Revolving Loans shall be evidenced, upon such Revolving Lender’s request, by a Revolving Note made payable to such Lender in substantially the form of Schedule 2.1(e).
     Section 2.2 Tranche B Term Loan.
     (a) Tranche B Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Term Loan Lender severally agrees to make available to the Borrower on the Tranche B Term Loan Funding Date such Term Loan Lender’s Tranche B Term Loan Commitment Percentage of a term loan in Dollars (the “Tranche B Term Loan”) in the aggregate principal amount of TWO HUNDRED MILLION DOLLARS ($200,000,000) (the “Tranche B Term Loan Committed Amount”) for the purposes hereinafter set forth. The Tranche B Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request. LIBOR Rate Loans shall be made by each Term Loan Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office. Amounts repaid or prepaid on the Tranche B Term Loan may not be reborrowed.
     (b) Repayment of Tranche B Term Loan. The principal amount of the Tranche B Term Loan shall be repaid in twenty-four (24) consecutive quarterly installments (as reduced pursuant to Section 2.8) as follows:

Principal Amortization	Tranche B Term Loan
Payment Date	Principal Amortization Payment
November 1, 2004	$500,000
February 1, 2005	$500,000
May 1, 2005	$500,000
August 1, 2005	$500,000
November 1, 2005	$500,000
February 1, 2006	$500,000
May 1, 2006	$500,000
August 1, 2006	$500,000
November 1, 2006	$500,000
February 1, 2007	$500,000
May 1, 2007	$500,000
August 1, 2007	$500,000
November 1, 2007	$500,000
February 1, 2008	$500,000
May 1, 2008	$500,000
August 1, 2008	$500,000
November 1, 2008	$500,000
February 1, 2009	$500,000
May 1, 2009	$500,000
August 1, 2009	$500,000
November 1, 2009	$500,000
February 1, 2010	$500,000
May 1, 2010	$500,000
Tranche B Term Loan Maturity Date	$188,500,000 or the remaining principal amount of the Tranche B Term Loan

     (c) Interest on the Tranche B Term Loan. Subject to the provisions of Section 2.9, the Tranche B Term Loan shall bear interest as follows:
     (i) Alternate Base Rate Loans. During such periods as the Tranche B Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and
     (ii) LIBOR Rate Loans. During such periods as the Tranche B Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.
     Interest on the Tranche B Term Loan shall be payable in arrears on each Interest Payment Date.
     (d) Tranche B Term Notes. The Borrower’s obligation to pay each Term Loan Lender’s Tranche B Term Loan shall be evidenced, upon such Term Loan Lender’s request, by a Tranche B Term Note made payable to such Lender in substantially the form of Schedule 2.2(d).
     Section 2.3 Letter of Credit Subfacility.
     (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, standby Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWENTY MILLION DOLLARS ($20,000,000) (the “LOC Committed Amount”), (ii) the sum of the aggregate amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not at any time exceed the Revolving Committed Amount then in effect, (iii) all Letters of Credit shall be denominated in U.S. Dollars and (iv) Letters of Credit shall be issued for any lawful corporate purposes, including in connection with workers’ compensation and other insurance programs. Except as otherwise expressly agreed upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit (other than the Existing Letters of Credit) may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is thirty (30) days prior to the Revolving Commitment Termination Date. Each Letter of Credit shall comply with the related LOC

Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $100,000. The Borrower’s reimbursement obligations in respect of each Existing Letter of Credit, and each Lender’s participation obligations in connection therewith, shall be governed by the terms of this Credit Agreement. Notwithstanding any term in this Credit Agreement or in the LOC Documents to the contrary, the Existing Letters of Credit shall not be renewed or extended beyond the applicable expiration dates in effect on the Closing Date.
     (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.
     (c) Participations. Each Revolving Lender, (i) on the Closing Date with respect to each Existing Letter of Credit and (ii) upon issuance of any other Letter of Credit (or upon a Person becoming a Revolving Lender hereunder), shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to and in accordance with the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.
     (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The

Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the ABR Default Rate. Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Mandatory LOC Borrowing in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Revolving Lender’s Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory LOC Borrowing”) shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender’s respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans on the day such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received, in each case notwithstanding (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Revolving Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory LOC Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Revolving Lender shall fail to fund its Participation Interest on the day the Mandatory LOC Borrowing would otherwise have occurred, then the amount of such Revolving Lender’s unfunded Participation Interest therein shall bear interest payable by such Revolving Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.
     (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.
     (g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the “UCP”), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.
     (h) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.3(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that, notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit.

     (i) Repayment in Respect of Participation Interests. At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Lender such Lender’s funded Participation Interest in such LOC Obligations in accordance with Section 2.3(e), if the Administrative Agent receives for the account of the Issuing Lender from the Borrower any payment in respect of such LOC Obligations, the Administrative Agent will distribute to such Lender its pro rata share of such payment made by the Borrower based on such Lender’s Revolving Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s payment on its Participation Interest was outstanding) in the same funds as those received by the Administrative Agent.
     Section 2.4 Swingline Loan Subfacility.
     (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”) for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the “Swingline Committed Amount”), and (ii) the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.
     (b) Swingline Loan Borrowings.
     (i) Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans available to the Borrower on any Business Day upon delivery of a Notice of Borrowing by the Borrower to the Administrative Agent not later than 2:00 P.M. on such Business Day. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and in integral amounts of $100,000 in excess thereof.
     (ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Revolving Commitment Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Revolving Commitment Termination Date, (B) the occurrence of any Bankruptcy Event, (C) upon acceleration of the Credit Party Obligations hereunder, whether on account of a Bankruptcy Event or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such

Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as “Mandatory Swingline Borrowing”). Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Swingline Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (1) the amount of Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (2) whether any conditions specified in Section 4.2 are then satisfied, (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory Swingline Borrowing, or (6) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith. In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Swingline Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.
     (c) Interest on Swingline Loans. Subject to the provisions of Section 2.9(b), Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.
     (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.4(d).

     (e) Repayments of Participations. At any time after any Lender has purchased and funded a risk participation in a Swingline Loan in accordance with clause (b) above, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender its pro rata share (based on its Revolving Commitment Percentage) of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swingline Lender
     Section 2.5 Incremental Facility.
     Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time and from time to time, to incur additional Indebtedness under this Credit Agreement in the form of one or more additional term loan facilities (each an “Incremental Facility”) by an aggregate amount of up to $100,000,000. The following terms and conditions shall apply to each Incremental Facility: (a) the loans made under any such Incremental Facility (each an “Additional Loan”) shall constitute Credit Party Obligations and will be secured and guaranteed with the other Loans on a pari passu basis, (b) the interest rate margin applicable to such Incremental Facility shall be the Applicable Percentage for the Tranche B Term Loan (c) the weighted average life and final maturity applicable to any such Incremental Facility shall be determined at the time such Incremental Facility is made available (provided that (i) such Incremental Facility shall mature no earlier than the Tranche B Term Loan Maturity Date and (ii) no greater than 5% of the Incremental Facility shall amortize prior to the date that is one year before the Tranche B Term Loan Maturity Date), (d) any such Incremental Facility shall be entitled to the same voting rights as the existing Loans and shall be entitled to receive proceeds of prepayments on the same basis as comparable Loans, (e) any such Incremental Facility shall be obtained from existing Lenders or from other banks, financial institutions or investment funds, in each case in accordance with the terms set forth below, (f) any such Incremental Facility shall be in a minimum principal amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof, (g) the proceeds of any Additional Loan will be used to finance capital expenditures and working capital and other general corporate purposes, including Permitted Acquisitions, (h) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied and (i) the Administrative Agent shall have received from the Borrower updated financial projections and an officer’s certificate, in each case in form and substance satisfactory to the Administrative Agent, demonstrating that, after giving effect to any such Incremental Facility, the Borrower will be in compliance with the financial covenants set forth in Section 5.9. Participation in any such Incremental Facility hereunder shall be offered first to each of the existing Lenders, but each such Lender shall have no obligation to provide all or any portion of such Incremental Facility. If the amount of the Incremental Facility requested by the Borrower shall exceed the commitments which the existing Lenders are willing to provide with respect to such Incremental Facility, then the Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent to join this Credit Agreement as Lenders hereunder for the portion of such Incremental Facility not taken by existing Lenders, provided that such other banks, financial institutions and investment funds shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request. The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any new Incremental Facility therein.
     Section 2.6 Fees.
     (a) Commitment Fee. In consideration of the Revolving Commitment, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a commitment fee (the “Commitment Fee”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Committed Amount. For purposes of computation of the Commitment Fee, LOC Obligations shall be considered usage but Swingline Loans shall not be considered usage of the Revolving Committed Amount. The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.
     (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a fee (the “Letter of Credit Fee”) equal to the Applicable Percentage for Revolving Loans that are LIBOR Rate Loans per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Borrower agrees to pay to the Issuing Lender, for its own account without sharing by the other Lenders, an additional fronting fee (the “Fronting Fee”) of one-eighth of one percent (0.125%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Letter of Credit Fee and the Fronting Fee shall each be payable quarterly in arrears on the last Business Day of each calendar quarter.
     (c) Issuing Lender Fees. In addition to the Letter of Credit Fees and Fronting Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).
     (d) Administrative Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.
     (e) Ticking Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the Term Loan Lenders, a ticking fee (the “Ticking Fee”) in an amount equal to 0.375% per annum on the aggregate amount of the Tranche B Term Loan Committed Amount (computed on the basis of the actual number of days elapsed over a 360-day year), which Ticking Fee shall accrue from the Closing Date to, and shall be payable in full to the Administrative Agent on, the earlier to occur of (i) the Tranche B Term Loan Funding Date and (ii) sixty (60) days after the Closing Date, regardless of whether the Tranche B Term Loan Funding Date actually occurs (the “Ticking Fee Payment Date”). With respect to any Person that becomes a Term Loan Lender in connection with the primary syndication of the Tranche B Term Loan, such Term Loan Lender shall be entitled to receive its pro rata share of the Ticking Fee for the period (A) from the Closing Date to the Ticking Fee Payment Date if such Person executes and delivers to the Administrative Agent a forward purchase confirmation, in form and substance satisfactory to the Administrative Agent, within seven (7) Business Days following the Closing Date, or (B) from the date such Person executes and delivers to the Administrative Agent a forward purchase confirmation (to the extent delivered on or after the eighth (8th) Business Day following the Closing Date), in form and substance satisfactory to the Administrative Agent, to the Ticking Fee Payment Date.
     Section 2.7 Commitment Reductions.
     (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the then outstanding aggregate principal amount of the outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations would exceed the Revolving Committed Amount then in effect.
     (b) Maturity Date. The Revolving Commitment, the LOC Commitment and the Swingline Commitment shall automatically terminate on the Revolving Commitment Termination Date, unless terminated sooner pursuant to Section 7.2.
     Section 2.8 Prepayments.
     (a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of LIBOR Rate Loans shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, and each partial prepayment of Base Rate Loans and/or a Swingline Loan shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof. The Borrower shall give three (3) Business Days’ irrevocable notice in the case of LIBOR Rate Loans and same-day irrevocable notice on any Business Day in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). To the extent that the Borrower elects to prepay the Tranche B Term Loans, amounts prepaid under this Section 2.8(a) shall be applied, first, to the immediately next-following four scheduled installments of principal payable with respect to the Tranche B Term Loans, in the order of their maturity, then to the remaining scheduled installments of principal payable with respect to the Tranche B Term Loans, in the inverse order of maturity, each such application to be made, first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.8(a) shall be subject to Section 2.17, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Revolving Loans and the Swingline Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Tranche B Term Loan may not be reborrowed.
     (b) Mandatory Prepayments.
     (i) Revolving Committed Amount. If at any time after the Closing Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall exceed the Revolving Committed Amount then in effect, the Borrower immediately shall prepay the Revolving Loans and Swingline Loans and (after all Revolving Loans and Swingline Loans have been repaid) cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess.
     (ii) Excess Cash Flow. Within ninety (90) days after the end of each fiscal year (commencing with the fiscal year ending October 29, 2005), the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an amount equal to the sum of (A) 50% of the Excess Cash Flow earned during such prior fiscal year minus (B) the aggregate amount of voluntary prepayments of the Term Loans made during such prior fiscal year pursuant to Section 2.8(a); provided, that if the Leverage Ratio is less than or equal to 2.50 to 1.0 as of the end of any fiscal year, the Borrower shall not be required to prepay the Loans and/or cash collateralize the LOC Obligations on account of the Excess Cash Flow earned during such prior fiscal year. Any payments of Excess Cash Flow shall be applied as set forth in clause (vii) below.
     (iii) Asset Dispositions. Promptly following any Asset Disposition (or related series of Asset Dispositions), the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds derived from such Asset Disposition (or related series of Asset Dispositions) (such prepayment to be applied as set forth in clause (vii) below); provided, however, that such Net Cash Proceeds shall not be required to be so applied (A) until the aggregate amount of Asset Dispositions in any fiscal year is equal to or greater than $250,000 and (B) to the extent the Borrower delivers to the Administrative Agent a certificate stating that it intends to use such Net Cash Proceeds to acquire fixed or capital assets (including fixed or capital assets acquired by reason of a Permitted Acquisition) which will become Collateral in replacement of the disposed assets within 180 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not reinvested within such 180 day period shall be applied to repay the Loans and/or cash collateralize the LOC Obligations immediately thereafter.
     (iv) Debt Issuances. Immediately upon receipt by any Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (vii) below); provided, however, that such Net Cash Proceeds shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent a certificate stating that it intends to use such Net Cash Proceeds to finance a Permitted Acquisition within 90 days (provided that (A) if during such 90 day period any Credit Party enters into a definitive purchase agreement or binding letter of intent with respect to a Permitted Acquisition and (B) if the Leverage Ratio as of the most recent fiscal quarter ended prior to such Debt Issuance is less than 3.0 to 1.0, then within 180 days) of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not used in connection with a Permitted Acquisition within such period shall be applied to repay the Loans and/or cash collateralize the LOC Obligations immediately thereafter.
     (v) Issuances of Equity. Immediately upon receipt by any Credit Party or any of its Subsidiaries of proceeds from any Equity Issuance, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (vii) below); provided, however, that such Net Cash Proceeds shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent a certificate stating that it intends to use such Net Cash Proceeds to finance a Permitted Acquisition within 90 days (provided that (A) if during such 90 day period any Credit Party enters into a definitive purchase agreement or binding letter of intent with respect to a Permitted Acquisition and (B) if the Leverage Ratio as of the most recent fiscal quarter ended prior to such Equity Issuance is less than 3.0 to 1.0, then within 180 days) of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not used in connection with a Permitted Acquisition within such period shall be applied to repay the Loans and/or cash collateralize the LOC Obligations immediately thereafter.
     (vi) Recovery Event. To the extent Net Cash Proceeds received in connection with any Recovery Event are not used to acquire fixed or capital assets in replacement of the assets subject to such Recovery Event within 180 days of the receipt of such Net Cash Proceeds, immediately following the 180th day occurring after the receipt of such Net Cash Proceeds, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds not so used (such prepayment to be applied as set forth in clause (vii) below); provided that the Net Cash Proceeds from Recovery Events in any fiscal year shall not be required to be so applied until the aggregate amount of such Net Cash Proceeds is equal to or greater than $250,000.
     (vii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.8(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 2.8(b)(i), (1) first to the outstanding Swingline Loans, (2) second to the outstanding Revolving Loans and (3) third, to a cash collateral account in respect of LOC Obligations and (B) with respect to all amounts prepaid pursuant to Sections 2.8(b)(ii) through (vi), (1) first to the Tranche B Term Loan (pro rata to the remaining amortization payments set forth in Section 2.2(b)); (2) second to outstanding Swingline Loans (without a corresponding permanent reduction in the Revolving Committed Amount), (3) third to the outstanding Revolving Loans (without a corresponding permanent reduction in the Revolving Committed Amount) and (4) fourth to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.8(b) shall be subject to Section 2.17 and be accompanied by interest on the principal amount prepaid through the date of prepayment.
     (c) Hedging Obligations Unaffected. Any repayment or prepayment made pursuant to this Section 2.8 shall not affect the Borrower’s obligation to continue to make payments under any Secured Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Secured Hedging Agreement.
     Section 2.9 Default Rate and Payment Dates.
     (a) If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.10 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.
     (b) (i) If all or a portion of the principal amount of any LIBOR Rate Loan shall not be paid when due, such overdue amount shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto plus 2%, until the end of the Interest Period applicable thereto, and thereafter at a rate per annum which is equal to the Alternate Base Rate plus the sum of the Applicable Percentage then in effect for Alternate Base Rate Loans and 2% (the “ABR Default Rate”) or (ii) if any interest payable on the principal amount of any Loan or any fee or other amount, including the principal amount of any Alternate Base Rate Loan, payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the ABR Default Rate, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment). Furthermore, upon the occurrence, and during the continuance, of any Event of Default hereunder, at the option of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate which is (A) in the case of principal, the rate that would otherwise be applicable thereto plus 2% or (B) in the case of interest, fees or other amounts, the ABR Default Rate (after as well as before judgment).
     (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (b) of this Section 2.9 shall be payable from time to time on demand.
     Section 2.10 Conversion Options.
     (a) The Borrower may, in the case of the Revolving Loans and the Tranche B Term Loan, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable written notice of such election. In addition, the Borrower may elect from time to time to convert LIBOR Rate Loans to Alternate Base Rate Loans by giving the Administrative Agent irrevocable written notice by 11:00 A.M. one Business Date prior to the proposed date of conversion. A form of Notice of Conversion is attached as Schedule 2.10. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. LIBOR Rate Loans may only be converted to alternate Base Rate Loans on the last day of the applicable Interest Period. If the date upon which a LIBOR Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan.
     (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.10(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

     Section 2.11 Computation of Interest and Fees.
     (a) Interest payable hereunder with respect to any Alternate Base Rate Loan based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.
     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.
     (c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.
     Section 2.12 Pro Rata Treatment and Payments.
     (a) Allocation of Payments Before Event of Default. Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Lenders. Each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.6, second, except as set forth in Section 2.8(a), to interest then due and owing hereunder and under the Notes and, third, to principal then due and owing hereunder and under the Notes. Each payment on account of any fees pursuant to Section 2.6 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Fronting Fees and the Issuing Lender Fees). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans and on the Tranche B Term Loan shall be applied to such Loans as directed by the Borrower or otherwise applied in accordance with the terms of Section 2.8(a) hereof. Each optional prepayment on account of principal of the Loans shall be applied in accordance with Section 2.8(a); provided, that prepayments made pursuant to Section 2.17 shall be applied in accordance with such Section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.8(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.18(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified on Section 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.
     (b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.9(b) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:
     FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;
     SECOND, to the payment of any fees owed to the Administrative Agent;
     THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;
     FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, including, with respect to any Secured Hedging Agreement, any fees, premiums and scheduled periodic payments due under such Secured Hedging Agreement and any interest accrued thereon;
     FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, including, with respect to any Secured Hedging Agreement, any breakage, termination or other payments due under such Hedging Agreement and any interest accrued thereon;
     SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and
     SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders and any Hedging Agreement Providers shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender or the outstanding obligations payable to such Hedging Agreement Provider bears to the aggregate then outstanding Loans, LOC Obligations and obligations payable under all Secured Hedging Agreements) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 2.12(b). Notwithstanding the foregoing terms of this Section 2.12(b), only Collateral proceeds and payments under the Guaranty shall be applied to obligations under any Secured Hedging Agreement.
     Section 2.13 Non-Receipt of Funds by the Administrative Agent.
     (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Effective Funds Rate.
     (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

     (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.13 shall be conclusive in the absence of manifest error.
     Section 2.14 Inability to Determine Interest Rate.
     Notwithstanding any other provision of this Credit Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.
     Section 2.15 Illegality.
     Notwithstanding any other provision of this Credit Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR

Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.
     Section 2.16 Requirements of Law.
     (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
     (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any participation therein or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);
     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or
     (iii) shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or the participations therein or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any additional amounts due and owing to the extent such Lender shall have failed to give notice to the Borrower within 90 days after such Lender became aware of the event or occurrence giving rise to such additional amounts. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens reasonably deemed by such Lender to be material.

(b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.
(c) The agreements in this Section 2.16 shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.
     Section 2.17 Indemnity.
     The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) the failure by the Borrower to pay the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) the failure of the Borrower to accept a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.
     Section 2.18 Taxes.
     (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.18(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental

Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note, except that the Borrower shall not be obligated to pay any such taxes, charges or similar levies that are incurred or payable by any Person in connection with any assignment referred to in Section 9.6(c), any participation referred to in Section 9.6(b) or any pledge or security interest referred to in Section 9.6(h). The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.
     (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (or successor forms) certifying such Lender’s entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY as set forth in clause (i) above, or (x) a certificate in substantially the form of Schedule 2.18 (any such certificate, a “Tax Exempt Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) certifying such Lender’s entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower’s request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary contained in Section

2.18(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.18(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.18(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.18, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.18(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.
     (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.
     (d) If the Borrower pays any additional amount pursuant to this Section 2.18 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower’s payments to such Lender pursuant to this Section 2.18, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.18 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.18 to the Borrower or any other party.

     (e) The agreements in this Section 2.18 shall survive the termination of this Credit Agreement and the payment of the Notes and all other amounts payable hereunder.
     Section 2.19 Indemnification; Nature of Issuing Lender’s Duties.
     (a) In addition to its other obligations under Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender and each Revolving Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender or such Revolving Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).
     (b) As between the Borrower and the Issuing Lender and each Revolving Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the Issuing Lender nor any Revolving Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender or any Revolving Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.
     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender or any Revolving Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender or such Revolving Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender and each Revolving Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government

Authority. The Issuing Lender and the Revolving Lenders shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender and the Revolving Lenders.
     (d) Nothing in this Section 2.19 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.3(d) hereof. The obligations of the Borrower under this Section 2.19 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender and the Revolving Lenders to enforce any right, power or benefit under this Credit Agreement.
     (e) Notwithstanding anything to the contrary contained in this Section 2.19, the Borrower shall have no obligation to indemnify the Issuing Lender or any Revolving Lender in respect of any liability incurred by the Issuing Lender or such Revolving Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender or such Revolving Lender), as determined by a court of competent jurisdiction or pursuant to arbitration.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, each of the Credit Parties hereby represents and warrants to the Administrative Agent and to each Lender that:
     Section 3.1 Financial Condition.
     (a) (i) The audited Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended 2001, 2002 and 2003, together with the related Consolidated statements of income or operations, equity and cash flows for the fiscal years ended on such dates, (ii) the unaudited Consolidated financial statements of the Borrower and its Subsidiaries for the six-month period ending on the last day of the month that ended immediately prior to the Closing Date, together with the related Consolidated statements of income or operations, equity and cash flows for the six-month period ending on such date and (iii) a pro forma balance sheet of the Borrower and its Subsidiaries, giving effect to the initial borrowings and the other transactions contemplated to occur on the Closing Date, as of the last day of the month that ended immediately prior to the date twenty (20) days prior to the Closing Date:
     (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

     (B) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof (subject, in the case of the unaudited financial statements, to normal year-end adjustments and the absence of footnotes) and results of operations for the period covered thereby; and
     (C) with respect to clause (a)(i) above, show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and contingent obligations.
     (b) The projections of the Borrower and its Subsidiaries delivered to the Administrative Agent on or prior to the Closing Date (consisting of balance sheets and statements of income and cash flows prepared on a quarterly basis through the first four complete fiscal quarters after the Closing Date and thereafter on an annual basis through 2010) have been prepared in good faith based upon reasonable assumptions.
     Section 3.2 No Change.
     Since November 1, 2003, there has been no development or event which has had or that the Borrower has reasonably concluded could be expected to have a Material Adverse Effect.
     Section 3.3 Corporate Existence.
     Each of the Credit Parties (a) is duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Credit Parties as of the Closing Date are organized and qualified to do business are described on Schedule 3.3.
     Section 3.4 Corporate Power; Authorization; Enforceable Obligations.
     Each of the Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by any of the Credit Parties (other than those which have been obtained or those with respect to which the Borrower has reasonably concluded that the failure to obtain could not reasonably be expected to have a Material Adverse Effect) or with the validity or enforceability of any Credit Document against any of the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the applicable Credit Party. Each

Credit Document to which it is a party constitutes a legal, valid and binding obligation of each such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     Section 3.5 Compliance with Laws; No Conflict; No Default.
     (a) The execution, delivery and performance by each Credit Party of the Credit Documents to which such Credit Party is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval (other than such Governmental Approvals that have been obtained or made and not subject to suspension, revocation or termination) or violate any Requirement of Law relating to such Credit Party, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, partnership agreement, operating agreement or other organizational documents of such Credit Party, any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Credit Documents.
     (b) Each Credit Party (i) (x) has all Governmental Approvals required by law for it to conduct its business, each of which is in full force and effect, (y) each such Governmental Approval is final and not subject to review on appeal and (z) each such Governmental Approval is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Requirements of Law relating to it or any of its respective properties, in each case except to the extent the failure to obtain such Governmental Approval or failure to comply with such Governmental Approval or Requirement of Law could not reasonably be expected to have a Material Adverse Effect. Each Credit Party possesses or has the right to use, all leaseholds, licenses, easements and franchises and all authorizations and other rights that are material to and necessary for the conduct of its business. Except to the extent noncompliance with the foregoing leaseholds, easements and franchises could not reasonably be expected to have a Material Adverse Effect, all of the foregoing are in full force and effect, and the Credit Parties are in substantial compliance with the foregoing without any known conflict with the valid rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Governmental Approval, leasehold, license, easement, franchise or other right, which termination or revocation could, individually or in the aggregate, reasonably be expected to have Material Adverse Effect, except that certain of the leasehold interests of the Credit Parties which, taken in the aggregate, may be material to the Credit Parties, are tenancies at will which may be terminated by the lessor thereunder at any time upon delivery of the requisite notice required by state law.

     (c) None of the Credit Parties is in default under or with respect to any of its of its Contractual Obligations, or any judgment, order or decree to which it is a party, in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
     Section 3.6 No Material Litigation.
     No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against any of them or against any of their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which the Borrower has reasonably concluded could be expected to have a Material Adverse Effect.
     Section 3.7 Investment Company Act; PUHCA.
     None of the Credit Parties (a) is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended or (b) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935.
     Section 3.8 Margin Regulations.
     No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Credit Parties (a) are not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all “margin stock” owned by the Credit Parties taken as a group does not exceed 25% of the value of their assets.
     Section 3.9 ERISA.
     Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower, nor any Subsidiary of the Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.
     Section 3.10 Environmental Matters.
     The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 3.11 Use of Proceeds.
     The proceeds of the Extensions of Credit shall be used (i) to refinance certain existing Indebtedness of the Borrower, (ii) to pay transaction costs and expenses associated with this Credit Agreement and (iii) for working capital, permitted capital expenditures and other general corporate purposes.
     Section 3.12 Subsidiaries.
     Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of the Borrower. Information on such Schedule includes the number of shares of each class of Capital Stock or other equity interests outstanding; the number and percentage of outstanding shares of each class of stock owned by the Credit Parties or any of their Subsidiaries; the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).
     Section 3.13 Ownership.
     Each of the Credit Parties is the owner of, and has good and marketable title to, all of its respective assets, which, together with assets leased or licensed by the Credit Parties, represents such assets individually or in the aggregate material to the conduct of the businesses of the Credit Parties, taken as a whole on the date hereof, and none of such assets is subject to any Lien other than Permitted Liens. Each Credit Party enjoys peaceful and undisturbed possession under all of its leases and all such leases are valid and subsisting and in full force and effect. The Credit Parties have delivered complete and accurate copies of all material leases to the Administrative Agent.

     Section 3.14 Indebtedness.
     Except as otherwise permitted under Section 6.1, the Credit Parties have no Indebtedness.
     Section 3.15 Taxes.
     Each of the Credit Parties has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Credit Parties is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.
     Section 3.16 Intellectual Property Rights.
     Each of the Credit Parties and their Subsidiaries owns, or has the legal right to use, all Intellectual Property necessary for each of them to conduct its business as currently conducted. Set forth on Schedule 3.16 is a list of all Intellectual Property owned by each of the Credit Parties and their Subsidiaries or that the Credit Parties or any of their Subsidiaries has the right to use. Except as disclosed in Schedule 3.16 hereto, (a) one or more of the Credit Parties has the right to use the Intellectual Property disclosed in Schedule 3.16 hereto in perpetuity and without payment of royalties, (b) all registrations with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees (except for such taxes and maintenance fees which are not yet delinquent) or the taking of any interest therein, held by any of the Credit Parties to maintain their validity or effectiveness, and (c) there are no restrictions on the direct or indirect transfer of any Contractual Obligation, or any interest therein, held by any of the Credit Parties in respect of such Intellectual Property. None of the Credit Parties is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property; no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor do the Credit Parties or any of their Subsidiaries know of any such claim; and, to the knowledge of the Credit Parties or any of their Subsidiaries, the use of such Intellectual Property by the Credit Parties or any of their Subsidiaries does not infringe on the rights of any Person. The Credit Parties have recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights, the Copyrights Royalty Tribunal or other Governmental Authority, all notices, statements of account, royalty fees and other documents and instruments required under the terms and conditions of any Contractual Obligation of the Credit Parties and/or under Title 17 of the United States Code and the rules and regulations issued thereunder (collectively, the “Copyright Act”), and are not liable to any Person for copyright infringement under the Copyright Act or any other law, rule, regulation, contract or license as a result of their business operations. Schedule 3.16 may be updated from time to time

     Section 3.17 Solvency.
     The fair saleable value of the assets of the Credit Parties and their respective Subsidiaries, taken as a whole and measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. None of the Credit Parties (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due. In executing the Credit Documents and consummating the transactions contemplated thereby, none of the Credit Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Credit Parties is or will become indebted.
     Section 3.18 Investments.
     All Investments of each of the Credit Parties are Permitted Investments.
     Section 3.19 Location of Collateral.
     Set forth on Schedule 3.19(a) is a list of the properties of the Credit Parties and their Subsidiaries with street address, county and state where located. Set forth on Schedule 3.19(b) is a list of all locations where any tangible personal property of the Credit Parties and their Subsidiaries is located, including county and state where located. Set forth on Schedule 3.19(c) is the chief executive office and principal place of business of each of the Credit Parties and their Subsidiaries. Schedule 3.19(a), 3.19(b) and 3.19(c) may be updated from time to time by the Borrower to include new properties or locations by giving written notice thereof to the Administrative Agent.
     Section 3.20 No Burdensome Restrictions.
     None of the Credit Parties is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     Section 3.21 Brokers’ Fees.
     None of the Credit Parties and their Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement and as set forth in the Fee Letter.

     Section 3.22 Labor Matters.
     There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Credit Parties as of the Closing Date, other than as set forth in Schedule 3.22 hereto, and none of the Credit Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth in Schedule 3.22 hereto.
     Section 3.23 Accuracy and Completeness of Information.
     All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Credit Parties in writing to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact now known to any of the Credit Parties which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein (including the Schedules attached hereto), in the financial statements of the Credit Parties furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by or on behalf of the Credit Parties to the Administrative Agent and/or the Lenders.
     Section 3.24 Material Contracts.
     Schedule 3.24 sets forth a complete and accurate list of all Material Contracts of the Credit Parties and their Subsidiaries in effect as of the Closing Date. Other than as set forth in Schedule 3.24, each such Material Contract is, and after giving effect to the transactions contemplated by the Credit Documents will be, in full force and effect in accordance with the terms thereof.
     Section 3.25 Insurance.
     The present insurance coverage of the Credit Parties and their Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.25 and such insurance coverage complies with the requirements set forth in Section 5.5(b).
     Section 3.26 Security Documents.
     The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently (or will be, upon the filing of appropriate financing statements in favor of the Administrative Agent, on behalf of the Lenders, and on the filing of appropriate termination statements with respect to Liens securing the obligations of the Credit Parties under the Existing Credit Agreement) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

     Section 3.27 Classification of Senior Indebtedness.
     The Credit Party Obligations constitute “Senior Indebtedness” and “Designated Senior Debt” under and as defined in any agreement governing any Subordinated Debt, including, without limitation, the Senior Subordinated Notes, and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.
     Section 3.28 Foreign Assets Control Regulations, Etc.
     Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. Neither any Credit Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Credit Parties (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.
ARTICLE IV
CONDITIONS PRECEDENT
     Section 4.1 Conditions to Closing Date.
     This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans, Tranche B Term Loan and the Swingline Loan on the Closing Date is subject to, the satisfaction of the following conditions precedent:
     (a) Execution of Credit Agreement and Credit Documents. The Administrative Agent shall have received (i) counterparts of this Credit Agreement, executed by a duly authorized officer of each party hereto, (ii) for the account of each Revolving Lender requesting a promissory note, a Revolving Note, (iii) for the account of the Swingline Lender, the Swingline Note, (iv) counterparts of the Security Agreement and the Pledge Agreement, in each case conforming to the requirements of this Credit Agreement and executed by duly authorized officers of the Credit Parties or other Persons, as applicable and (v) counterparts of any other Credit Document, executed by the duly authorized officers of the parties thereto.

     (b) Authority Documents. The Administrative Agent shall have received the following:
     (i) Articles of Incorporation; Partnership Agreement. Copies of the articles or certificate of incorporation or partnership or other charter documents, of each Credit Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its organization or formation.
     (ii) Resolutions. Copies of resolutions of the board of directors or other comparable governing body of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer, general partner or manager of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.
     (iii) Bylaws. A copy of the bylaws, partnership agreement or other operating agreement of each Credit Party certified by an officer, general partner or manager of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.
     (iv) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to the each Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which such Credit Party is qualified to do business and (ii) to the extent readily available, a certificate indicating payment of all corporate and other franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.
     (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary, general partner or manager to be true and correct as of the Closing Date.
     Each officer’s certificate delivered pursuant to this Section 4.1(b) shall be substantially in the form of Schedule 4.1(b) hereto.
     (c) Legal Opinions of Counsel. The Administrative Agent shall have received opinions from counsel to the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.
     (d) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:
     (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office and the jurisdiction of formation of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;
     (ii) UCC financing statements for each appropriate jurisdiction as is necessary, in the Agents’ discretion, to perfect the Administrative Agent’s security interest in the Collateral;
     (iii) searches of ownership of each Credit Party’s Intellectual Property in the appropriate governmental offices;
     (iv) such patent/trademark/copyright filings as requested by the Agents in order to perfect the Administrative Agent’s security interest in the Credit Parties’ Intellectual Property;
     (v) all stock certificates, if any, evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto;
     (vi) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in the Collateral;
     (vii) duly executed consents as are necessary, in the Agents’ discretion, to perfect the Lenders’ security interest in the Collateral; and
     (viii) in the case of any personal property Collateral located at premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords of such real property that the Borrower is able to obtain by using its commercially reasonable efforts.
     (e) Liability and Casualty Insurance. The Administrative Agent shall have received (i) a report from a third party acceptable to the Administrative Agent regarding the Credit Parties’ insurance status and coverage and (ii) copies of insurance policies or certificates of insurance evidencing liability and casualty insurance (including, but not limited to, business interruption insurance) meeting the requirements set forth herein or in the Security Documents. The Administrative Agent shall be named as loss payee on all casualty insurance policies and as additional insured on all liability insurance policies, in each case for the benefit of the Lenders.
     (f) Fees. The Agents and the Lenders shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.6.
     (g) Litigation. There shall not exist any material pending or, to the knowledge of the Credit Parties, threatened litigation, investigation, bankruptcy, insolvency,

injunction, order or claim that (i) seeks to enjoin, restrain, restrict, set aside or prohibit, impose material conditions upon or obtain substantial damages in respect of the consummation or performance of this Credit Agreement or the other Credit Documents that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (ii) that the Borrower has reasonably concluded could be expected to have a Material Adverse Effect.
     (h) Solvency Certificate. The Administrative Agent shall have received an officer’s certificate prepared by the chief financial officer of the Borrower as to the financial condition, solvency and related matters of the Credit Parties and their Subsidiaries, after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1(h) hereto.
     (i) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1(a) hereto.
     (j) Organizational Structure. The corporate or limited partnership and capital and ownership structure of the Credit Parties shall be as described on Schedule 3.12. The Agents shall be satisfied with the management structure, legal structure, voting control, liquidity, total leverage and total capitalization of the Credit Parties.
     (k) Government Consent. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the financings and other transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.
     (l) Compliance with Laws. The financings and other transactions contemplated hereby shall be in compliance with all Requirements of Law.
     (m) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to Credit Parties or any of their Subsidiaries.
     (n) Existing Indebtedness of the Credit Parties. All of the existing Indebtedness for borrowed money of the Credit Parties (other than Indebtedness permitted to exist pursuant to Section 6.1) shall be repaid in full and all security interests related thereto shall be terminated on the Closing Date.
     (o) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 3.1 hereof, each in form and substance satisfactory to it.
     (p) No Material Adverse Change. Since November 1, 2003, there has been no material adverse change in the business, properties, prospects, operations or condition

(financial or otherwise) of the Borrower or of the Credit Parties and their Subsidiaries, taken as a whole, and there shall not have occurred any material disruption or material adverse change in the financial, banking or capital markets (including the loan syndication market) that has impaired or would impair the Arrangers’ ability to syndicate the facilities.
     (q) Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date stating that (i) no action, suit, investigation or proceeding is pending, ongoing or, to the knowledge of any Credit Party, threatened in any court or before any other Governmental Authority that purports to affect any Credit Party or any other transaction contemplated by the Credit Documents, which action, suit, investigation or proceeding the Borrower has reasonably concluded could be expected to have a Material Adverse Effect and (ii) immediately after giving effect to this Credit Agreement, the other Credit Documents, and all the transactions contemplated therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (C) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 (as demonstrated through detailed calculations of such financial covenants on an exhibit to such certificate).
     (r) Leverage Ratio. The Administrative Agent shall have received evidence that the Leverage Ratio of the Credit Parties and their Subsidiaries on a Consolidated basis is not greater than 3.00 to 1.0, calculated on a pro forma basis giving effect to the initial Extensions of Credit and the transactions to occur on the Closing Date, as of the most recently ended twelve month period as of the last day of the month immediately preceding the Closing Date.
     (s) Consolidated EBITDA. The Administrative Agent shall have received evidence reasonably satisfactory thereto provided by the Borrower that Consolidated EBITDA is not less than $80,000,000, calculated on a pro forma basis giving effect to the initial Extensions of Credit and the transactions to occur on the Closing Date, for the twelve month period ending as of the last day of the month most recently preceding the Closing Date for which such statements are available.
     (t) Due Diligence. The Administrative Agent shall have completed its legal and environmental due diligence of the Borrower and its Subsidiaries with the scope, content and results of such due diligence to be satisfactory to the Administrative Agent in its sole discretion.
     (u) Patriot Act Certificate. The Administrative Agent shall have received, at least five (5) Business Days prior to the Closing Date, a certificate satisfactory thereto, for benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the Patriot Act, including, without limitation, the identity of the Credit Parties, the name and address of the Credit Parties and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Credit Parties in accordance with the Patriot Act.
     (v) Credit Rating. The Borrower shall have obtained a senior secured credit rating on the Facilities from each of Moody’s and S&P.
     (w) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
     Section 4.2 Conditions to All Extensions of Credit.
     The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:
     (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith (i) that contain a materiality qualification shall be true and correct on and as of the date of such Extension of Credit as if made on and as of such date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct as of such date) and (ii) that do not contain a materiality qualification shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those that expressly related to an earlier date).
     (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.
     (c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.
     (d) Additional Conditions to Revolving Loans. If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.
     (e) Additional Conditions to Letters of Credit. If the issuance of a Letter of Credit is requested, all conditions set forth in Section 2.3 shall have been satisfied.

     (f) Additional Conditions to Swingline Loans. If a Swingline Loan is requested, all conditions set forth in Section 2.4 shall have been satisfied.
     (g) Additional Conditions to Incremental Facility. If an Additional Loan is requested, all conditions set forth in Section 2.5 shall have been satisfied.
     Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute representations and warranties by the Credit Parties as of the date of such Extension of Credit that the conditions set forth above in paragraphs (a) through (c) and in paragraph (d), (e), (f) or (g), as applicable, have been satisfied.
     Section 4.3 Conditions to Funding of Tranche B Term Loan.
     The obligation of each Term Loan Lender to make its Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount available to the Borrower is subject to the satisfaction of the following conditions precedent:
     (a) Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Tranche B Term Loan Funding Date stating that (i) no Default or Event of Default exists and (ii) all representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith (i) that contain a materiality qualification shall be true and correct on and as of the Tranche B Term Loan Funding Date as if made on and as of such date (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct as of such date) and (ii) that do not contain a materiality qualification shall be true and correct in all material respects on and as of the Tranche B Term Loan Funding Date as if made on and as of such date (except for those that expressly related to an earlier date).
     (b) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing requesting that the Tranche B Term Loan be funded at least three (3) Business Days prior to the proposed Tranche B Term Loan Funding Date.
     (c) Repayment of Senior Subordinated Notes. The Administrative Agent shall have received evidence that all Indebtedness and other obligations of the Credit Parties and their Subsidiaries under the Senior Subordinated Notes have been, or concurrently with the Tranche B Term Loan Funding Date are being terminated and are being paid or satisfied in full (it being understood that the irrevocable deposit of money sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Notes with the trustee or with the paying agent on the Tranche B Term Loan Funding Date shall be sufficient evidence for this clause (c)).
     (d) Ticking Fee. The Administrative Agent shall have received the Ticking Fee owing pursuant to Section 2.6(e).

     (e) Tranche B Term Notes. The Administrative Agent shall have received for the account of each Lender with a Tranche B Term Loan Commitment that has requested a promissory note at least two (2) Business Days prior to the Tranche B Term Loan Funding Date, a Tranche B Term Note.
     (f) Solvency Certificate. The Administrative Agent shall have received an officer’s certificate from the chief financial officer of the Borrower as to the financial condition, solvency and related matters of each Credit Party after giving effect to the current borrowings under the Credit Documents, the funding of the Tranche B Term Loan and the other transactions contemplated hereby, in substantially the form of Schedule 4.1(h) hereto.
ARTICLE V
AFFIRMATIVE COVENANTS
     Each Credit Party hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, such Credit Party shall, and shall cause each of its Subsidiaries, to:
     Section 5.1 Financial Statements.
     Furnish to the Administrative Agent for distribution to the Lenders:
     (a) Annual Financial Statements. As soon as available, and in any event no later than the earlier of (i) the date the Borrower is required by the SEC to deliver its Form 10-K for any fiscal year of the Borrower and (ii) ninety (90) days after the end of each fiscal year of the Borrower, a copy of the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related Consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such year, audited by a firm of independent certified public accountants reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the preceding fiscal year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; and
     (b) Quarterly Financial Statements. As soon as available, and in any event no later than the earlier of (i) the date the Borrower is required by the SEC to deliver its Form 10-Q for any fiscal quarter of the Borrower and (ii) forty-five (45) days after the end of each of the fiscal quarters of the Borrower, a company-prepared Consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related company-prepared Consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments).
     All such financial statements shall fairly present, in all material respects, the financial condition and results from operations of the entities for the periods specified, be prepared in reasonable detail and in accordance with GAAP (subject, in the case of interim statements, to normal recurring year-end audit adjustments) applied consistently throughout the periods reflected therein and be accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.
     Section 5.2 Certificates; Other Information.
     Furnish to the Administrative Agent for distribution to the Lenders:
     (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;
     (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer substantially in the form of Schedule 5.2(b) (each, a “Compliance Certificate”) stating that (i) such financial statements present fairly the financial position of the Borrower and its Consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a consistent basis, (ii) each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement to be observed, performed or satisfied by it, and (iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and including calculations in reasonable detail required to determine the current Applicable Percentages and to indicate compliance with Section 5.9 as of the last day of such period;
     (c) within thirty (30) days after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its shareholders;
     (d) within ninety (90) days after the end of each fiscal year of the Borrower, a certificate containing information regarding (i) the calculation of Excess Cash Flow and (ii) the amount of all Asset Dispositions, Debt Issuances, and Equity Issuances that were made during the prior fiscal year and amounts received in connection with any Recovery Event during the prior fiscal year;
     (e) promptly upon receipt thereof, a copy or summary of any other report, or “management letter” submitted or presented by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person;
     (f) promptly upon their becoming available, copies of (i) all press releases and other statements made available generally by the Credit Parties to the public concerning material developments in the business of the Credit Parties and their Subsidiaries and (ii) any non-routine correspondence or official notices received by the Credit Parties or any of their Subsidiaries from any Governmental Authority which regulates the operations of the Credit Parties and their Subsidiaries;
     (g) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request;
     (h) concurrently with the delivery of the financial statements referred to in Section 5.1(b) above, the Borrower shall provide to the Administrative Agent a supplement to Schedule 3.16 setting forth a complete and correct list of all Intellectual Property owned by or licensed to the Credit Parties or any of their Subsidiaries that (i) is not set forth in Schedule 3.16, or (ii) has not been set forth in any supplement to Schedule 3.16 previously furnished by the Borrower to the Administrative Agent pursuant to this Section 5.2(h).
Documents required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date received by the Administrative Agent by electronic mail with all relevant attachments. The Administrative Agent may post such documents on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request until a written request to cease delivering paper copies is given by the Administrative Agent. Notwithstanding anything contained herein, (A) the Borrower shall be entitled to deliver the Compliance Certificate required by Section 5.2(b) by electronic mail and if so delivered shall be deemed to have been delivered on the date received by the Administrative Agent by electronic mail with all relevant attachments, and (B) whether or not delivery of any Compliance Certificate required by Section 5.2(b) is effected pursuant to the preceding clause (A), the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 5.2(b) to the Administrative Agent.

     Section 5.3 Payment of Taxes and Other Obligations.
     Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its taxes (Federal, state, local and any other taxes) and other obligations and liabilities of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.
     Section 5.4 Conduct of Business and Maintenance of Existence.
     Continue to engage in business of the same general type as now conducted by it on the Closing Date and preserve, renew and keep in full force and effect its existence and good standing; take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and to maintain its goodwill; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 5.5 Maintenance of Property; Insurance.
     (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear, damage by casualty and obsolescence excepted).
     (b) Maintain with financially sound and reputable insurance companies insurance on all its property (including without limitation its tangible Collateral) in at least such amounts (after giving effect to any self-insurance compatible with the following requirements) and against at least such risks as are usually insured against in the same geographical area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. The Administrative Agent shall be named as lender loss payee or mortgagee, as its interest may appear, and the Administrative Agent shall be named as an additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Credit Party or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.
     (c) In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any material part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any material part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party’s cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed unless such Credit Party shall have reasonably determined that such repair or replacement of the affected Collateral is not economically feasible or is not deemed in the best business interest of such Credit Party.
     Section 5.6 Inspection of Property; Books and Records; Discussions.
     Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender (provided, no such prior notice shall be required following the occurrence and during the continuance of any Default or Event of Default), the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time, and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Credit Parties with officers and employees of the Credit Parties and with their independent certified public accountants; provided, however, that other than inspections conducted during the existence and continuance of an Event of Default, no more than two such inspections may be conducted during any fiscal year.
     Section 5.7 Notices.
     Immediately after any Credit Party obtains actual knowledge thereof, give written notice to the Administrative Agent (which shall transmit such notice to each Lender as soon as practicable) of the occurrence of any Default or Event of Default, and promptly (but in no event later than two (2) Business Days after any Credit Party obtains actual knowledge thereof) give written notice of the following to the Administrative Agent (which shall transmit such notice to each Lender as soon as practicable):
     (a) the occurrence of any default or event of default under any Contractual Obligation of any of the Credit Parties which could reasonably be expected to have a Material Adverse Effect;
     (b) any litigation, or any investigation or proceeding affecting any of the Credit Parties which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
     (c) (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii)

the institution of proceedings or the taking of any other action by the PBGC or any Credit Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;
     (d) any notice of any violation received by any Credit Party from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect;
     (e) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party which could reasonably be expected to have a Material Adverse Effect;
     (f) any attachment, judgment, lien, levy or order exceeding $5,000,000 that may be assessed against or threatened against any Credit Party other than Permitted Liens; and
     (g) any other development or event which could reasonably be expected to have a Material Adverse Effect.
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.
     Section 5.8 Environmental Laws.
     (a) Comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.
     (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Credit Parties or any of their properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.
     Section 5.9 Financial Covenants.
     Commencing on the day immediately following the Closing Date, the Borrower shall , on a Consolidated basis, comply with the following financial covenants:
     (a) Leverage Ratio. At all times, the Leverage Ratio shall be less than or equal to 4.0 to 1.0.
     (b) Senior Leverage Ratio. At all times, the Senior Leverage Ratio during the following periods shall be less than or equal to:

Period	Maximum Ratio
Closing Date through April 30, 2005	3.50 to 1.0
May 1, 2005 through April 30, 2007	3.25 to 1.0
May 1, 2007 through April 30, 2008	3.00 to 1.0
May 1, 2008 and thereafter	2.75 to 1.0
     (c) Interest Coverage Ratio. At all times, the Interest Coverage Ratio during the following periods shall be greater than or equal to:

Period	Minimum Ratio
Closing Date through April 30, 2005	3.50 to 1.0
May 1, 2005 through April 30, 2007	4.00 to 1.0
May 1, 2007 through April 30, 2008	4.50 to 1.0
May 1, 2008 and thereafter	5.00 to 1.0
     (d) Consolidated Capital Expenditures. Consolidated Capital Expenditures made during the following period shall be less than or equal to:

Maximum Consolidated
Period	Capital Expenditures
Fiscal Year 2004	$30,000,000
Fiscal Year 2005	$30,000,000
Fiscal Year 2006	$30,000,000
Fiscal Year 2007	$30,000,000
Fiscal Year 2008	$30,000,000
Fiscal Year 2009	$30,000,000
Fiscal Year 2010	$30,000,000

     The maximum amount of Consolidated Capital Expenditures permitted may be increased in any fiscal year by carrying forward any unused amount (up to $10,000,000) in the immediately preceding fiscal year; provided that with respect to any fiscal year, Consolidated Capital Expenditures made during any such fiscal year shall be deemed to be made first with respect to the applicable limitation for such fiscal year and then with respect to any carry forward amount to the extent applicable.
     Section 5.10 Additional Guarantors.
     The Credit Parties will cause each of their Domestic Subsidiaries that is not an Immaterial Subsidiary, whether newly formed, after acquired or otherwise existing, to promptly (and in any event within thirty (30) days after such Domestic Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement; provided that the aggregate asset value of all Immaterial Subsidiaries at any time that are not Guarantors shall not exceed $5,000,000. In connection therewith, the Credit Parties shall give notice to the Administrative Agent not less than fifteen (15) days prior to creating a Domestic Subsidiary, or acquiring the Capital Stock of any other Person. The Credit Party Obligations shall be secured by, among other things, a first priority perfected security interest in the Collateral of such new Guarantor and a pledge of 100% of the Capital Stock of such new Guarantor and its Domestic Subsidiaries and 65% (or such higher percentage that would not result in material adverse tax consequences for such new Guarantor) of the voting Capital Stock and 100% of the non-voting Capital Stock of its first-tier Foreign Subsidiaries (other than Building Systems de Mexico, S.A. de C.V. to the extent it is not a wholly-owned Subsidiary of the Credit Parties). In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b)-(e) and 5.12 and such other documents or agreements as the Administrative Agent may reasonably request.
     Section 5.11 Compliance with Law.
     Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.
     Section 5.12 Pledged Assets.
     (a) Each Credit Party will cause 100% of the Capital Stock in each of its direct or indirect Domestic Subsidiaries and 65% of the Capital Stock in each of its Foreign Subsidiaries (other than Building Systems de Mexico, S.A. de C.V. to the extent it is not a wholly-owned Subsidiary of the Credit Parties) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request.

     (b) If, subsequent to the Closing Date, a Credit Party shall acquire any securities, instruments, chattel paper or other personal property required for perfection to be delivered to the Administrative Agent as Collateral hereunder or under any of the Security Documents, the Borrower shall promptly (and in any event within three (3) Business Days) after any Responsible Officer of a Credit Party acquires knowledge of same notify the Administrative Agent of same. Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action at its own expense as requested by the Administrative Agent (including, without limitation, any of the actions described in Section 4.1(d) hereof) to ensure that the Administrative Agent has a first priority perfected Lien (subject to Permitted Liens) to secure the Credit Party Obligations in (i) all personal property of the Credit Parties located in the United States and (ii) to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion, all other personal property of the Credit Parties. Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Documents.
     Section 5.13 Covenants Regarding Patents, Trademarks and Copyrights.
     (a) The Borrower shall notify the Administrative Agent promptly if it knows or has reason to know that any material application, material letters patent or registration relating to any material Patent, material Patent License, material Trademark or material Trademark License of the Credit Parties or any of their Subsidiaries may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding the Borrower’s or any of its Subsidiary’s ownership of any material Patent or material Trademark, its right to patent or register the same, or to enforce, keep and maintain the same, or its rights under any material Patent License or material Trademark License.
     (b) The Borrower shall notify the Administrative Agent promptly after it knows or has reason to know of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court) regarding any material Copyright or material Copyright License of the Credit Parties or any of their Subsidiaries, whether (i) such material Copyright or material Copyright License may become invalid or unenforceable prior to its expiration or termination, or (ii) the Borrower’s or any of its Subsidiary’s ownership of such material Copyright, its right to register the same or to enforce, keep and maintain the same, or its rights under such material Copyright License, may become affected.
     (c) (i) The Borrower shall promptly notify the Administrative Agent of any filing by any Credit Party or any of its Subsidiaries, either itself or through any agent, employee, licensee or designee (but in no event later than the fifteenth day following such filing), of any application for registration of any material Intellectual Property with the United States Copyright Office or United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

     (ii) Upon request of the Administrative Agent, the Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evident the Administrative Agent’s security interest in the Intellectual Property and the general intangibles referred to in clauses (i) and (ii), including, without limitation, the goodwill of the Borrower or its Subsidiaries relating thereto or represented thereby (or such other Intellectual Property or the general intangibles relating thereto or represented thereby as the Administrative Agent may reasonably request).
     (d) The Credit Parties and their Subsidiaries will take all necessary actions, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain each item of Intellectual Property of the Borrower and its Subsidiaries, including, without limitation, payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings unless the Borrower or the relevant Subsidiary, as the case may be, shall reasonably determine that such Intellectual Property is not material to the business of the Credit Parties and their Subsidiaries taken as a whole.
     (e) In the event that any Credit Party becomes aware that any Intellectual Property is infringed, misappropriated or diluted by a third party in any material respect, the Borrower shall notify the Administrative Agent promptly after it learns thereof and shall, unless the Borrower or the relevant Subsidiary, as the case may be, shall reasonably determine that such Intellectual Property is not material to the business of the Credit Parties and their Subsidiaries taken as a whole, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution or take such other actions as the Borrower or such Subsidiary, as the case may be, shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.
     Section 5.14 Further Assurances.
     (a) Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Credit Documents and all applicable Requirements of Law.
     (b) Within sixty (60) days following the Closing Date (as such time may be extended at the discretion of the Administrative Agent), the Administrative Agent shall have received in the case of any personal property Collateral located at premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords of such real property that the Borrower is able to obtain by using its commercially reasonable efforts.

ARTICLE VI
NEGATIVE COVENANTS
     Each Credit Party hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, such Credit Party shall not, nor shall it permit any of its Subsidiaries, to, directly or indirectly:
     Section 6.1 Indebtedness.
     Contract, create, incur, assume or permit to exist any Indebtedness, except:
     (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;
     (b) Indebtedness existing as of the Closing Date as referenced in the financial statements referenced in Section 3.1(a) (and set out more specifically in Schedule 6.1(b)) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;
     (c) Indebtedness incurred or acquired after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed $25,000,000 at any time outstanding;
     (d) Indebtedness and obligations owing under Secured Hedging Agreements and other Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;
     (e) Indebtedness owed from a Credit Party to another Credit Party;
     (f) Indebtedness constituting Subordinated Debt;
     (g) other Indebtedness of Credit Parties which does not exceed $5,000,000 in the aggregate at any time outstanding, and
     (h) so long as there exists no Default both immediately before and immediately after giving effect to any such transaction, Indebtedness of a Person which becomes a Subsidiary after the date hereof or Indebtedness of a Person that is assumed by the Borrower or any Subsidiary in connection with a Permitted Acquisition, provided that

(i) such Indebtedness existed at the time such Person became a Subsidiary or such Permitted Acquisition was consummated, as the case may be, and, in either case, was not created in anticipation thereof, (ii) immediately after giving effect to such Person’s becoming a Subsidiary or to the consummation of such Permitted Acquisition by the Borrower no Default or Event of Default shall have occurred and be continuing, (iii) such Indebtedness (to the extent secured) shall not exceed $15,000,000 at any time outstanding and (iv) no more than $50,000,000 in the aggregate of such Indebtedness shall become due before the Tranche B Term Loan Maturity Date.
     Section 6.2 Liens.
     Contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens. Notwithstanding the foregoing, if a Credit Party or any of its Subsidiaries shall grant a Lien on any of its assets in violation of this Section 6.2, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the benefit of the Lenders.
     Section 6.3 Guaranty Obligations.
     Enter into or otherwise become or be liable in respect of any Guaranty Obligations (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection) other than (i) those in favor of the Lenders in connection herewith, (ii) guaranties given by the Credit Parties or any of their Subsidiaries in favor of any Credit Party or any such Subsidiary in connection with obligations not constituting Indebtedness including real property leases and other contracts entered into in the ordinary course of business and (iii) Guaranty Obligations by the Credit Parties permitted under Section 6.1 (except, as regards Indebtedness under subsection (b) thereof, only if and to the extent such Indebtedness was guaranteed on the Closing Date).
     Section 6.4 Nature of Business.
     Alter the character of their business in any material respect from that conducted as of the Closing Date.
     Section 6.5 Consolidation, Merger, Sale or Purchase of Assets, etc.
     (a) Dissolve, liquidate or wind up its affairs, consolidate or merge with another Person, or sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:
     (i) Specified Sales;

     (ii) the disposition of property or assets as a result of a Recovery Event to the extent the Net Cash Proceeds therefrom are used to repay Loans pursuant to Section 2.8(b)(vi) or repair or replace damaged property or to purchase or otherwise acquire new assets or property in accordance with the terms of Section 2.8(b)(vi);
     (iii) the sale, lease or transfer of property or assets from a Credit Party to another Credit Party; provided that prior to or simultaneously with any such sale, lease or transfer, all actions required by the Administrative Agent shall be taken to insure the continued perfection and priority of the Administrative Agent’s Liens on such property and assets;
     (iv) the lease of property or assets with a book value (at the time of any such lease) not to exceed $25,000,000 in the aggregate over the term of this Agreement from a Credit Party to a Subsidiary that is not a Guarantor; provided that such lease is (A) an operating lease for fair market value and (B) the ownership rights in the property or assets are retained by a Credit Party;
     (v) the consolidation, liquidation or merger of a Credit Party into another Credit Party or any Subsidiary into a Credit Party; provided that (A) prior to or simultaneously with any such consolidation, liquidation or merger, all actions required by the Administrative Agent shall be taken to insure the continued perfection and priority of the Administrative Agent’s Liens on the property and assets of each such Credit Party and (B) if such consolidation, liquidation or merger involves the Borrower, the Borrower shall be the surviving entity;
     (vi) the consolidation, liquidation or merger of a Subsidiary that is not a Credit Party into another Subsidiary that is not a Credit Party;
     (vii) the termination of any Hedging Agreement permitted pursuant to Section 6.1; and
     (viii) other sales, leases or transfers of property or assets in an amount not to exceed $5,000,000 annually;
provided, that, with respect to clauses (i), (ii) and (vi) above, at least 75% of the consideration received therefor by such Credit Party shall be in the form of cash or Cash Equivalents; provided further, that, as to any Collateral that is subject to a disposition (other than by way of a lease) permitted under this Section 6.5 or under any other provision of this Agreement or of any other Credit Document, the Borrower shall have the right to obtain the release of such Collateral from the Liens securing the Credit Party Obligations concurrently with the consummation of such disposition, at the Borrower’s sole cost and expense and upon not less than twenty (20) Business Days’ prior written notice to the Administrative Agent; and provided further, that, as to any Guarantor that ceases to be a Subsidiary as a result of any transaction permitted under any provision of this Agreement or any other Credit Document, the Borrower (and such Guarantor) shall have the right to obtain the release of such Guarantor from its obligations under the Guaranty and the release of the property and assets of such Guarantor from the Liens securing the Credit Party Obligations, in each case at the Borrower’s (or such Guarantor’s) sole cost and expense and upon not less than twenty (20) Business Days’ prior written notice to the Administrative Agent; or
     (b) Purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein), or enter into any transaction of merger or consolidation, except for (i) Investments or acquisitions permitted pursuant to Section 6.6, (ii) Permitted Acquisitions and (iii) the merger or consolidation of the Borrower or one of its Subsidiaries with and into a Credit Party; provided that if the Borrower is a party thereto, the Borrower will be the surviving corporation.
     Section 6.6 Advances, Investments and Loans.
     Lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.
     Section 6.7 Transactions with Affiliates.
     Enter into (a) any transaction or series of transactions, other than compensation arrangements as set forth in clause (b) below, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate, or (b) any compensation arrangement with any officer or director other a compensation arrangement that is in the ordinary course of business and consistent with historical past practices of compensation for officers and directors.
     Section 6.8 Ownership of Subsidiaries; Restrictions.
     Create, form or acquire any Subsidiaries, except for (a) Domestic Subsidiaries which are joined as Additional Credit Parties in accordance with the terms hereof and (b) Immaterial Subsidiaries, subject to the terms of Section 5.10. The Credit Parties will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of its Subsidiaries, nor will it permit any of its Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in a transaction permitted by Section 6.5(a).

     Section 6.9 Fiscal Year; Organizational Documents; Subordinated Debt Documents.
     Change its fiscal year other than a change in its fiscal year approved by the Agents, which approval will not be unreasonably conditioned, withheld or delayed. None of the Credit Parties will amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) or operating agreement in any respect adverse to the Lenders without the prior written consent of the Required Lenders. The Credit Parties will not, without the prior written consent of the Required Lenders, amend, modify, waive or extend or permit the amendment, modification, waiver or extension of any term of (i) the Senior Subordinated Notes in a manner that is adverse to the interests of the Lenders or (ii) any other Subordinated Debt in a manner that is materially adverse to the interests of the Lenders.
     Section 6.10 Limitation on Restricted Actions.
     Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.
     Section 6.11 Restricted Payments.
     Declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to the Borrower or a Domestic Subsidiary, (c) the Borrower may repurchase shares of its Capital Stock in respect of employee benefit plans and stock options in an aggregate amount not to exceed $5,000,000 during any fiscal year, (d) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make regularly scheduled payments of interest in respect of the Senior Subordinated Notes, (e) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may prepay the full amount of the Senior Subordinated Notes (and any accrued and unpaid interest and prepayment premiums with respect thereto) on the Tranche B Term Loan Funding Date, and (f) so long as no Default or Event of Default shall have occurred and be continuing and the Borrower demonstrates pro forma compliance with the financial covenants set forth in Section 5.9, the Borrower may repurchase shares of its Capital Stock and/or pay cash dividends in an aggregate amount during the term of this Credit Agreement not to exceed $25,000,000 plus 25% of Consolidated Net Income since the Closing Date.
     Section 6.12 No Further Negative Pledges.
     Enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents and (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, and (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.
ARTICLE VII
EVENTS OF DEFAULT
     Section 7.1 Events of Default.
     An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):
     (a) Payment Default. The Borrower shall fail to pay any principal on any Loan or Note when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Note or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder) and such failure shall continue unremedied for three (3) Business Days.
     (b) Misrepresentation. Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made.

     (c) Covenant Default. (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2, 5.4, 5.7, 5.9, 5.11 or Article VI hereof; or (ii) any Credit Party shall fail to comply with any other covenant contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and such breach or failure to comply is not cured within thirty (30) days of its occurrence.
     (d) Debt Cross-Default. Any Credit Party shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans, Reimbursement Obligations and the Guaranty) in a principal amount outstanding of at least $2,500,000 for the Borrower and any of its Subsidiaries in the aggregate beyond any applicable grace period (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans, Reimbursement Obligations and the Guaranty) in a principal amount outstanding of at least $2,500,000 in the aggregate beyond any applicable grace period (not to exceed 30 days) for the Credit Parties and their Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or (iii) breach or default any Secured Hedging Agreement beyond any applicable grace period (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created.
     (e) Bankruptcy Default. (i) The Credit Parties or any of their Subsidiaries shall commence any case, proceeding or other action as a debtor (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to have it judged bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Credit Parties or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the any Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Credit Parties or any of their Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Credit Parties or any of their Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.
     (f) Judgment Default. One or more judgments, orders, decrees or arbitration awards shall be entered against the Credit Parties or any of their Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $2,500,000 or more and all such judgments, orders, decrees or arbitration awards shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.
     (g) ERISA Default. (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect.
     (h) Change of Control. A Change of Control shall have occurred.
     (i) Failure of Credit Documents. This Credit Agreement (including the Guaranty) or any other Credit Document or any provision hereof or thereof shall cease to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created hereby or thereby, or any Credit Party or any Person acting by or on behalf of any Credit Party shall deny or disaffirm such Person’s obligations under this Credit Agreement or any other Credit Document.
     (j) Hedging Agreement. Any termination payment shall be due by a Credit Party under any Hedging Agreement and such amount is not paid within the later to occur of five (5) Business Days after the due date thereof or the expiration of grace periods, if any, in such Hedging Agreement.
     (k) Subordinated Debt. Any default (which is not waived or cured within the applicable period of grace) or event of default shall occur under any Subordinated Debt or the subordination provisions contained therein shall cease to be in full force and effect or to give the Lenders the rights, powers and privileges purported to be created thereby.
     Section 7.2 Acceleration; Remedies.
     Upon the occurrence and during the continuation of an Event of Default, then, and in any such event, (a) if such event is a Bankruptcy Event, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and the Borrower shall immediately pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount which may be drawn under Letters of Credit then outstanding, and (b) if such event is any other Event of Default, subject to the terms of Section 8.5, with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, take any or all of the following actions: (i) by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) by notice of default to the Borrower declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or (iii) exercise on behalf of the Lenders all of its other rights and remedies under this Credit Agreement, the other Credit Documents and applicable law. Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Credit Parties.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
     Section 8.1 Appointment.
     Each Lender hereby irrevocably designates and appoints Wachovia as the Administrative Agent of such Lender under this Credit Agreement, and each such Lender irrevocably authorizes Wachovia, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Credit Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against the Administrative Agent.
     Section 8.2 Delegation of Duties.
     The Administrative Agent may execute any of its duties under this Credit Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.
     Section 8.3 Exculpatory Provisions.
     Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Credit Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by any Credit Party of any of the agreements contained in, or conditions of, this Credit Agreement, or to inspect the properties, books or records of any Credit Party.
     Section 8.4 Reliance by Administrative Agent.
     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an executed Commitment Transfer Supplement has been filed with the Administrative Agent pursuant to Section 9.6(c) with respect to the Loans evidenced by such Note. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Credit Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.
     (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.
     Section 8.5 Notice of Default.
     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.
     Section 8.6 Non-Reliance on Administrative Agent and Other Lenders.
     Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower or any other Credit Party and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each

Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Credit Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
     Section 8.7 Indemnification.
     The Lenders agree to indemnify the Administrative Agent in its capacity hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the termination of this Credit Agreement and payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.
     Section 8.8 The Administrative Agent in Its Individual Capacity.
     The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Credit Parties as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

     Section 8.9 Successor Administrative Agent.
     The Administrative Agent may resign as Administrative Agent upon 30 days’ prior written notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Credit Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor agent shall be approved by the Borrower (such approval not to be unreasonably withheld) so long as no Default or Event of Default has occurred and is continuing, whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement or any holders of the Notes. If no successor Administrative Agent has accepted appointment as Administrative Agent within thirty (30) days after the retiring Administrative Agent’s giving notice of resignation, the retiring Administrative Agent shall have the right, on behalf of the Lenders, to appoint a successor administrative agent, which successor shall be approved by the Borrower (such approval not to be unreasonably withheld) so long as no Default or Event of Default has occurred and is continuing; provided that such successor administrative agent has minimum capital and surplus of at least $500,000,000. If no successor administrative agent has accepted appointment as Administrative Agent within sixty (60) days after the retiring Administrative Agent’s giving notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the indemnification provisions of this Credit Agreement and the other Credit Documents and the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.
     Section 8.10 Other Agents.
     None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co—agent,” “book manager,” “book runner,” “lead manager,” “arranger,” “lead arranger” or “co—arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE IX
MISCELLANEOUS
     Section 9.1 Amendments, Waivers and Release of Collateral.
     Neither this Credit Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 9.1. The Required Lenders may or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower or any other Credit Party written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower or any other Credit Party hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, release, waiver or consent shall:
     (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.9 which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that (A) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.8(b), nor any amendment of Section 2.8(b) or the definitions of Asset Disposition, Debt Issuance, Equity Issuance, Excess Cash Flow, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note, (B) any reduction in the stated rate of interest on Revolving Loans shall only require the written consent of each Revolving Lender and (C) any reduction in the stated rate of interest on the Tranche B Term Loan shall only require the written consent of each Term Loan Lender; or
     (ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or
     (iii) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent; or

     (iv) release the Borrower or all or substantially all of the Guarantors from their respective obligations hereunder or under the Guaranty, without the written consent of all of the Lenders and Hedging Agreement Providers; or
     (v) release all or substantially all of the Collateral, without the written consent of all of the Lenders and Hedging Agreement Providers; or
     (vi) permit any Credit Party to assign or transfer any of its rights or obligations under this Credit Agreement or other Credit Documents without the written consent of all of the Lenders other than in connection with a transaction permitted under Section 6.5(a)(v); or
     (vii) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of all of the Required Lenders or Lenders as appropriate; or
     (viii) amend, modify or waive any provision of the Credit Documents affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender under any Credit Document without the written consent of the Administrative Agent, the Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action; or
     (ix) amend or modify the definition of Credit Party Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby; or
     (x) amend, modify or waive the order in which Credit Party Obligations are paid in Section 2.12(b) without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby.
     Any such waiver, amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
     Notwithstanding any of the foregoing to the contrary, the consent of the Borrower and the other Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9). In addition, the Credit Parties and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 2.1(a) from time to time in the manner requested by the Credit Parties, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans and Commitments as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.
     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.
     Section 9.2 Notices.
     Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand on a Business Day, (b) when transmitted via telecopy (or other facsimile device) or electronic mail on a Business Day to the number or electronic mail address set out herein, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and as set forth on Schedule 9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower	NCI Building Systems, Inc.
and the other	10943 N. Sam Houston Parkway W.
Credit Parties:	Houston, Texas 77064
Attention: Robert J. Medlock
Chief Financial Officer
Telecopier: (281) 477-9675
Telephone: (281) 897-7765
Email: bmedlock@ncilp.com

The Administrative
Agent:	Wachovia Bank, National Association
201 South College Street
NC0680/CP8
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services
Telecopier: (704) 383-3612
Telephone: (704) 715-1093
Email: colleen.murphy@wachovia.com

with a copy to:

Wachovia Bank, National Association
One Wachovia Center, DC-5
Charlotte, North Carolina 28288-0735
Attention: Glenn Edwards
Telecopier: 704-383-3300
Telephone: 704-383-3810
Email: glenn.edwards@wachovia.com
provided, that notices given by the Borrower pursuant to Section 2.1 or Section 2.10 hereof shall be effective only upon receipt thereof by the Administrative Agent.
     Section 9.3 No Waiver; Cumulative Remedies.
     No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     Section 9.4 Survival of Representations and Warranties.
     All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.
     Section 9.5 Payment of Expenses and Taxes.
     The Credit Parties agree (a) to pay or reimburse the Administrative Agent and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender, the Administrative Agent and the Arrangers harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and the Arrangers and their Affiliates directors, officers, employees, agents, trustees, investment advisors and other representatives harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the “indemnified liabilities”); provided, however, that the Borrower shall not have any obligation hereunder to the Administrative Agent, the Arrangers or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent, the Arrangers or such Lender, as determined by a court of competent jurisdiction. The agreements in this Section 9.5 shall survive repayment of the Loans, Notes and all other amounts payable hereunder. Notwithstanding anything to the contrary contained in this Section 9.5 or elsewhere in any of the Credit Documents, neither the Borrower nor any Subsidiary shall be obligated to pay or reimburse any Person for any costs, expenses, fees, taxes or other charges of any nature whatsoever that are incurred or payable by any Person in connection with any assignment referred to in Section 9.6(c), any participation referred to in Section 9.6(b) or any pledge or security interest referred to in Section 9.6(h).
     Section 9.6 Successors and Assigns; Participations; Purchasing Lenders.
     (a) This Credit Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that none of the Credit Parties may assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.
     (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder, in each case in minimum amounts of $1,000,000 (or, if less, the entire amount of such Lender’s Obligations, Commitments or other interests). In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this

Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of a Participant if such Participant’s participation is not increased as a result thereof), (ii) release the Borrower or any material Guarantor from its obligations under the Guaranty, (iii) release any material portion of the Collateral, or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.17 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.
     (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time, sell or assign to any Lender or any Affiliate or Approved Fund thereof and to one or more additional banks or financial institutions or entities but neither to the Borrower nor any Affiliate of the Borrower (“Purchasing Lenders”), all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of (i) $2,500,000 with respect to its Revolving Commitment and its Revolving Loans (or, if less, the entire amount of such Lender’s Revolving Commitment and Revolving Loans) and (ii) $1,000,000 (or any lesser amount as approved by the Administrative Agent) with respect to its Tranche B Term Loans (or, if less, the entire amount of such Lender’s Tranche B Term Loans), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender, such transferor Lender, the Administrative Agent (to the extent required) and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that (A) any sale or assignment to an existing Lender, or Affiliate or Approved Fund thereof, shall not require the consent of the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein and (B) any sale or assignment of a portion of the Tranche B Term Loan and a Tranche B Term Loan Commitment shall not require the consent of the Borrower. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender’s rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.
     (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
     (e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender (except for any assignment by a Lender to an Affiliate of such Lender), as agreed between them, of a registration and processing fee of $3,500 for each Purchasing Lender (except that in the case of contemporaneous assignments by a Lender to more than one Approved Fund managed by the same investment advisor which are not then Lenders hereunder, only a single such $3,500 fee shall be payable for contemporaneous assignments) listed in such Commitment Transfer Supplement and the Notes subject to such Commitment Transfer Supplement (for which neither the Borrower, nor any Subsidiary shall have any obligations for payment or reimbursement), the Administrative Agent shall (i) accept such Commitment Transfer Supplement and (ii) record the information contained therein in the Register.

     (f) Each Credit Party authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Credit Parties and their Affiliates which has been delivered to such Lender by or on behalf of a Credit Party pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of a Credit Party in connection with such Lender’s credit evaluation of the Credit Parties and their Affiliates prior to becoming a party to this Credit Agreement, in each case subject to Section 9.14.
     (g) At the time of each assignment pursuant to this Section 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.18 Certificate) described in Section 2.18.
     (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to secure obligations of such Lender, including without limitation, (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a fund or trust or entity that invests in commercial bank loans in the ordinary course of business, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders; it being understood that the requirements for assignments set forth in this Section 9.6 shall not apply to any such pledge or assignment of a security interest, except with respect to any foreclosure or similar action taken by such pledgee or assignee with respect to such pledge or assignment; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and no such pledgee or assignee shall have any voting rights under this Credit Agreement unless and until the requirements for assignments set forth in this Section 9.6 are complied with in connection with any foreclosure or similar action taken by such pledgee or assignee.
     Section 9.7 Adjustments; Set-off.
     (a) Each Lender agrees that if any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to a Bankruptcy Event, or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.
     (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by or owing to such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any other Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the Loans and other Credit Party Obligations of the Borrower and the other Credit Parties to such Lender hereunder and claims of every nature and description of such Lender against the Borrower and the other Credit Parties, in any currency, whether arising hereunder, under any other Credit Document or any Hedging Agreement provided by such Lender pursuant to the terms of this Agreement, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower, any other Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or any other Credit Party, or against anyone else claiming through or against the Borrower, any other Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
     Section 9.8 Table of Contents and Section Headings.
     The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.
     Section 9.9 Counterparts.
     This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
     Section 9.10 Integration; Effectiveness; Continuing Agreement.
     (a) This Credit Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Credit Agreement and those of any other Credit Document, the provisions of this Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Credit Document shall not be deemed a conflict with this Credit Agreement. Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
     (b) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 4.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns.
     (c) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Credit Party Obligations (other than those obligations that expressly survive the termination of this Credit Agreement) have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than those obligations that expressly survive the termination of this Credit Agreement) under the Credit Documents and the Administrative Agent shall, at the request and expense of the Borrower, deliver all the Collateral in its possession to the Borrower and release all Liens on the Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Administrative Agent shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

     Section 9.11 Severability.
     Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 9.12 Governing Law.
     This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.
     Section 9.13 Consent to Jurisdiction and Service of Process.
     All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Credit Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Borrower and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. Each of the Borrower and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the each of the Borrower and the other Credit Parties to be effective and binding service in every respect. Each of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.
     Section 9.14 Arbitration.
     (a) Notwithstanding the provisions of Section 9.13 to the contrary, upon demand of any party hereto, whether made before or within three (3) months after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Credit Agreement and the other Credit Documents (“Disputes”) between or among parties to this Credit Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transactions reflected by this Credit Agreement.
     Arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties hereto do not waive applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Hedging Agreements.
     (b) Notwithstanding the preceding binding arbitration provisions, the Administrative Agent, the Lenders, the Borrower and the other Credit Parties agree to preserve, without diminution, certain remedies that the Administrative Agent on behalf of the Lenders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Administrative Agent on behalf of the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.
     (c) The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.
     (d) By execution and delivery of this Credit Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and uncondition ally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available.
     Section 9.15 Confidentiality.
     The Administrative Agent and each of the Lenders agrees that, without the prior consent of the Borrower, it will use its best efforts not to disclose any information with respect to the Credit Parties which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) to its employees, Affiliates, auditors and counsel or to another Lender, (b) as has become generally available to the public other than by a breach of this Section 9.15, (c) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the OCC or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (d) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (e) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6; provided that such prospective transferee shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, (f) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications, (g) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents or any Secured Hedging Agreement, (h) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.15), and (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender.
     Section 9.16 Acknowledgments.
     The Borrower and the other Credit Parties each hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;
     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between Administrative

Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and
     (c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.
     Section 9.17 Waivers of Jury Trial; Waiver of Consequential Damages.
     THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. Each of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders agree not to assert any claim against any other party to this Credit Agreement or any their respective directors, officers, employees, attorneys, Affiliates or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.
     Section 9.18 Patriot Act Notice.
     Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.
ARTICLE X
GUARANTY
     Section 10.1 The Guaranty.
     In order to induce the Lenders to enter into this Credit Agreement and any Hedging Agreement Provider to enter into any Secured Hedging Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Secured Hedging Agreement, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations. If any or all of the Credit Party Obligations becomes due and payable hereunder or under any Secured Hedging Agreement, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, the Hedging Agreement Providers, or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations.
     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).
     Section 10.2 Bankruptcy.
     Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Lenders and any Hedging Agreement Provider whether or not due or payable by the Borrower upon the occurrence of any Bankruptcy Event, and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.
     Section 10.3 Nature of Liability.
     The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent, the Lenders or any Hedging Agreement Provider on the Credit Party Obligations which the Administrative Agent, such Lenders or such Hedging Agreement Provider repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     Section 10.4 Independent Obligation.
     The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.
     Section 10.5 Authorization.
     Each of the Guarantors authorizes the Administrative Agent, each Lender and each Hedging Agreement Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Agreement and any Secured Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors.
     Section 10.6 Reliance.
     It is not necessary for the Administrative Agent, the Lenders or any Hedging Agreement Provider to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
     Section 10.7 Waiver.
     (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any Hedging Agreement Provider to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s, any Lender’s or any Hedging Agreement Provider’s power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations.

Without limiting the generality of the provisions of this Article X, each of the Guarantors hereby specifically waives the benefits of N.C. Gen. Stat. § 26-7 through 26-9, inclusive. The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.
     (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.
     (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders or any Hedging Agreement Provider against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to the Lenders or such Hedging Agreement Provider (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Hedging Agreement Providers to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated.

     Section 10.8 Limitation on Enforcement.
     The Lenders and the Hedging Agreement Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or such Hedging Agreement Provider (only with respect to obligations under the applicable Secured Hedging Agreement) and that no Lender or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Credit Agreement and for the benefit of any Hedging Agreement Provider under any Secured Hedging Agreement. The Lenders and the Hedging Agreement Providers further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.
     Section 10.9 Confirmation of Payment.
     The Administrative Agent and the Lenders will, upon request after payment of the Credit Party Obligations and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:	NCI BUILDING SYSTEMS, INC.

	By: Name:	/s/ Robert J. Medlock Robert J. Medlock
	Title:	Executive Vice President and
Chief Financial Officer

GUARANTORS:	NCI HOLDING CORP.
NCI OPERATING CORP.
METAL COATERS OF CALIFORNIA, INC.

	By: Name:	/s/ Robert J. Medlock Robert J. Medlock
	Title:	Executive Vice President and
Chief Financial Officer

A & S BUILDING SYSTEMS, L.P.
NCI BUILDING SYSTEMS, L.P.
METAL BUILDING COMPONENTS, L.P.
NCI GROUP, L.P.

NCI OPERATING CORP.,
as General Partner

	By: Name:	/s/ Robert J. Medlock Robert J. Medlock
	Title:	Executive Vice President and
Chief Financial Officer
NCI Building Systems, Inc.
Credit Agreement

ADMINISTRATIVE AGENT AND LENDERS:
WACHOVIA BANK, NATIONAL
ASSOCIATION,
as Administrative Agent and as a Lender

	By: Name:	/s/ Glenn F. Edwards Glenn F. Edwards
	Title:	Managing Director
NCI Building Systems, Inc.
Credit Agreement

ALLIED IRISH BANKS, P.L.C.,
as a Lender

By: Name:	/s/ Margaret Brennan Margaret Brennan
Title:	Vice President

By: Name:	/s/ Joseph S. Augustini Joseph S. Augustini
Title:	Vice President
NCI Building Systems, Inc.
Credit Agreement

BANK OF AMERICA, N.A.,
as Syndication Agent and as a Lender

By: Name:	/s/ Brian D. Corum Brian D. Corum
Title:	Managing Director
NCI Building Systems, Inc.
Credit Agreement

BNP PARIBAS,
as a Lender

By: Name:	/s/ Mike Shryock Mike Shryock
Title:	Director

By: Name:	/s/ Aurora L. Abella Aurora L. Abella
Title:	Vice President
NCI Building Systems, Inc.
Credit Agreement

CREDIT INDUSTRIEL ET
COMMERCIAL, as a Lender

By: Name:	/s/ Anthony Rock Anthony Rock
Title:	Vice President

By: Name:	/s/ Marcus Edward Marcus Edward
Title:	Vice President
NCI Building Systems, Inc.
Credit Agreement

COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.V.
“RABOBANK INTERNATIONAL”,
NEW YORK BRANCH, as a Lender

By: Name:	/s/ Bert M. Corum Bert M. Corum
Title:	Executive Director

By: Name:	/s/ Rebecca O. Morrow Rebecca O. Morrow
Title:	Executive Director
NCI Building Systems, Inc.
Credit Agreement

GENERAL ELECTRIC CAPITAL
CORPORATION, as a Lender

By: Name:	/s/ Brian P. Schwinn Brian P. Schwinn
Title:	Duly Authorized Signatory
NCI Building Systems, Inc.
Credit Agreement

GUARANTY BANK, as a Lender

By: Name:	/s/ Scott L. Brewer Scott L. Brewer
Title:	SVP
NCI Building Systems, Inc.
Credit Agreement

NATIONAL CITY BANK,
as a Lender

By: Name:	/s/ Frank Byrne Frank Byrne
Title:	Account Officer
NCI Building Systems, Inc.
Credit Agreement

Schedule 1.1(a)
[FORM OF]
NOTICE OF ACCOUNT DESIGNATION
                    , 2004
Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina 28288-0680
Attn: Syndication Agency Services
Ladies and Gentlemen:
     This Notice of Account Designation is delivered to you by NCI Building Systems, Inc., a Delaware corporation (the “Borrower”), under the Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the Lenders from time to time party thereto and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.
     The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account, unless the Borrower shall designate, in writing to the Administrative Agent, one or more other accounts:
[                                        ]
ABA Routing Number [                    ]
Account #[                    ]
     Notwithstanding the foregoing, on the Closing Date, funds borrowed under the Credit Agreement shall be sent to the institutions and/or persons designated on payment instructions to be delivered separately.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this ___ day of                     , 2004.

NCI BUILDING SYSTEMS, INC., a Delaware corporation
By:
Name:
Title:

SCHEDULE 1.1(b)

EXISTING LETTERS OF CREDIT
1.	Standby Letter of Credit issued by Bank of America, N.A. (No. 907590) in favor of Traveler’s Insurance Indemnity Company in the amount of $ (expiring on or around November 2004).

2.	Standby Letter of Credit issued by Bank of America, N.A. (No. 3050664) in favor of St. Paul Fire and Marine Insurance Company in the amount of $ (expiring on November 1 or 17, 2004).

SCHEDULE 1.1(c)
EXISTING INVESTMENTS
1.	NCI and its subsidiaries make employee loans and advances in the ordinary course and in de minimus amounts, except that the companies do not make loans to NCI’s executive officers or directors.

SCHEDULE 1.1(d)
EXISTING LIENS
1.	NCI Building Systems, Inc.

		Financing
Filed With	Secured Party	Statement No.	Covering	Notice Only

Delaware Secretary of State	Wells Fargo Equipment Finance, Inc.	10987581		Forklift

Delaware Secretary of State	CIT Communications Finance Corporation	20995138		Equipment

Delaware Secretary of State	Cisco Systems Capital Corporation	21682909		Equipment

Delaware Secretary of State	Inter-Tel Leasing, Inc.	22689028		Equipment

Delaware Secretary of State	IOS Capital, LLC	30937360		Equipment

Delaware Secretary of State	Citicorp Del Lease, Inc.	31942500		Equipment

Delaware Secretary of State	IOS Capital LLC	32097163		Equipment

Delaware Secretary of State	OCE-USA, Inc.	32113788		Equipment

Texas Secretary of State	Associates Leasing Inc.	99-137549		Equipment

Texas Secretary of State	Associates Leasing Inc.	00-477952		Equipment

Texas Secretary of State	Associates Leasing Inc.	00-481981		Equipment

Texas Secretary of State	Associates Leasing Inc.	00-491170		Equipment

Texas Secretary of State	Associates Leasing Inc.	00-499312		Equipment

Texas Secretary of State	Associates Leasing Inc.	00-519468		Equipment

Texas Secretary of State	Associates Leasing Inc.	00-539310		Equipment

Texas Secretary of State	Associates Leasing Inc.	00-546775		Equipment

Texas Secretary of State	U.S. Bancorp Leasing & Financial	00-613731		Equipment

Texas Secretary of State	Associates Leasing Inc.	00-622719		Equipment

Texas Secretary of State	Associates Leasing Inc.	01-041772		Equipment

Texas Secretary of State	Associates Leasing Inc.	01-050056		Equipment

Texas Secretary of State	Associates Leasing Inc.	01-085886		Equipment

Financing
Filed With	Secured Party	Statement No.	Covering	Notice Only

Texas Secretary of State	Citicorp Vendor Finance, Inc	01-123985		Equipment

Texas Secretary of State	xpedx (div. of International Paper Company)	02-0002711891		Products received on consignment

Texas Secretary of State	Cisco Systems Capital Corporation	02-0036598093		Equipment
2.	NCI Operating Corp.

Financing
Filed With	Secured Party	Statement No.	Covering	Notice Only

None
3.	NCI Holding Corp.

Financing
Filed With	Secured Party	Statement No.	Covering	Notice Only

None
4.	NCI Building Systems, L.P.

Financing
Filed With	Secured Party	Statement No.	Covering	Notice Only

Texas Secretary of State	Winthrop Resources Corporation	99-225230		Equipment

Texas Secretary of State	U.S. Bancorp Leasing & Financial	00-437979		Equipment

Texas Secretary of State	Inter-Tel Leasing Inc.	00-506246		Equipment

Texas Secretary of State	Wells Fargo Equipment Finance, Inc	00-507561		Equipment

Texas Secretary of State	Associates Leasing Inc.	00-539310		Equipment

Texas Secretary of State	U.S. Bancorp Leasing & Financial	00-542673		Equipment

Texas Secretary of State	General Electric Capital Corporation	00-646191		Equipment

Texas Secretary of State	Associates Leasing Inc.	00-649546		Equipment

Texas Secretary of State	Associates Leasing Inc.	01-001064		Equipment

Texas Secretary of State	U.S. Bancorp. Leasing & Financial	01-046171		Equipment

Texas Secretary of State	xpedx (div. of International Paper Company)	02-0002711891		Products received on consignment

		Financing
Filed With	Secured Party	Statement No.	Covering	Notice Only

Texas Secretary of State	Sun Microsystems Finance, a Sun Microsystems, Inc. Business	02-0037020418		Equipment

Texas Secretary of State	ISI Commercial Refrigeration, L.P.	03-0024180230		Equipment

Texas Secretary of State	Atlas Bolt & Screw Company	03-0034023904		Consigned Inventory

Delaware Secretary of State	Inter-Tel Leasing, Inc.	22689028		Equipment

Delaware Secretary of State	IOS Capital	33023234		Equipment

Delaware Secretary of State	IOS Capital	33023275		Equipment

Delaware Secretary of State	IOS Capital	33343814		Equipment

Delaware Secretary of State	IOS Capital	40518755		Equipment

Delaware Secretary of State	IOS Capital	40518763		Equipment

Delaware Secretary of State	IOS Capital	40518789		Equipment

Delaware Secretary of State	IOS Capital	40518797		Equipment

Delaware Secretary of State	IOS Capital	40720013		Equipment

Delaware Secretary of State	IOS Capital	41353541		Equipment

5.	A&S Building Systems, L.P.

Financing
Filed With	Secured Party	Statement No.	Covering	Notice Only

Texas Secretary of State	NEC America, Inc.	01-139554		Equipment
6.	NCI Group, L.P. (f/k/a Metal Coaters Operating, L.P.)

Financing
Filed With	Secured Party	Statement No.	Covering	Notice Only

Texas Secretary of State	Wells Fargo Equipment Finance, Inc.	02-0010532124		Equipment

Texas Secretary of State	Bethlehem Steel Corporation	02-0014180753		Consigned Steel

Texas Secretary of State	Wells Fargo Bank, National Association, as Agent	03-0025024682		Consigned Materials

7.	Metal Building Components, L.P. and/or Metal Building Components, Inc. and/or MBCI

Financing
Filed With	Secured Party	Statement No.	Covering	Notice Only

Texas Secretary of State	Signode Corporation	85-278476		Equipment

Texas Secretary of State	Associates Leasing, Inc.	99-149005		Equipment

Texas Secretary of State	Associates Leasing, Inc.	99-161548		Equipment

Texas Secretary of State	Linc Monex, a division of Linc Capital, Inc.	99-239713		Equipment

Texas Secretary of State	Mellon Leasing	00-447846		Equipment

Texas Secretary of State	Associates Leasing, Inc.	00-554701		Equipment

Texas Secretary of State	Citicorp Del Lease, Inc.	01-006552		Equipment

Texas Secretary of State	U.S. Bancorp Equipment Finance, Inc.	04-0041133591		Equipment

Hinds County, Mississippi (1st district)	Signode Corporation	381721		Equipment
8.	Metal Coaters of California, Inc.

Financing
Filed With	Secured Party	Statement No.	Covering	Notice Only

Texas Secretary of State	Bethlehem Steel Corporation	02-0014180642		Consigned Steel

Texas Secretary of State	United States Steel Corporation	04-0058433219		Consigned Steel

Schedule 2.1(a)
SCHEDULE OF LENDERS AND
COMMITMENTS

Lender	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
Wachovia Bank, National Association	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
Allied Irish Banks, p.l.c.	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
Bank of America, N.A.	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
BNP Paribas	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
Credit Industriel et Commercial	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.V. “Rabobank International”, New York Branch	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
General Electric Capital Corporation	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
Guaranty Bank	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
National City Bank	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
Southwest Bank of Texas, N.A.	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
Washington Mutual Bank	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
Total:	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*	[Redacted]*
* Indicates redacted and filed separately with the Securities and Exchange Commission.

Schedule 2.1(b)(i)
[FORM OF]
NOTICE OF BORROWING
                    , 2004
Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina 28288-0680
Attn: Syndication Agency Services
Ladies and Gentlemen:
     Pursuant to Section [2.1(b)(i)][2.4(b)(i)][4.3(b)] of the Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among NCI Building Systems, Inc., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), the Borrower hereby requests the following (the “Proposed Borrowing”):
I.	Revolving Loans be made as follows:

		Interest	Interest
		Rate	Period
		(Alternate Base	(One, two, three or six months—
Date	Amount	Rate/LIBOR Rate)	for LIBOR Rate only)

NOTE:	BORROWINGS MUST BE IN MINIMUM AGGREGATE DOLLAR AMOUNTS OF $1,000,000 AND $1,000,000 INCREMENTS IN EXCESS THEREOF.
II.	Swingline Loans be made on [date] as follows:

Swingline Loans requested:
(1)	Total Amount of Swingline Loans $

NOTE:	SWINGLINE LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF $100,000 AND IN INTEGRAL AMOUNTS OF $100,000 IN EXCESS THEREOF.
III. The Tranche B Term Loan be made on                                          [must be at least three Business Days after the date this Notice of Borrowing is submitted].
     Terms defined in the Credit Agreement shall have the same meanings when used herein.

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:
     (A) the representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection therewith shall be true and correct on and as of the date of the Proposed Borrowing as if made on and as of such date;
     (B) no Default or Event of Default shall have occurred and be continuing on the date of the Proposed Borrowing, or after giving effect to the Proposed Borrowing; and
     (C) immediately after giving effect to the making of the Proposed Borrowing (and the application of the proceeds thereof), (i) the sum of outstanding Revolving Loans plus outstanding LOC Obligations plus outstanding Swingline Loans shall not exceed the Revolving Committed Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.

Very truly yours, NCI BUILDING SYSTEMS, INC., a Delaware corporation
By:
Name:
Title:

Schedule 2.1(e)
[FORM OF]
REVOLVING NOTE
                    , 200___
     FOR VALUE RECEIVED, the undersigned, NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Borrower”) hereby unconditionally promises to pay, on the Revolving Commitment Termination Date (as defined in the Credit Agreement referred to below), to the order of                      (the “Lender”) at the office of Wachovia Bank, National Association located at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.
     The holder of this Note is authorized to endorse the date and amount of each Loan pursuant to Section 2.1 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed (absent error); provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.
     This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), and is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

NCI BUILDING SYSTEMS, INC., a Delaware corporation
By:
Name:
Title:

SCHEDULE 1
to
Revolving Note
LOANS AND PAYMENTS OF PRINCIPAL

Principal
	Amount	Type				Paid
	Of	of	Interest	Interest	Maturity	or	Principal	Notation
Date	Loan	Loan[1]	Rate	Period	Date	Converted	Balance	Made By

[1]	The type of Loan may be represented by “L” for LIBOR Rate Loans or “ABR” for Alternate Base Rate Loans.

Schedule 2.2(d)
[FORM OF]
TRANCHE B TERM NOTE
                    , 2004
     FOR VALUE RECEIVED, the undersigned, NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Borrower”) hereby unconditionally promises to pay, on the Tranche B. Term Loan Maturity Date (as defined in the Credit Agreement referred to below), to the order of                      (the “Lender”) at the office of Wachovia Bank, National Association at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of the Tranche B Term Loan made by the Lender to the undersigned pursuant to Section 2.2 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.
     The holder of this Note is authorized to endorse the date and amount of each payment of principal and interest with respect to the Tranche B Term Loan evidenced by this Note and the portion thereof that constitutes a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed (absent error); provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.
     This Note is one of the Tranche B Term Notes referred to in the Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), and is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

NCI BUILDING SYSTEMS, INC.,
a Delaware corporation

By:
Name:
Title:

SCHEDULE 1
to
Tranche B Term Note
LOANS AND PAYMENTS OF PRINCIPAL

Principal
	Amount	Type				Paid
	of	of	Interest	Interest	Maturity	Or	Principal	Notation
Date	Loan	Loan[1]	Rate	Period	Date	Converted	Balance	Made By

[1]	The type of Loan may be represented by “L” for LIBOR Rate Loans or “ABR” for Alternate Base Rate Loans.

Schedule 2.4(d)
[FORM OF]
SWINGLINE NOTE
                    , 2004
     FOR VALUE RECEIVED, the undersigned, NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Borrower”) hereby unconditionally promises to pay on the Revolving Commitment Termination Date (as defined in the Credit Agreement referred to below), to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) at the office of Wachovia Bank, National Association at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the undersigned pursuant to Section 2.4 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.
     The holder of this Note is authorized to endorse the date and amount of each Swingline Loan pursuant to Section 2.4 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as an Alternate Base Rate Loan or otherwise on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed (absent error); provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.
     This Note is the Swingline Note referred to in the Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), and is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

NCI BUILDING SYSTEMS, INC.,
a Delaware corporation

By:
Name:
Title:

SCHEDULE 1
to
Swingline Note
LOANS AND PAYMENTS OF PRINCIPAL

	Amount	Type
	of	of	Interest	Principal	Principal	Notation
Date	Loan	Loan	Rate	Paid	Balance	Made By

Schedule 2.10
[FORM OF]
NOTICE OF CONVERSION/EXTENSION
                    , 2004
Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina 28288-0680
Attn: Syndication Agency Services
Ladies and Gentlemen:
     Pursuant to Section 2.10 of the Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among NCI Building Systems, Inc., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), the Borrower hereby requests ___conversion or ___extension of the following Loans be made as follows (the “Proposed Conversion/Extension”):

				Requested Interest	Requested Interest
	Current Interest			Rate	Period
Applicable	Rate and Interest		Amount to be	(Alternate Base	(One, two, three or six months-
Loan	Period	Date	converted/extended	Rate/LIBOR Rate)	- for LIBOR Rate only)

NOTE:	PARTIAL CONVERSIONS MUST BE IN MINIMUM AMOUNTS OF $1,000,000 AND $1,000,000 INCREMENTS IN EXCESS THEREOF.
     Terms defined in the Credit Agreement shall have the same meanings when used herein.
     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Conversion/Extension:
     (A) the representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection therewith shall be true and correct on and as of the date of the Proposed Conversion/Extension as if made on and as of such date;
     (B) no Default or Event of Default will have occurred and be continuing on the date of the Proposed Conversion/Extension, or after giving effect to the Proposed Conversion/Extension; and
     (C) immediately after giving effect to the making of the Proposed Conversion/Extension, (i) the sum of outstanding Revolving Loans plus outstanding LOC Obligations plus outstanding Swingline Loans shall not exceed the Revolving Committed Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.

Very truly yours,

NCI BUILDING SYSTEMS, INC.,
a Delaware corporation

By:
Name:
Title:

Schedule 2.18
TAX EXEMPT CERTIFICATE
     Reference is hereby made to the Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among NCI Building Systems, Inc., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

SCHEDULE 3.3
JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

JURISDICTION OF
		INCORPORATION	JURISDICTION OF
	COMPANY	OR ORGANIZATION	QUALIFICATION
1.	NCI Building Systems, Inc.	Delaware	Texas

2.	NCI Operating Corp.	Nevada	California
Florida
Georgia
Illinois
Massachusetts
Michigan
Mississippi
North Dakota
Ohio
Oregon
South Carolina Texas
Utah
Virginia

3.	NCI Holding Corp.	Delaware	None

4.	Metal Coaters of California, Inc.	Texas	California

5.	A & S Building Systems, L.P.	Texas	Florida
Michigan
South Carolina
Tennessee

JURISDICTION OF
		INCORPORATION	JURISDICTION OF
	COMPANY	OR ORGANIZATION	QUALIFICATION
6.	NCI Building Systems, L.P.	Texas	Alabama
Arizona
California
Florida
Georgia
Illinois
Iowa
Massachusetts
Mississippi
New Mexico
North Carolina
Ohio
Oklahoma
South Carolina
Wisconsin

7.	Metal Building Components, L.P.	Texas	Arizona
California
Florida
Georgia
Idaho
Indiana
Iowa
Kentucky
Michigan
Mississippi
Nebraska
New Jersey
New York
North Dakota
Oklahoma
Pennsylvania
Tennessee
Utah
Virginia

JURISDICTION OF
		INCORPORATION	JURISDICTION OF
	COMPANY	OR ORGANIZATION	QUALIFICATION
8.	NCI Group, L.P.	Texas	Alabama
Arizona
Arkansas
California
Colorado
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Utah
Virginia
Washington
West Virginia
Wisconsin

SCHEDULE 3.12
SUBSIDIARIES

	Jurisdiction	No. of		Owner of	No. of	Percentage
	of	Outstanding	Outstanding	Outstanding	Shares/	of Shares/
	Incorporation	Shares/	Warrants,	Shares/	Interests	Interests
Subsidiary	/Organization	Interests	Options, Etc.	Interests	Owned	Owned
Building Systems de México, S.A. de C.V.	Mexican Stock corporation with variable capital (domiciled in Monterrey)	50,000 Series A Shares One and 00/100 Mexican Pesos (MX. 1.00) par value (fixed cap.) Series B Shares One and 00/100 Mexican Pesos (MX. 1.00) par value (variable cap.)	N/A N/A	NCI Building Systems, Inc. Empresas STIVA, S.A. de C.V. NCI Building Systems, Inc. Empresas STIVA, S.A. de C.V.	25,500 24,500 30,702,143 29,486,710	51 49 51 49

NCI Operating Corp.	Nevada	1,000 shares of common stock, $1.00 par value	N/A	NCI Building Systems, Inc.	1,000	100

NCI Holding Corp.	Delaware	1,000 shares of common stock, $1.00 par value	N/A	NCI Building Systems, Inc.	1,000	100

Metal Coaters of California, Inc.	Texas	10,000 shares of common stock, $0.10 par value	N/A	NCI Holding Corp.	10,000	100

A&S Building Systems, L.P.	Texas	general partnership interest limited partnership interest	N/A	NCI Operating Corp. NCI Holding Corp.	N/A N/A	1 99

	Jurisdiction	No. of		Owner of	No. of
	of	Outstanding	Outstanding	Outstanding	Shares/	Percentage
	Incorporation	Shares/	Warrants,	Shares/	Interests	of Shares/
Subsidiary	/Organization	Interests	Options, Etc.	Interests	Owned	Interests Owned
NCI Building Systems, L.P.	Texas	general partnership interest limited partnership interest	N/A	NCI Operating Corp. NCI Holding Corp.	N/A N/A	1 99

Metal Building Components, L.P.	Texas	general partnership interest limited partnership interest	N/A	NCI Operating Corp. NCI Holding Corp.	N/A N/A	1 99

NCI Group, L.P.	Texas	general partnership interest limited partnership interest	N/A	NCI Operating Corp. NCI Holding Corp.	N/A N/A	1 99

SCHEDULE 3.16
INTELLECTUAL PROPERTY
Owned Intellectual Property:

Registered Trademarks	Registration/Serial No.	Owner
Retro-R	1,906,296	NCI Building Systems, L.P.
Royal K-70	2,025,884	NCI Building Systems, L.P.
Dura 20	2,037,498	NCI Building Systems, L.P.
Metallic Building Company	2,110,344	NCI Building Systems, L.P.
Metallic and design	623,865	NCI Building Systems, L.P.
NCI & design	2,028,845	NCI Building Systems, L.P.
AAS (miscellaneous design)	2,035,454	NCI Building Systems, L.P.
A&S Building Systems	2,028,846	NCI Building Systems, L.P.
Mid-West Steel Building Company	2,040,247	NCI Building Systems, L.P.
Design logo for Midwest Steel	2,030,148	NCI Building Systems, L.P.
ARS & design	2,030,149	NCI Building Systems, L.P.
Value Express & design	2,054,529	NCI Building Systems, L.P.
NCI Express & design	2,052,295	NCI Building Systems, L.P.
NCI Building Components	2,028,844	NCI Building Systems, L.P.
NCI	2,079,167	NCI Building Systems, L.P.
DBCI	2,071,877	NCI Building Systems, L.P.
Metallic	2,119,193	NCI Building Systems, L.P.
Verti-Loc	2,085,914	NCI Building Systems, L.P.
Vistasheen	2,335,371	A&S Building Systems, L.P.
Vistacolor	2,335,370	A&S Building Systems, L.P.
VistaShadow	2,335,369	A&S Building Systems, L.P.
Architectural Loc	2,202,364	NCI Building Systems, L.P.
SS216	2,169,345	NCI Building Systems, L.P.
Mesco & design	1,055,914	NCI Building Systems, L.P.
Mesco and design	1,069,517	NCI Building Systems, L.P.
Classic Steel Frame Homes	2,183,547	NCI Building Systems, L.P.
ECI and design	2,296,476	NCI Building Systems, L.P.
IPS & design	2,196,662	NCI Building Systems, L.P.
Battenlok	1,686,016	Metal Building Components, L.P.
Signature	1,750,427	Metal Building Components, L.P.
Ultra-Dek 124	1,310,768	Metal Building Components, L.P.
Double-Lok 124	1,613,519	Metal Building Components, L.P.
Lokseam	1,684,278	Metal Building Components, L.P.
MBCI and design	1,424,579	Metal Building Components, L.P.
NuRoof	1,917,593	Metal Building Components, L.P.

Registered Trademarks	Registration/Serial No.	Owner
FlexLoc	1,950,005	Metal Building Components, L.P.
Imperial Rib	1,980,366	Metal Building Components, L.P.
ABC American Building Components	1,926,989	Metal Building Components, L.P.
Monarch Rib	1,905,298	Metal Building Components, L.P.
MBCI (and design)	1,206,560	Metal Building Components, L.P.
Regal Rib	1,082,255	Metal Building Components, L.P.
Rugged Rib	1,171,944	Metal Building Components, L.P.
Ajax	0,236,307	Metal Building Components, L.P.
NuWall	2,281,230	Metal Building Components, L.P.
SuperLok	2,161,830	Metal Building Components, L.P.
StormProof	2,277,089	Metal Building Components, L.P.
Rain Guard	2,192,159	Metal Building Components, L.P.
Classic	2,256,416	Metal Building Components, L.P.
Perma-Clad	2,193,540	Metal Building Components, L.P.
Artisan	2,262,021	Metal Building Components, L.P.
LiteFrame	2,266,112	Metal Building Components, L.P.
Traditional	2,286,987	Metal Building Components, L.P.
SlimLine	2,192,160	Metal Building Components, L.P.
Royal Lock	2,770,513	Metal Building Components, L.P.
Ameri-Drain	2,264,507	Metal Building Components, L.P.
Supra-Rib	2,647,624	Metal Building Components, L.P.
7/8” Wide Rib	2,478,821	Metal Building Components, L.P.
3/4” High Rib	2,450,419	Metal Building Components, L.P.
S-36	2,262,735	Metal Building Components, Inc.
BI-36	2,266,746	Metal Building Components, Inc.
B-36	2,259,247	Metal Building Components, Inc.
Metal Coaters and design	1,675,343	NCI Group, L.P.
DOUBLECOTE	2,005,583	NCI Group, L.P.
Long Bay System	2,485,858	NCI Building Systems, L.P.
SL-16	2,359,209	Metal Building Components, L.P.
Millennium	2,458,977	Metal Building Components, L.P.
WeatherSafe	2,489,812	Metal Building Components, L.P.
Metal-Prep and design	1,663,644	NCI Group, L.P.
Speedy Steel Garages	2,581,159	Metal Building Components, L.P.
Tuff-Shield	2,662,600	NCI Building Systems, L.P.
Classic Steel Frame Homes and design	2,741,396	NCI Building Systems, L.P.
DBCI and design	76/437479 (pending)	NCI Building Systems, L.P.
A&S and design	76/437478 (pending)	NCI Building Systems, L.P.
SS Steel System and design	76/496573 (pending)	NCI Building Systems, L.P.
Tri-Lok	76/473638 (pending)	Metal Building Components, L.P.

Registered Trademarks	Registration/Serial No.	Owner
NCI Metal Depots and design	76/473683 (pending)	NCI Building Systems, L.P.
Tri-Lok Plus	76/510575 (pending)	Metal Building Components, L.P.
Ultra-Dek	76/559837 (pending)	Metal Building Components, L.P.
Classic Steel Frame Homes	822443252 (Brazil)	NCI Building Systems, L.P.
Building Systems de Mexico	595314 (Mexico)	NCI Building Systems, L.P.
Building Systems de Mexico	595315 (Mexico)	NCI Building Systems, L.P.
Metallic and design	593415 (Mexico)	NCI Building Systems, L.P.
Metallic and design	595316 (Mexico)	NCI Building Systems, L.P.
BSM and design	595317 (Mexico)	NCI Building Systems, L.P.
BSM and design	593416 (Mexico)	NCI Building Systems, L.P.
Metallic and design	515413 (Mexico)	NCI Building Systems, L.P.
Metallic and design	556035 (Mexico)	NCI Building Systems, L.P.
Metallic Building Company	546893 (Mexico)	NCI Building Systems, L.P.

Patent Title	Patent/Application No.	Owner
Apparatus and Method for Retrofitting a Metal Roof	5402572	NCI Building Systems, L.P.
Vented Closure	5605022	NCI Building Systems, L.P.
Apparatus for Retrofitting a Metal Roof	5855101	NCI Building Systems, L.P.
Cinch Strap and Backup Plate for Metal Roof Endlap Joint	4655020	Metal Building Components, L.P.
Structural Member for Use in the Construction of Buildings	6519908	NCI Building Systems, L.P.
Tension Device For Live Axle Door	5778490	David B. Curtis (1)
Structural Member for Use in the Construction of Buildings	10/314852 (pending)	NCI Building Systems, L.P.
Multi-Story Building and Method for Construction Thereof	10/435303 (pending)	Fred E. Schubert
Method and Apparatus for Suspending a Door	10/619744 (pending)	NCI Building Systems, L.P.
Structural Member for Use in the Construction of Buildings (Australia)	2001276042 (pending)	NCI Building Systems, L.P.
Structural Member for Use in the Construction of Buildings (Brazil)	P10112040-9 (pending)	NCI Building Systems, L.P.
Structural Member for Use in the Construction of Buildings (Canada)	2412726 (pending)	NCI Building Systems, L.P.
Structural Member for Use in the Construction of Buildings (China)	01814208.7 (pending)	NCI Building Systems, L.P.

Patent Title	Patent/Application No.	Owner
Structural Member for Use in the Construction of Buildings (European Patent Office)	01953610.1 (pending)	NCI Building Systems, L.P.
Structural Member for Use in the Construction of Buildings (Hungary)	P0302105 (pending)	NCI Building Systems, L.P.
Structural Member for Use in the Construction of Buildings (Mexico)	2003/000090 (pending)	NCI Building Systems, L.P.
Structural Member for Use in the Construction of Buildings (Poland)	P-36120 (pending)	NCI Building Systems, L.P.
Structural Member for Use in the Construction of Buildings (Russian Federation)	2003101973 (pending)	NCI Building Systems, L.P.
Multi-Story Building and Method for Construction	PCT/US04/12097
Thereof	(pending)

(1)	Subject to License Agreement.

Copyright Title	Registration No.	Owner
Ultra-Dek 124 and Double-Lok 124 computer estimating / material take-off program	TX3211051	Metal Building Components, L.P.
Ultra-simple, ultra-sure, Ultra-Dek 124	TX1938083	Metal Building Components, L.P.
M B C I	TX1924612	Metal Building Components, L.P.
Ultra-Dek 124 erection manual	TX1924543	Metal Building Components, L.P.
Ultra-Dek 124	TX1923318	Metal Building Components, L.P.
Licensed Intellectual Property:
Patent License Agreement, dated November 13, 1995, between NCI Building Systems, L.P. (as successor in interest to DBCI Acquisition Corporation) and David B. Curtis relating to Tension Device for Live Axle Door — Patent No. 578490
Licensed Software:

Vendor Name	Software Name	Modules

Websense, Inc.	Websense
Noetix, Corp.	NoetixViews	Accounts Payable
Accounts Receivable
Fixed Assets
General Ledger

Vendor Name	Software Name	Modules

Purchasing
Inventory
Order Entry
AOL
EUL Generator

Merant	PVCS	Professional Suite v3.6.00
ERP v3.400

Optio Software, Inc.	Optio	Document Customization Server
v6.1.1 sol2

Designer Software 3.0.17
Checkbook Software v2.02 d386

Oracle Corporation	Oracle	Alert rl0.7
	Applications	Human Resources v7.0 rl0.7
Object Library v6.1 rl0.7
Sales Compensation v] .0 rl0.7
Payroll v4.0 rl0.7
Server EE 7.3
App Server EE Dorn 3.0
General Ledger v9.0 rl 0.7
Payables v8.0 rl0.7
Assets v7.0.l 66 r10.7
Purchasing v8.0 rl0.7
Receivables v7.0 rl0.7
Order Entry v4.0rl0.7
Inventory v5.0 rl0.7
Work in Process v5.1 r10.7
Bills of Material v5.0 r10.7
Developer 2.0
Discover/2000 v1.3
Discover User Ed. V3.0
Designer/2000 2.1.2
Discover Viewer 3.1w
Server EE 8 v8.0
Tuning Pack 2.0
Diagnostics Pack 2.0
Server EE 8I 8.1
Change Management Pack 2.0
Alert v5.0 rl0.7

Oracle Corporation	Oracle 11i	E-Business Intelligence
Marketing, TeleSales, Field Sales
Order Management
Inventory Management

Vendor Name	Software Name	Modules

Purchasing
Discrete Manufacturing & Process Manufacturing
TeleService, Service Contracts
Project Costing, Project Billing
Financials
Human Resources

Frontstep	Syteline	Syteline Progress Enterprise Database Server v9.1c
Syteline Progress Client Networking

v9.1c
Progress Roundtable v9.lc
Syteline Progress Package v9.1c

Frontstep	Syteline	Progress Personal Database
Syteline Progress Package License
Progress 4GL Development System
Progress Enterprise Database Server
Single Source Vertex Interface

License
Syteline ERP License
Progress Client Networking
Query Results
Syteline Parameter Rule & Tables Source License
Service Subscription
Syteline ERP Source License
Syteline Progress Provision License

SIS Technologies	Veritas	Veritas SAN Manager
Veritas Sun Cluster
Veritas Volume Manager

CDW Computer Centers	Microsoft	MS SLA WIN CAL SA
MS SLA EXCH CAL SA
MS SLA WIN PRO SA
Microsoft Select Office Professional

Software
Assurance
Microsoft Select Office Software
Assurance
MS SLA WIN CAL UPG ADV
Annual
MS SLA EXCH CAL UPGADV
Annual

Vendor Name	Software Name	Modules

MS SLA SRVR UPG ADV Annual
MS SLA WIN XP PRO UPG/SA
MS SLA SQL SRVR STD ED
LIC/SA PK
ICP

	MAS 200	Financials
Manufacturing

Westbrook Technologies	Fortis	Document Management
	Inflo	Workflow Process
PowerWeb
A&S Building Systems, L.P.

Vendor Name	Software Name	Modules

N/A	Helois Software	Text Pad
Solutions

N/A	AutoDesk, Inc.	AutoCAD LT 2002 10.3.0.0 (4)
Auto CAD LT 2000(i) Live (3)
Auto CAD LT 98 (9)

N/A	N/A	RISA-3D-v4.1
Mesco Building Systems
Commercial Software

Libra
Great Plains Dynamics
FAS — Fixed Asset System
Rate Locator
AutoCAD 2002
IntelliCAD 2000
Delphi v7
Delphi v5
Visual Basic v5
Watcom Furtran
MultiEdit
Adobe Acrobat
Pervasive SQL DBMS
Seagate Crystal Reports and Crystal Enterprise
Visio 2000
IES

CFS
MathCad
Novell Netware
Novell NDS for NT
MS Windows NT 4.0 Server
MS Exchange Server 5.5
Symantec Norton Antivirus Corporate Edition
Veritas Backup Exec for Windows
Veritas Backup Exec Agent for Windows
Veritas Backup Exec Intelligent Disaster Recover
Veritas Backup Exec Open File Option
Smart Storage — Archive Xtender for Win NT/2K
In-House Developed
Mpact
Order Entry System
Bill of Material System
Coil Tracking System
Schedule
Frame design/detailing system
Purlin and Girt design system
Crane beam design
NCI Building Systems, L.P.
In-House Developed Software:
Drafting Detail Search
Electronic Product Catalog
Load Data By County
Long Bay System Information
A&S DES Interface
nciDWG Viewer
Anchor Bolt Batch Print
Absentee Report XLS Generator
Autocad Script Generator
AISC Shape Explorer
User Activation/Authorization
Argos BOM Formatter
CAD Search
CAD Search Administrator
Material Weight Calculator
CODE Repository
Compound Document Data Objects
Compound Object Data Structures

INP File Creator
ZIP File Creator/Explorer
Customer Tracker
Job File Tracker
Debug Monitor
Engineering Design Interface
DXF to PAS Converter
EMF Viewer / Printer
DXF Viewer / Printer
Image Gallery
iViewer
Main Frame Design
Main Frame Detailing
Matrix Manipulation
nciArchive Manager
nciAutoPlot
nciEndwall Detailing
nciLBS Detailer
nciTIFF Combine
nciTIFF Manager
nciTIFF Scanner
nciTIFF Viewer
OpenDWG Interface
Product ID Generator
S Drawings Manager
S Drawings Creator
User Registration
User Verification
Main Frame Connection Design
Express Pricing & Drafting System
Prism Pricing System
Prism Anchor Bolt Drawing System
Drawings Plus
In-House Developed Components:
CompDOC
dxfSHXMatrix
FastStringFuncs
FastStrings
Huffman
nciAbout
nciAddList
nciAISCShapes
nciBooleanList
nciBrowseForFolder

nciCalendar
nciChangeNotification
nciCheckListbox
nciCheckTreeView
nciCoIdFormedShapes
nciColorButton
nciColumnRafterConnectionDetailer
nciCommon
nciCompDocDataType
nciCompObj
nciCompObjDocConvertor
nciComponents
nciCSVParser
nciDoubleList
nciDraftingTypes
nciDXF
nciEdit
nciEMFViewer
nciEncrypt
nciEndwallFrames
nciExpParser
nciFramingComponents
nciGroupBox
nciLabel
nciListsAndMeasurements
nciLongIntList
nciMainFrames
nciMemoryStringStream
nciMemoryTable
nciMetaFile
nciMRUList
nciPanel
nciPreferences
nciPreview
nciPricingControls
nciPrinterSettings
nciProcessTimer
nciRadioListbox
nciRTF
nciSetsAndOrdsToFromString
nciShellControls
nciShellControlsI
nciShellIcons
nciSpeedButton
nciStreamClipboard
nciStringGrid

nciStringParser
nciSurfaceFramingComponent
nciUtils
nciVariantList
nciVectorList
nciVersion
nciVisualStringList
uNCIDWG
Third Party Components — 32 bit:
DBlsam
Diamond Access
Dream Company
Envision
HyperString
FastString
ImageLIB
Raize
Rubicon
Shell Control Pack
TurboPower
TChartPro
VCLZip
XLS
ZLib
Compilers — 32 bit:
Borland Delphi 6
Borland C++ Builder 6
Microsoft Visual C++ 6
Compaq Fortran 6.2
Compilers — 16 bit:
Microsoft Visual C++ 1.52c
Microsoft Visual Basic 3.0
Microsoft Fortran 5.1
Third Party Components — 16 bit:

Inner Media, Inc:	Zip/Unzip

Desaware, Inc:	API Guide
Version Stamper
Call Back

BeCubed Software, Inc:	VB Tools

Sheridan Software Systems, Inc:	Designer Widgets IndexTab Custom Control
Data Widgets 2 Custom Controls

MicroHelp Inc:	VBTools5 — run time dil
Gauge Control

Haas Service GmbH and Simplex Software:	Visual Basic 3-D Custom Control

SCHEDULE 3.19(a)

LOCATION OF REAL PROPERTY
Owned Real Property:

County/Independent
Street Address and Zip Code	City	State
10943 North Sam Houston Parkway West
Houston, Texas 77064	Harris	Texas

9123 Center Street
Rancho Cucamonga, California 91730	San Bernardino	California

1880 Hwy. 116
Caryville, Tennessee 37714	Campbell	Tennessee

201 Apache Drive
Jackson, Mississippi 39272	Hinds	Mississippi

7301 Fairview
Houston, Texas 77041	Harris	Texas

7311 Fairview
Houston, Texas 77041	Harris	Texas

7313 Fairview
Houston, Texas 77041	Harris	Texas

1509 DeWitt Avenue East
Mattoon, Illinois 61938	Coles	Illinois

550 Industry Way
Atwater, California 95301	Merced	California

13706 Cabezut Drive
Laredo, Texas 78045	Webb	Texas

4310 Industrial Access Road
Douglasville, Georgia 30134	Douglas	Georgia

5707 Mitchelldale Street
Houston, Texas 77092	Harris	Texas

Hwy. 114 & 400 North Kimball
Southlake, Texas 76092	Tarrant	Texas

14031 West Hardy
Houston, Texas 77060	Harris	Texas

5711 FM-40
Lubbock, Texas 79403	Lubbock	Texas

7000 South Eastern Avenue
Oklahoma City, Oklahoma 73149	Oklahoma	Oklahoma

8677 I-10 East
Converse, Texas 78109	Bexar	Texas

County/Independent
Street Address and Zip Code	City	State
2280 Monier Avenue
Lithia Springs, Georgia 30122	Douglas	Georgia

402 North Frontage Road
Plant City, Florida 33563	Hillsborough	Florida

801 South Avenue	City of
Colonial Heights, Virginia 23834	Colonial Heights	Virginia

1780 McCall Drive
Shelbyville, Indiana 46176	Shelby	Indiana

1011 Ellison Avenue
Omaha, Nebraska 68110	Douglas	Nebraska

300 Highway 51 North
Hernando, Mississippi 38632	De Soto	Mississippi

6168 State Route 233
Rome, New York 13440	Oneida	New York

1601 Rogers Road
Adel, Georgia 31620	Cook	Georgia

660 South 91st Avenue
Tolleson, Arizona 85353	Maricopa	Arizona

1155 West 2300 North
Salt Lake City, Utah 84116	Salt Lake	Utah

1804 Jack McKay Boulevard
Ennis, Texas 75119	Ellis	Texas

6975 Danville Road
Nicholasville, Kentucky 40356	Jessamine	Kentucky

515 13th Avenue East
Oskaloosa, Iowa 52577	Mahaska	Iowa

530 North Bronson Avenue
Big Rapids, Michigan 49307	Mecosta	Michigan

422 Kirby Drive
Lexington, Tennessee 38351	Henderson	Tennessee

40602 Highway 290
Waller, Texas 77484	Harris	Texas

12555 Interstate 10 East
Baytown Texas 77520	Chambers	Texas

1150 Marietta Industrial Drive NE
Marietta, Georgia 30062	Cobb	Georgia

501 North Greenwood Street
Houston, Texas 77011	Harris	Texas

County/Independent
Street Address and Zip Code	City	State
1836 Dock Street
Memphis, Tennessee 38113	Shelby	Tennessee

951 Prisock Road
Jackson, Mississippi 39272	Hinds	Mississippi

Ave. Stiva Aeropuerto #600	Monterrey	Mexico
Parque Stiva Aeropuerto Apodaca,
Nuevo Leon Mexico 66600
Leased Real Property:

	County/Independent	State/Country
Street Address and Zip Code	City
1105 N. Market Street
Suite 1300
Wilmington, DE 19801	New Castle	Delaware

301 West Broome Street	Troup	Georgia
Suite 213
LaGrange, Georgia 30240

1500 West DeWitt Henry Drive	White	Arkansas
Suite 6-10
Beebe, Arkansas 72012

115a Alabama Street
Columbus, Mississippi 39702	Lowndes	Mississippi

125 Pequanoc Drive
Tallapoosa, Georgia 30176	Haralson	Georgia

13202 Murphy Road
Stafford, Texas 77477	Fort Bend	Texas

5424 Rufe Snow Drive	Tarrant	Texas
Suite 102
Fort Worth, Texas 76180

1718 Central Avenue	Webster	Iowa
Suite 7
Fort Dodge, Iowa 50501

2124 South Meridian
Oklahoma City, Oklahoma 73108	Oklahoma	Oklahoma

285 Forest Grove	Waukesha	Wisconsin
Suite 209
Pewaukee, Wisconsin 53072

	County/Independent	State/Country
Street Address and Zip Code	City
350 Hwy. 290 E
Ste 7
Hempstead, Texas 77445	Waller	Texas

530 Vine Street
Starkville, Mississippi 39759	Oktibbeha	Mississippi

110 East Broad Street
Eufaula, Alabama 36027	Barbour	Alabama

21 East Front Street
El Paso, Illinois 61738	Woodford	Illinois

4645 Timber Ridge Road	Douglas	Georgia
Suite 250
Douglasville, Georgia 30135

6535 West German Road
Chandler, Arizona 85226	Maricopa	Arizona

880 Industrial Park Drive, NE
Marietta, Georgia 30062	Cobb	Georgia

3200 Pinewood Drive
Arlington, Texas 76010	Tarrant	Texas

2611 East Lindsey Privado Drive
Ontario, California 91761	San Bernadino	California

12150 Shiloh Road, Suite 120
Dallas, Texas 75228	Dallas	Texas

2679 Peachtree Square
Doraville, Georgia 30360	DeKalb	Georgia

1001 Enterprise Avenue	Oklahoma County	Oklahoma
Bay 2B-3B-4-5-6-7
Oklahoma City, Oklahoma 73128

13808 Imperial Highway	Los Angeles	California
Suite 250
Santa Fe Springs, California 90670

107 Second Avenue SE
Cullman, Alabama 35055	Cullman	Alabama

1414 Elrod Road
Piedmont, South Carolina 29673	Anderson	South Carolina

4900 2nd Street, N.W.
Albuquerque, New Mexico 87107	Bernalillo	New Mexico

550 South Compress
Las Cruces, New Mexico 88005	Dona Ana	New Mexico

	County/Independent	State/Country
Street Address and Zip Code	City
2001 San Juan Boulevard
Farmington, New Mexico 87401	San Juan	New Mexico

4901 Brazosport Boulevard North	Brazoria County	Texas
Clute, Texas 77531

4901 Brazosport Boulevard North
Richwood, Texas 77531

1283 Tallevast Road	Manatee	Florida
Sarasota, Florida 34243

(office closed/lease runs through 10/04)

SCHEDULE 3.19(b)

LOCATION OF TANGIBLE PERSONAL PROPERTY

County/Independent
Street Address and Zip Code	City	State
10943 North Sam Houston Parkway West
Houston, Texas 77064	Harris	Texas

9123 Center Street
Rancho Cucamonga, California 91730	San Bernardino	California

1880 Hwy. 116
Caryville, Tennessee 37714	Campbell	Tennessee

201 Apache Drive
Jackson, Mississippi 39272	Hinds	Mississippi

7301 Fairview
Houston, Texas 77041	Harris	Texas

7311 Fairview
Houston, Texas 77041	Harris	Texas

7313 Fairview
Houston, Texas 77041	Harris	Texas

1509 DeWitt Avenue East
Mattoon, Illinois 61938	Coles	Illinois

550 Industry Way
Atwater, California 95301	Merced	California

13706 Cabezut Drive
Laredo, Texas 78045	Webb	Texas

4310 Industrial Access Road
Douglasville, Georgia 30134	Douglas	Georgia

5707 Mitchelldale Street
Houston, Texas 77092	Harris	Texas

Hwy. 114 & 400 North Kimball
Southlake, Texas 76092	Tarrant	Texas

14031 West Hardy
Houston, Texas 77060	Harris	Texas

5711 FM-40
Lubbock, Texas 79403	Lubbock	Texas

7000 South Eastern Avenue
Oklahoma City, Oklahoma 73149	Oklahoma	Oklahoma

8677 I-10 East
Converse, Texas 78109	Bexar	Texas

County/Independent
Street Address and Zip Code	City	State
2280 Monier Avenue
Lithia Springs, Georgia 30122	Douglas	Georgia

402 North Frontage Road
Plant City, Florida 33563	Hillsborough	Florida

801 South Avenue	City of
Colonial Heights, Virginia 23834	Colonial Heights	Virginia

1780 McCall Drive
Shelbyville, Indiana 46176	Shelby	Indiana

1011 Ellison Avenue
Omaha, Nebraska 68110	Douglas	Nebraska

300 Highway 51 North
Hernando, Mississippi 38632	De Soto	Mississippi

6168 State Route 233
Rome, New York 13440	Oneida	New York

1601 Rogers Road
Adel, Georgia 31620	Cook	Georgia

660 South 91st Avenue
Tolleson, Arizona 85353	Maricopa	Arizona

1155 West 2300 North
Salt Lake City, Utah 84116	Salt Lake	Utah

1804 Jack McKay Boulevard
Ennis, Texas 75119	Ellis	Texas

6975 Danville Road
Nicholasville, Kentucky 40356	Jessamine	Kentucky

515 13th Avenue East
Oskaloosa, Iowa 52577	Mahaska	Iowa

530 North Bronson Avenue
Big Rapids, Michigan 49307	Mecosta	Michigan

422 Kirby Drive
Lexington, Tennessee 38351	Henderson	Tennessee

40602 Highway 290
Waller, Texas 77484	Harris	Texas

12555 Interstate 10 East
Baytown Texas 77520	Chambers	Texas

4901 Brazosport Boulevard North	Brazoria County	Texas
Clute, Texas 77531

4901 Brazosport Boulevard North
Richwood, Texas 77531

County/Independent
Street Address and Zip Code	City	State
1150 Marietta Industrial Drive NE
Marietta, Georgia 30062	Cobb	Georgia

501 North Greenwood Street
Houston, Texas 77011	Harris	Texas

1836 Dock Street
Memphis, Tennessee 38113	Shelby	Tennessee

951 Prisock Road
Jackson, Mississippi 39272	Hinds	Mississippi

880 Industrial Park Drive, NE
Marietta, Georgia 30062	Cobb	Georgia

1105 N. Market Street	New Castle	Delaware
Suite 1300
Wilmington, DE 19801

301 West Broome Street	Troup	Georgia
Suite 213
LaGrange, Georgia 30240

1500 West DeWitt Henry Drive	White	Arkansas
Suite 6-10
Beebe, Arkansas 72012

1918 Harrison	Broward	Florida
Suite 204
Hollywood, Florida 33020
(Employee leases the office)

115a Alabama Street
Columbus, Mississippi 39702	Lowndes	Mississippi

125 Pequanoc Drive
Tallapoosa, Georgia 30176	Haralson	Georgia

13202 Murphy Road
Stafford, Texas 77477	Fort Bend	Texas

5424 Rufe Snow Drive	Tarrant	Texas
Suite 102
Fort Worth, Texas 76180

1718 Central Avenue	Webster	Iowa
Suite 7
Fort Dodge, Iowa 50501

2124 South Meridian
Oklahoma City, Oklahoma 73108	Oklahoma	Oklahoma

285 Forest Grove	Waukesha	Wisconsin
Suite 209
Pewaukee, Wisconsin 53072

County/Independent
Street Address and Zip Code	City	State
350 Hwy. 290 E	Waller	Texas
Suite 7
Hempstead, Texas 77445

530 Vine Street
Starkville, Mississippi 39759	Oktibbeha	Mississippi

110 East Broad Street
Eufaula, Alabama 36027	Barbour	Alabama

21 East Front Street
El Paso, Illinois 61738	Woodford	Illinois

4645 Timber Ridge Road	Douglas	Georgia
Suite 250
Douglasville, Georgia 30135

6535 West German Road
Chandler, Arizona 85226	Maricopa	Arizona

3200 Pinewood Drive
Arlington, Texas 76010	Tarrant	Texas

2611 East Lindsey Privado Drive
Ontario, California 91761	San Bernadino	California

12150 Shiloh Road, Suite 120
Dallas, Texas 75228	Dallas	Texas

2679 Peachtree Square
Doraville, Georgia 30360	DeKalb	Georgia

1001 Enterprise Avenue	Oklahoma County	Oklahoma
Bay 2B-3B-4-5-6-7
Oklahoma City, Oklahoma 73128

13808 Imperial Highway	Los Angeles	California
Suite 250
Santa Fe Springs, California 90670

107 Second Avenue SE
Cullman, Alabama 35055	Cullman	Alabama

1414 Elrod Road
Piedmont, South Carolina 29673	Anderson	South Carolina

4900 2nd Street, N.W.
Albuquerque, New Mexico 87107	Bernalillo	New Mexico

550 South Compress
Las Cruces, New Mexico 88005	Dona Ana	New Mexico

2001 San Juan Boulevard
Farmington, New Mexico 87401	San Juan	New Mexico

County/Independent
Street Address and Zip Code	City	State
1283 Tallevast Road	Manatee	Florida
Sarasota, Florida 34243
(office closed/lease runs through 10/04)

Ave. Stiva Aeropuerto #600	Monterrey	Mexico
Parque Stiva Aeropuerto Apodaca,
Nuevo Leon Mexico 66600
Third Party Locations (third parties who store or process inventory of the Credit Parties):

County/Independent
Name/Street Address and Zip Code	City	State

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*
* indicates redacted and filed separately with the Securities and Exchange Commission.

County/Independent
Name/Street Address and Zip Code	City	State

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*
* indicates redacted and filed separately with the Securities and Exchange Commission.

County/Independent
Name/Street Address and Zip Code	City	State

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

[Redacted]*	[Redacted]*	[Redacted]*

*	indicates redacted and filed separately with the Securities and Exchange Commission.

SCHEDULE 3.19(c)

CHIEF EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS

COMPANY	OFFICE	ADDRESS
NCI Building Systems, Inc.	Chief Executive Office:	10943 North Sam Houston Parkway West Houston, Texas 77064

	Principal Place of Business:	10943 North Sam Houston Parkway West Houston, Texas 77064

Building Systems de Mexico, S.A. de C.V.	Chief Executive Office:	Ave. Stiva Aeropuerto #600 Parque Stiva Aeropuerto Apodaca, Nuevo Leon Mexico 66600

	Principal Place of Business:	Ave. Stiva Aeropuerto #600 Parque Stiva Aeropuerto Apodaca, Nuevo Leon Mexico 66600

NCI Operating Corp.	Chief Executive Office:	10943 North Sam Houston Parkway West Houston, Texas 77064

	Principal Place of Business:	10943 North Sam Houston Parkway West Houston, Texas 77064

NCI Holding Corp:	Chief Executive Office:	c/o Delaware Corporate Management, Inc. 1105 North Market Street, Suite 1300 P O. Box 8985 Wilmington, Delaware 19801

	Principal Place of Business:	c/o Delaware Corporate Management, Inc. 1105 North Market Street, Suite 1300 P O. Box 8985 Wilmington, Delaware 19801

Metal Coaters of California, Inc.	Chief Executive Office:	10943 North Sam Houston Parkway West Houston, Texas 77064

	Principal Place of Business:	9123 Center Street Rancho Cucamonga, California 91730

NCI Building Systems, L.P.	Chief Executive Office:	10943 North Sam Houston Parkway West Houston, Texas 77064

	Principal Place of Business:	7301 Fairview Houston, Texas 77041

A&S Building Systems, L.P.	Chief Executive Office:	10943 North Sam Houston Parkway West Houston, Texas 77064

	Principal Place of Business:	1880 Highway 116 Caryville, Tennessee 37714

Metal Building Components, L.P.	Chief Executive Office:	10943 North Sam Houston Parkway West Houston, Texas 77064

	Principal Place of Business:	14031 West Hardy Houston, Texas 77060

NCI Group, L.P.	Chief Executive Office:	10943 North Sam Houston Parkway West Houston, Texas 77064

	Principal Place of Business:	10943 North Sam Houston Parkway West Houston, Texas 77064

SCHEDULE 3.22
LABOR MATTERS
The United Steel Workers of America has periodically petitioned the National Labor Relations Board to be recognized as the collective bargaining representative of the production and maintenance employees at various facilities, but has lost the resulting union election each time. The last elections were at our Rancho Cucamonga, California facility in August 1998 and November 1999 and at our Jackson, Mississippi facility in May 2004.

SCHEDULE 3.24
[Redacted]*
* Indicates redacted and filed separately with the Securities and Exchange Commission.

SCHEDULE 3.25
Insurance
[Redacted]*
* Indicates redacted and filed separately with the Securities and Exchange Commission.

Schedule 4.1(b)
[FORM OF]
SECRETARY’S CERTIFICATE
[CREDIT PARTY]
     Pursuant to Section 4.1(b) of the Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”; capitalized terms used herein and not defined shall have the meanings provided in the Credit Agreement), by and among NCI Building Systems, Inc., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), the undersigned                      of [CREDIT PARTY] hereby certifies as follows:
     1. Attached hereto as Exhibit A is a true and complete copy of the [articles of incorporation] [certificate of formation] [certificate of limited partnership] of [CREDIT PARTY] and all amendments thereto as in effect on the date hereof.
     2. Attached hereto as Exhibit B is a true and complete copy of the [bylaws] [operating agreement] [partnership agreement] of [CREDIT PARTY] and all amendments thereto as in effect on the date hereof.
     3. Attached hereto as Exhibit C is a true and complete copy of resolutions duly adopted by the board of directors of [CREDIT PARTY] on                      2004. Such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof, and such resolutions are the only corporate proceedings of [CREDIT PARTY] now in force relating to or affecting the matters referred to therein.
     4. The following persons are the duly elected and qualified officers of [CREDIT PARTY], holding the offices indicated next to the names below on the date hereof, and the signatures appearing opposite the names of the officers below are their true and genuine signatures, and each of such officers is duly authorized to execute and deliver on behalf of [CREDIT PARTY] the Credit Agreement, the Notes and the other Credit Documents to be issued pursuant thereto:

Name	Office	Signature

     IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the ___day of                     , 2004.

Name:
Title:

I,                     , the                      of [CREDIT PARTY], hereby certify that                      is the duly elected and qualified                      of [CREDIT PARTY] and that his/her true and genuine signature is set forth above.

Name:
Title:

Schedule 4.1(i)
[FORM OF]
SOLVENCY CERTIFICATE
     The undersigned chief financial officer of NCI Building Systems, Inc., a Delaware corporation (the “Borrower”), is familiar with the properties, businesses, assets and liabilities of the Credit Parties and is duly authorized to execute this certificate on behalf of the Borrower.
     Reference is made to that Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). All capitalized terms used herein and not defined shall have the meanings provided in the Credit Agreement.
     The undersigned certifies that he has made such investigation and inquiries as to the financial condition of the Credit Parties as the undersigned deems necessary and prudent for the purpose of providing this Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the making of Loans and other Extensions of Credit under the Credit Agreement.
     The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.
     BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Loans and other Extensions of Credit made on the Closing Date:
     A. Each of the Credit Parties is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.
     B. None of the Credit Parties intends to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature in their ordinary course.
     C. None of the Credit Parties is engaged in any business or transaction, or is about to engage in any business or transaction, for which the assets of such Credit Party would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Credit Party is engaged or is to engage.
     D. The present fair saleable value of the consolidated assets of the Credit Parties and their Subsidiaries, taken as a whole, measured on a going concern basis, exceeds all probable liabilities including those incurred pursuant to the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___day of                     , 2004, in the undersigned’s capacity as the chief financial officer of the Borrower.

NCI BUILDING SYSTEMS, INC., a Delaware corporation

By:
Name:
Title:

Schedule 5.2(b)
[FORM OF]
COMPLIANCE CERTIFICATE
OFFICER’S COMPLIANCE CERTIFICATE
Dated:                     , 2004
     The undersigned, on behalf of Juno Lighting, Inc. (the “Borrower”) hereby certifies to Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the Lenders party to the Credit Agreement referred to below, as follows:
     1. This Certificate is delivered to you pursuant to Section 5.2(b) of the Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
     2. I have reviewed the financial statements of the Borrower and its consolidated Subsidiaries dated as of                      and for the                      period[s] then ended and such statements present fairly the financial position of the Borrower and its consolidated Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated in conformity with GAAP applied on a consistent basis.
     3. I have reviewed the terms of the Credit Agreement and the related Credit Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its consolidated Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Based on such review, each of the Credit Parties during such accounting period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in the Credit Agreement to be observed, performed or satisfied by it. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].
     4. The Applicable Percentages and calculations determining such percentages are set forth on the attached Schedule 1 and the Borrower and its Subsidiaries are in compliance with the financial covenants contained in Section 5.9 of the Credit Agreement as shown on such Schedule 1.

     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Compliance Certificate on behalf of the Borrower on the ___day of                     , 200_.

NCI BUILDING SYSTEMS, INC., a Delaware corporation

By:
Name:
Title:

Schedule I to
Officer’s Compliance Certificate
For the Quarter/Year ended      (“Financial Statement Date”)
I.	Leverage Ratio

A.	Funded Debt, as of Interest Determination Date, for the Borrower and its Subsidiaries on a consolidated basis:

	1.	Funded Debt:

		(a)	Without duplication, all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (in thousands):	$

		(b)	Without duplication, Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations (in thousands):	$

		(c)	Without duplication, obligations in respect of any Redeemable Stock (in thousands):	$

		(d)	Without duplication, all direct or contingent obligations arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments (in thousands):	$

		(e)	Without duplication, all obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business or accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse (in thousands):	$

		(f)	Without duplication, net obligations under any Hedging Agreement (in thousands):	$

		(g)	Without duplication, Guaranty Obligations with respect to obligations of the type specified in

			subsections (a) through (f) above of Persons other than the Borrower or any of its Subsidiaries (in thousands):	$

		(h)	Without duplication, all Indebtedness of the types referred to in subsections (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary (in thousands):	$

		(i)	Funded Debt (Lines I.A.1(a) + (b) + (c) + (d) + (e) + (f) + (g) + (h)):	$

B.	Consolidated EBITDA for the period of the four consecutive fiscal quarters ending on the Interest Determination Date (the “Subject Period”) for the Borrower and its Subsidiaries on a consolidated basis:

	1.	Consolidated EBITDA:

		(a)	Consolidated Net Income for the Subject Period (in thousands):	$

		(b)	Without duplication and to the extent deducted in determining Net Income, Consolidated Interest Expense for the Subject Period (in thousands):	$

		(c)	Without duplication and to the extent deducted in determining Consolidated Net Income, federal, state, local and foreign income taxes for the Subject Period (in thousands):	$

		(d)	Without duplication and to the extent deducted in determining Consolidated Net Income, depreciation and amortization expenses for the Subject Period (in thousands):	$

		(e)	Without duplication and to the extent deducted in determining Consolidated Net Income, non-cash contributions during the Subject Period to 401(k) and other employee benefit plans, not to exceed $7,500,000 (in thousands):	$

		(f)	Without duplication and to the extent deducted in determining Consolidated Net Income, non-cash

		restructuring charges (net of tax) during the Subject Period, not to exceed $5,000,000 (in thousands):	$

	(g)	Without duplication and to the extent deducted in determining Consolidated Net Income, the transaction costs and expenses incurred in connection with the Credit Agreement (in thousands):	$

	(h)	Without duplication and to the extent deducted in determining Consolidated Net Income, the premium paid with respect to the prepayment of the Senior Subordinated Notes in an amount not to exceed $5,800,000 (in thousands):	$

	(i)	Without duplication and to the extent deducted in determining Consolidated Net Income, the non-cash write-off of the remaining deferred financing costs related to the Existing Credit Agreement and the Senior Subordinated Notes in an amount not to exceed $4,100,000 (in thousands):	$

	(j)	EBITDA (Lines I.B.1(a) + (b) + (c) + (d) + (e) + (f) + (g) + (h) + (i)):	$

C.	Leverage Ratio (Line I.A.1.(i) ÷ Line I.B.1.(j)):		______ to 1

D.	Maximum Leverage Ratio:		4.00 to 1
II.	Senior Leverage Ratio
A.	Senior Funded Debt, as of Interest Determination Date, for the Borrower and its Subsidiaries on a consolidated basis:

1. Consolidated Funded Debt (Line I.A.1.(i))	$

2. Subordinated Debt	$

3. Senior Funded Debt (Line II.A.1 – Line II.A.2)	$
B.	Consolidated EBITDA for the period of the four consecutive fiscal quarters ending on the Interest Determination Date (the “Subject Period”) for the Borrower and its Subsidiaries on a consolidated basis:

1. Consolidated EBITDA (Line I.B.1.(j)):	$

C.	Senior Leverage Ratio (Line II.A.3. ÷ Line II.B.1.):	______ to 1

D.	Maximum Leverage Ratio:

E.

Period	Maximum Ratio
Closing Date through April 30, 2005	3.50 to 1.0
May 1, 2005 through April 30, 2007	3.25 to 1.0
May 1, 2007 through April 30, 2008	3.00 to 1.0
May 1, 2008 and thereafter	2.75 to 1.0
III.	Interest Coverage Ratio.

A.	Consolidated EBITDA for the Subject Period (Line I.B.1(j)) (in thousands):		$

B.	Consolidated Interest Expense for the Subject Period

	1.	total interest expense, for the Subject Period, whether paid or accrued (including the interest component of Capital Leases) including, without limitation, all commitment fees, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts (in thousands):	$

	2.	amortization of debt issuance costs (in thousands):	$

	3.	Interest Expense (Lines III.B. 1. - 2.) (in thousands):	$

C.	Interest Coverage Ratio (Line III.A. ÷ Line III.B.3.):		____ to 1

D.	Minimum Required:

Period	Minimum Ratio
Closing Date through April 30, 2005	3.50 to 1.0
May 1, 2005 through April 30, 2007	4.00 to 1.0
May 1, 2007 through April 30, 2008	4.50 to 1.0
May 1, 2008 and thereafter	5.00 to 1.0

IV.	Consolidated Capital Expenditures.

A. Consolidated Capital Expenditures for 2004 as of Closing Date	$

B. Maximum Consolidated Capital Expenditures in any year	$ 30,000,000

The maximum amount of Consolidated Capital Expenditures permitted may be increased in any fiscal year by carrying forward any unused amount (up to $10,000,000) in the immediately preceding fiscal year; provided that with respect to any fiscal year, Consolidated Capital Expenditures made during any such fiscal year shall be deemed to be made first with respect to the applicable limitation for such fiscal year and then with respect to any carry forward amount to the extent applicable.
V.	Limitation on Restricted Payments.

A.	Dividends payable solely in the same class of Capital Stock of such Person (in thousands):	$

B.	Dividends or other distributions payable to the Borrower or a Domestic Subsidiary (in thousands):	$

C.	Repurchases of Capital Stock in respect of employee benefit plans and stock options in an aggregate amount not to exceed $5,000,000 during any fiscal year (in thousands):	$

D.	So long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, regularly scheduled payments of interest in respect of the Senior Subordinated Notes (in thousands):	$

E.	So long as no Default or Event of Default shall have occurred and be continuing and the Borrower demonstrates pro forma compliance with the financial covenants set forth in Section 5.9, repurchases of its Capital Stock and/or pay cash dividends in an aggregate amount during the term of this Credit Agreement not to exceed $25,000,000 plus 25% of Consolidated Net Income since the Closing Date (in thousands):	$

Schedule 5.10
[FORM OF]
JOINDER AGREEMENT
     THIS JOINDER AGREEMENT (this “Agreement”), dated as of                     , 200_, is by and among                                         , a                                           (the “Subsidiary Guarantor”), NCI Building Systems, Inc., a Delaware corporation (the “Borrower”), and Wachovia Bank, National Association, in its capacity as Administrative Agent under that certain Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.
     The Subsidiary Guarantor is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 5.10 of the Credit Agreement to cause the Subsidiary Guarantor to become a “Guarantor” thereunder.
     Accordingly, the Subsidiary Guarantor and the Borrower hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:
     1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Credit Documents, including without limitation (a) all of the representations and warranties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement. Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Credit Party Obligations in accordance with Article X of the Credit Agreement.
     2. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.
     3. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Pledge Agreement, and shall have all the rights and obligations of a “Pledgor” thereunder as if it had executed the Pledge Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement.
     4. The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Security Document and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Security Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Security Documents) to reflect the information shown on the attached Schedule A.
     5. The Borrower confirms that the Credit Agreement is, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor the term “Credit Party Obligations,” as used in the Credit Agreement, shall include all obligations of the Subsidiary Guarantor under the Credit Agreement and under each other Credit Document.

     6. Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement in order to effect the purposes of this Agreement.
     7. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.
     8. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina without regard to principles of conflicts of laws that would call for the application of the laws of any other jurisdiction. The terms of Sections 9.13 and 9.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

     IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

SUBSIDIARY GUARANTOR:	[SUBSIDIARY GUARANTOR]

By:
Name:
Title:

BORROWER:	NCI BUILDING SYSTEMS, INC, a Delaware corporation

By:
Name:
Title:

Acknowledged, accepted and agreed:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

SCHEDULE A
to
Joinder Agreement
Schedules to Credit Agreement and Security Documents

SCHEDULE 6.1(b)
INDEBTEDNESS
1.	[Redacted]
2.	$125,000,000 of 9 1/4% Senior Subordinated Notes due 2009 issued pursuant to that certain Indenture, dated May 5, 1999, by and among NCI, the guarantors named therein and The Bank of New York (as successor in interest to Harris Trust Company of New York)

Schedule 9.2
NOTICES/LENDERS’ LENDING OFFICES

Lenders:

Credit Contact	Administrative Contact

Schedule 9.6(c)
[FORM OF]
COMMITMENT TRANSFER SUPPLEMENT
     Reference is made to the Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among NCI Building Systems, Inc., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings provided in the Credit Agreement.
                                              (the “Transferor Lender”) and                                          (the “Purchasing Lender”) agree as follows:
     1. For an agreed consideration, the Transferor Lender hereby irrevocably sells and assigns to the Purchasing Lender, and the Purchasing Lender hereby irrevocably purchases and assumes from the Transferor Lender subject to and in accordance with the terms hereof and the Credit Agreement, as of the Transfer Funding Date (as defined below), (a) all of the Transferor Lender’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as set forth on Schedule 1, and all instruments delivered pursuant thereto to the extent related to the principal amount and Commitment Percentage set forth on Schedule 1 attached hereto of all of such outstanding rights and obligations of the Transferor Lender under the respective facilities set forth on Schedule 1 (including any letters of credit, guarantees, and swingline loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Transferor Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Transferor Lender and, except as expressly provided in this Commitment Transfer Supplement, without representation or warranty by the Transferor Lender.
     2. The Transferor Lender (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby; (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Documents; and (c) in the case of an assignment of the entire remaining amount of the Transferor Lender’s Commitments, attaches any Note(s) held by it evidencing the Assigned Interest and requests that the Administrative Agent exchange the attached Note(s) upon the request of the Purchasing Lender for a new Note(s) payable to the Purchasing Lender.
     3. The Purchasing Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date (as defined below), it shall be bound by the provisions of the Credit Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (iii) it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.1 thereof, the financial statements delivered pursuant to Section 5.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (b) agrees that it will (i) independently and without reliance upon the Transferor Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto and (ii) perform in accordance with its terms all the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 2.18 of the Credit Agreement; and (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.
     4. The effective date of this Commitment Transfer Supplement shall be                      ___, 20___(the “Effective Date”). Following the execution of this Commitment Transfer Supplement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date.
     5. The funding date for this Commitment Transfer Supplement shall be                      ___, 20___(the “Transfer Funding Date”). On the Transfer Funding Date, any registration and processing fee shall be due and payable to the Administrative Agent pursuant to Section 9.6 of the Credit Agreement.
     6. Upon such acceptance, recording and payment of applicable registration and processing fees, from and after the Transfer Funding Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Purchasing Lender whether such amounts have accrued prior to the Transfer Funding Date or accrue subsequent to the Transfer Funding Date. The Transferor Lender and the Purchasing Lender shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Funding Date or, with respect to the making of this assignment, directly between themselves.
     7. From and after the Transfer Funding Date, (a) the Purchasing Lender shall be a party to the Credit Agreement and, to the extent provided in this Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Transferor Lender shall, to the extent provided in this Commitment Transfer Supplement, relinquish its rights and be released from its obligations under the Credit Agreement.
     8. This Commitment Transfer supplement shall be governed by and construed in accordance with the laws of the State of North Carolina.
     9. This Commitment Transfer Supplement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Commitment Transfer Supplement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Commitment Transfer Supplement by telecopy shall be effective as delivery of a manually executed counterpart of this Commitment Transfer Supplement.
     IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

SCHEDULE 1
TO COMMITMENT TRANSFER SUPPLEMENT
Effective Date:                     , 200_
Name of Transferor Lender:
Name of Purchasing Lender:
Transfer Funding Date of Assignment:
Assigned Interest:

Principal Amount of
	Commitment/Loans	Commitment Percentage
Facility Assigned	Assigned	Assigned[1]	CUSIP Number
	$	%

[NAME OF PURCHASING LENDER]		[NAME OR TRANSFEROR LENDER]

By	Name:	By	Name:
	Title:		Title:

Accepted (if required):		Consented to (if required):

WACHOVIA BANK, NATIONAL ASSOCIATION, as the Administrative Agent, Swingline Lender and Issuing Lender		NCI BUILDING SYSTEMS, INC., a Delaware corporation, as the Borrower

By:	Name:	By:	Name:
	Title:		Title:

[1]	Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders.

Delaware The first State	PAGE 1
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “NCI BUILDING SYSTEMS, INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TENTH DAY OF JUNE, A. D. 2004.
     AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “NCI BUILDING SYSTEMS, INC. ” WAS INCORPORATED ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 1991.
     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.
     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

2282840 8300 040429629	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3163668 DATE: 06-10-04

Delaware The first State	PAGE 1
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “NCI HOLDING CORP. ” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TENTH DAY OF JUNE, A.D. 2004.
     AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “NCI HOLDING CORP. ” WAS INCORPORATED ON THE TWENTY-SEVENTH DAY OF APRIL, A.D. 1993.
     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.
     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

2334301 8300 040429640	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3163178 DATE: 06-10-04

CERTIFICATE OF EXISTENCE WITH STATUS IN GOOD STANDING 1, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that i am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporation soles, limited-liability companies, limited partnerships, limited-liabiiity limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate. I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, NCI OPERATING CORP., as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since April 12, 1993, and is in good standing in this state. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City. Nevada, on June 10, 2004. DEAN HELLER Secretary of State By Certification Clerk

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Geoffrey S. Connor Secretary of State
Office of the Secretary of State
The undersigned, as Secretary of State of Texas, does hereby certify that the document, Articles Of Incorporation for METAL COATERS OF CALIFORNIA, INC. (filing number: 148370600), a Domestic Business Corporation, was filed in this office on March 25, 1998.
It is further certified that the entity status in Texas is active.
In testimony whereof, I have hereunto signed my name
officially and caused to be impressed hereon the Seal
of State at my office in Austin, Texas on June 10, 2004.

Geoffrey S. Connor Secretary of State
Come visit us on the internet at http://www.sos.state.tx.us/

PHONE(5l2) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by: SOS-WEB

Certificate of Account Status — Letter of Good Standing	Page 1 of 1
Texas Comptroller Of Public Accounts
CAROLE KEETON STRAYHORN • COMPTROLLER • AUSTIN, TEXAS 78774
June 18, 2004
CERTIFICATE OF ACCOUNT STATUS
THE STATE OF TEXAS
COUNTY OF TRAVIS
I, Carole Keeton Strayhorn, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the records of this office
METAL COATERS OF CALIFORNIA INC
is, as of this date, in good standing with this office having no franchise tax reports or payments due at this time. This certificate is valid through the date that the next franchise tax report will be due May 16, 2005.
This certificate does not make a representation as to the status of the corporation’s Certificate of Authority, if any, with the Texas Secretary of State.
This certificate is valid for the purpose of conversion when the converted entity is subject to franchise tax as required by law. This certificate is not valid for the purpose of dissolution, merger, or withdrawal.
GIVEN UNDER MY HAND AND SEAL OF
OFFICE in the City of Austin, this
18th day of June, 2004 A.D.

Carole Keeton Strayhorn
Texas Comptroller
Taxpayer number: 17605693443
File number: 0148370600

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Geoffrey S. Connor Secretary of State
Office of the Secretary of State
The undersigned, as Secretary of State of Texas, does hereby certify that the document, Certificate Of Limited Partnership for A & S BUILDING SYSTEMS, L.P. (filing number: 9396110), a Domestic Limited Partnership (LP), was filed in this office on December 16, 1996.
It is further certified that the entity status in Texas is active.
In testimony whereof, I have hereunto signed my name
officially and caused to be impressed hereon the Seal
of State at my office in Austin, Texas on June 10, 2004.

Geoffrey S. Connor Secretary of State
Come visit us on the internet at http://www.sos.state.tx.us/

PHONE(5l2) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by: SOS-WEB

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Geoffrey S. Connor Secretary of State
Office of the Secretary of State
The undersigned, as Secretary of State of Texas, does hereby certify that the document, Certificate Of Limited Partnership for NCI BUILDING SYSTEMS, L.P. (filing number: 6812410), a Domestic Limited Partnership (LP), was filed in this office on April 21, 1993.
It is further certified that the entity status in Texas is active.
In testimony whereof, I have hereunto signed my name
officially and caused to be impressed hereon the Seal
of State at my office in Austin, Texas on June 10, 2004.

Geoffrey S. Connor Secretary of State
Come visit us on the internet at http://www.sos.state.tx.us/

PHONE(5l2) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by: SOS-WEB

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Geoffrey S. Connor Secretary of State
Office of the Secretary of State
The undersigned, as Secretary of State of Texas, does hereby certify that the document, Certificate Of Limited Partnership for METAL BUILDING COMPONENTS, L.P. (filing number: 10797310), a Domestic Limited Partnership (LP), was filed in this office on April 24, 1998.
It is further certified that the entity status in Texas is active.
In testimony whereof, 1 have hereunto signed my name
officially and caused to be impressed hereon the Seal
of State at my office in Austin, Texas on June 10, 2004.

Geoffrey S. Connor Secretary of State
Come visit us on the internet at http://www.sos.state.tx.us/

PHONE(5l2) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by: SOS-WEB

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Geoffrey S. Connor Secretary of State
Office of the Secretary of State
The undersigned, as Secretary of State of Texas, does hereby certify that the document, Certificate Of Limited Partnership for NCI Group, L.P. (filing number: 10797510), a Domestic Limited Partnership (LP), was filed in this office on April 24, 1998.
It is further certified that the entity status in Texas is active.
In testimony whereof, I have hereunto signed my
name officially and caused to be impressed hereon the
Seal of State at my office in Austin, Texas on June 10, 2004.

Geoffrey S. Connor Secretary of State
Come visit us on the internet at http://www.sos.state.tx.us/

PHONE(5l2) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by: SOS-WEB

SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (as amended, modified, extended, renewed, restated or replaced from time to time, the “Security Agreement”), is entered into as of June 18, 2004, among NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Borrower”), each of the Domestic Subsidiaries of the Borrower from time to time party hereto (individually a “Guarantor” and collectively the “Guarantors”: the Guarantors, together with the Borrower, individually an “Obligor” and collectively the “Obligors”) and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions as may from time to time become parties to such Credit Agreement (individually a “Lender” and collectively the “Lenders”).
RECITALS
     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are entering into contemporaneously herewith that certain Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed, restated or replaced from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make Loans and to issue and/or acquire participation interests in Letters of Credit upon the terms and subject to the conditions set forth therein;
     WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue and/or acquire participation interests in Letters of Credit under the Credit Agreement that the Obligors shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders; and
     WHEREAS, the Obligors constitute one integrated financial enterprise, and the Extensions of Credit to any Obligor shall benefit directly and indirectly each Obligor.
     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Definitions.
     (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code from time to time in effect in the State of North Carolina (the “UCC”) are used herein as so defined: Accessions, Accounts, As-Extracted Collateral, Chattel Paper, Commercial Tort Claims, Consumer Goods, Control, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment

Property, Letter-of-Credit Rights, Manufactured Homes, Payment Intangibles, Proceeds, Securities Account, Securities Intermediary, Security Entitlement, Software, Supporting Obligations and Tangible Chattel Paper.
     (b) For purposes of this Security Agreement, the term “Lender” shall include any Hedging Agreement Provider.
     (c) In addition, the following term shall have the following meaning:
     “Secured Obligations”: (a) all of the Credit Party Obligations (including obligations under Secured Hedging Agreements), howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several and (b) all expenses and charges, legal and otherwise, incurred by the Administrative Agent and/or the Lenders in collecting or enforcing any of the Credit Party Obligations or in realizing on or protecting any security therefor, including without limitation the security granted hereunder.
2. Grant of Security Interest in the Collateral.
     (a) To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):
(i)	all Accounts;

(ii)	all cash and Cash Equivalents;

(iii)	all Chattel Paper;

(iv)	those certain Commercial Tort Claims of such Obligor set forth on Schedule 2(a)(iv) attached hereto (as such Schedule may be updated from time to time by such Obligor);

(v)	all Copyright Licenses;

(vi)	all Copyrights;

(vii)	all Deposit Accounts;

(viii)	all Documents;

(ix)	all Equipment, provided, however, that with respect to Equipment, “Collateral” shall not include or be deemed to include Equipment included

2

in heating, ventilating and air conditioning systems and fixtures, electrical systems and fixtures, plumbing systems and fixtures, building mechanical systems and fixtures, or any other base building systems and fixtures constituting fixtures under the UCC and necessary to, or primarily utilized in connection with, the operation of the real property and improvements on or to which any such systems and fixtures are affixed or attached;

(x)	all Fixtures, provided, however, that with respect to Fixtures, “Collateral” shall not include or be deemed to include Fixtures included in heating, ventilating and air conditioning systems and fixtures, electrical systems and fixtures, plumbing systems and fixtures, building mechanical systems and fixtures, or any other base building systems and fixtures constituting fixtures under the UCC and necessary to, or primarily utilized in connection with, the operation of the real property and improvements on or to which any such systems and fixtures are affixed or attached;

(xi)	all General Intangibles;

(xii)	all Goods;

(xiii)	all Instruments;

(xiv)	all Inventory, provided, however, that with respect to Inventory, “Collateral” shall not include Goods owned by customers of an Obligor and delivered by such customers to such Obligor for processing by such Obligor at such Obligor’s location in the ordinary course of business;

(xv)	all Investment Property;

(xvi)	all Letter-of-Credit Rights;

(xvii)	all Material Contracts and all such other agreements, contracts, leases, licenses, tax sharing agreements or hedging arrangements now or hereafter entered into by an Obligor, as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”), including without limitation, (A) all rights of an Obligor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (B) all rights of an Obligor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (C) claims of an Obligor for damages arising out of or for breach of or default under the Assigned Agreements and (D) the right of an Obligor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

3

(xviii)	all Payment Intangibles;

(xix)	all Patent Licenses;

(xx)	all Patents;

(xxi)	all Trademark Licenses;

(xxii)	all Trademarks;

(xxiii)	all Software;

(xxiv)	all Supporting Obligations;

(xxv)	all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(xxvi)	all other personal property of any kind or type whatsoever owned by such Obligor; and

(xxvii)	to the extent not otherwise included, all, Accessions, Proceeds and products of any and all of the foregoing;
provided that to the extent that the provisions of any Assigned Agreement, lease or license of Software, or any Copyright License, Patent License or Trademark License expressly limit or prohibit any assignment thereof and/or any grant of a security interest therein, the security interest granted hereby, and each assignment thereof pursuant to any of the Credit Documents, shall be limited so as to conform to each such limitation and prohibition, and the Administrative Agent will not enforce its security interest in, or assignment of, any Obligor’s rights thereunder (other than in respect of the Proceeds thereof) in contravention of such limitation or prohibition for so long as the same continues, it being understood that upon the request of the Administrative Agent, each Obligor will in good faith use commercially reasonable efforts to obtain consent for the creation of a security interest in favor of the Administrative Agent for the benefit of the Lenders (and to the Administrative Agent’s or any Lender’s enforcement of such security interest) in such Loan Party’s rights under such Assigned Agreement, lease or license of Software, or such Copyright License, Patent License or Trademark License, as the case may be.
     (b) The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i)

4

constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as a present assignment of any Assigned Agreement, lease or license of Software or of any Intellectual Property.
     (c) The term “Collateral” shall include any Secured Hedging Agreement and any rights of the Obligors thereunder only for purposes of this Section 2.
3. Provisions Relating to Accounts, Contracts and Agreements.
     (a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of its Accounts, contracts and agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or the terms of such contract or agreement. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto), contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Account, contract or agreement pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), contract or agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     (b) The Administrative Agent hereby authorizes the Obligors to collect the Accounts; provided, that the Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuation of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuation of an Event of Default, any payments of Accounts, when collected by the Obligors (i) shall be forthwith (and in any event within two (2) Business Days) deposited by the Obligors in a collateral account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 12 hereof, and (ii) until so turned over, shall be held by the Obligors in trust for the Administrative Agent and the Lenders, segregated from other funds of the Obligors.
     (c) At any time and from time to time, the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. Upon the occurrence and continuation of an Event of Default, upon the Administrative Agent’s request and at the expense of the

5

Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.
     4. Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated:
(a) Chief Executive Office; Books & Records; Legal Name; State of Formation. As of the Closing Date, each Obligor’s chief executive office and chief place of business are (and for the prior four months has been) located at the locations set forth on Schedule 3.19(c) to the Credit Agreement, and as of the Closing Date each Obligor keeps its books and records at such locations. As of the Closing Date, the exact legal name of each Obligor is as shown opposite the captions “Borrower” and “Guarantors” on the signature pages of this Security Agreement and the state of incorporation or organization of each such Obligor is (and for the prior four months has been) the jurisdiction designated for such Obligor on Schedule 3.3 to the Credit Agreement. No Obligor has in the four months preceding the Closing Date changed its name, been party to a merger, consolidation or other change in structure or used any tradename not disclosed on Schedule 4(a) attached hereto (as updated from time to time).
(b) Location of Tangible Collateral. As of the Closing Date, the location of all tangible Collateral owned by each Obligor is as shown on Schedule 3.19(b) to the Credit Agreement, other than tangible Collateral (i) in possession of the Administrative Agent, (ii) in transit to one of the locations shown on Schedule 3.19(b) to the Credit Agreement, (iii) temporarily deployed off-site in the ordinary course of business of such Obligor, (iv) consisting of Inventory temporarily at locations of third-party vendors pending shipment to an Obligor, (v) consisting of Inventory being processed at third-party processing facilities, or (vi) temporarily absent for purposes of maintenance or repair.
(c) Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same, except to the extent such right with respect to any Assigned Agreement, lease or license of Software, or such Copyright License, Patent License or Trademark License, or the property subject thereto is limited or precluded by the express terms of such Assignment Agreement, lease or license of Software, or Copyright License, Patent License or Trademark License, as the case may be.

6

     (d) This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Lenders, in the Collateral of such Obligor and, when properly perfected by (i) the filing of an appropriate financing statement under the UCC, (ii) the granting of Control to the Administrative Agent and (iii) the filing of an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office, as appropriate for the item or type of Collateral in question, shall constitute a valid first priority (subject to Permitted Liens), perfected security interest in such Collateral, to the extent such security interest can be perfected by (i) the filing of an appropriate financing statement covering such Collateral under the UCC, (ii) the granting of Control of such Collateral to the Administrative Agent, or (iii) the filing of an appropriate notice covering such Collateral with the United States Patent and Trademark Office or the United States Copyright Office, free and clear of all Liens except for Permitted Liens.
     (e) Consents. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining Control to perfect the Liens created by this Security Agreement and/or (iv) compliance with the Federal Assignment of Claims Act or comparable state law, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and, other than as may be required with respect to Assigned Agreements, leases or licenses of Software, or Copyright Licenses, Patent Licenses or Trademark Licenses, no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required (A) for the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by such Obligor or (B) to the extent Article 9 of the UCC is applicable thereto, for the perfection of such security interest or the exercise by the Administrative Agent of the rights and remedies provided for in this Security Agreement.
     (f) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber (as such term is used in the UCC).
     (g) Accounts. With respect to the Accounts of the Obligors: (i) the goods sold and/or services furnished giving rise to each Account are not subject to any security interest or Lien except the first priority, perfected security interest granted to the Administrative Agent herein and except for Permitted Liens; (ii) each Account and the papers and documents of the applicable Obligor relating thereto are genuine and in all material respects what they purport to be; (iii) each Account arises out of a bona fide transaction for goods sold and delivered (or in the process of being delivered) by an Obligor or for services actually rendered by an Obligor, which transaction was conducted in the ordinary course of the Obligor’s business and was completed in accordance with the terms of any documents pertaining thereto; (iv) no Account of an Obligor with a value of $1,000,000 individually or $2,500,000 in the aggregate for all such Accounts is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and

7

delivered to, or submitted to the Control of, the Administrative Agent to the extent reasonably requested by the Administrative Agent; (v) the aggregate amount of the Accounts, as shown on the applicable Obligor’s books and records, and on all statements which may be delivered to the Administrative Agent with respect thereto, is owed to the applicable Obligor subject to immaterial adjustments; and (vi) there are no facts, events or occurrences which in any material respect impair the validity or enforcement of the Accounts, taken as a whole, or tend to materially reduce, in excess of the reserves maintained by the Obligors in accordance with GAAP, the aggregate amount payable thereunder as shown on the applicable Obligor’s books and records.
     (h) Inventory. No Inventory of an Obligor is held by a third party (other than an Obligor) pursuant to consignment, sale or return, sale on approval or similar arrangement other than Inventory with a value, individually or in the aggregate, less than $1,000,000 so held in the ordinary course of business on a basis consistent with past practices.
     (i) Intellectual Property. That the representations and warranties made by each Obligor regarding Intellectual Property in Section 3.16 of the Credit Agreement are true and correct.
     (j) Documents, Instruments and Chattel Paper. All Documents, Instruments and Chattel Paper describing, evidencing or constituting Collateral with a value in excess of $1,000,000 individually and $2,500,000 in the aggregate for all such Collateral, are, to the Obligors’ knowledge, complete, valid, and genuine.
     (k) Equipment. With respect to each Obligor’s Equipment: (i) such Obligor has good and marketable title (subject to Permitted Liens) to all owned Equipment; and (ii) all such Equipment material to the conduct of the businesses of the Obligors and their Subsidiaries is in normal operating condition and repair, ordinary wear and tear alone excepted (subject to casualty events), and is suitable for the uses to which it is customarily put in the conduct of such Obligor’s business.
     (1) Collateral Requiring Control to Perfect. Set forth on Schedule 4(T) is a description of all Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts and uncertificated Investment Property of the Obligors, including the name and address of (i) in the case of a Deposit Account, the depository institution, (ii) in the case of Electronic Chattel Paper, the account debtor, (iii) in the case of Letter-of-Credit Rights, the issuer or nominated person, as applicable, and (iv) in the case of a Securities Account or other uncertificated Investment Property, the Securities Intermediary or issuer, as applicable.
     5. Covenants. Each Obligor covenants that, so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or

8

Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated, such Obligor shall:
     (a) Perfection of Security Interest by Filing, Etc.. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, any financing statement that describes the Collateral as “all personal property” or “all assets” of such Obligor or that describes the Collateral in some other manner as the Administrative Agent reasonably deems necessary or advisable. Each Obligor shall also execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder are perfected, including (A) such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate state(s) or province(s), (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Schedule 5(a)-1 attached hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 5(a)-2 attached hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 5(a)-3 attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Each Obligor agrees to mark its books and records to reflect the security interest of the Administrative Agent in the Collateral.
     (b) Perfection of Security Interest by Possession. If (i) any amount payable in excess of $1,000,000 individually or $2,500,000 in the aggregate for all such amounts under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Tangible Chattel Paper or Supporting Obligation or (ii) if any Collateral with a value in excess of $1,000,000 individually or $2,500,000 in the aggregate for all such Collateral shall be stored or shipped subject to a Document or (iii) if any Collateral shall consist of Investment Property in the form of certificated securities, upon reasonable request by the Administrative Agent, deliver to the Administrative Agent such Instruments, Chattel Paper, Supporting Obligations, Documents or Investment Property to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

9

     (c) Perfection of Security Interest Through Control. If any Collateral shall consist of Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts or uncertificated Investment Property, execute and deliver (and, with respect to any Collateral consisting of a Securities Account or uncertificated Investment Property, cause the Securities Intermediary or the issuer, as applicable, with respect to such Investment Property to execute and deliver) to the Administrative Agent all control agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purposes of obtaining and maintaining Control of such Collateral.
     (d) Other Liens. Defend its interests in the Collateral against the claims and demands of all other parties claiming an interest therein, except to the extent that the failure to do so could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and keep the Collateral free from all Liens, except for Permitted Liens. Neither the Administrative Agent nor any Lender authorizes any Obligor to, and no Obligor shall, sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.
     (e) Preservation of Collateral. Keep the Collateral useful and necessary in such Obligor’s business in good order, condition and repair in all material respects, ordinary wear and tear, casualty and obsolescence excepted; not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable Requirement of Law; not permit any material Collateral to be or become a fixture to real property or an accession to other personal property unless the Administrative Agent has a valid, perfected and first priority security interest for the benefit of the Lenders (subject to Permitted Liens) in such real or personal property, and not, without the prior written consent of the Administrative Agent, alter or remove any identifying symbol or number on its Equipment.
     (f) Changes in Structure or Location. Not, without providing 30 days (or such shorter time period as the Administrative Agent may agree) prior written notice to the Administrative Agent and without filing (or confirming that the Administrative Agent has filed) such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require, (i) alter its legal existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity (except another Obligor in a manner permitted under the Credit Agreement), or sell all or substantially all of its assets (except to another Obligor in a manner permitted under the Credit Agreement), (ii) change its state of incorporation or organization, or (iii) change its registered legal name.
     (g) Inspection. Allow the Administrative Agent or its representatives to visit and inspect the Collateral as set forth in Section 5.6 of the Credit Agreement.

10

     (h) Collateral Held by Warehouseman, Bailee, etc. If any material Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor (other than as contemplated in Sections 4(b) and 4(h) hereof), (i) notify the Administrative Agent of such possession, (ii) if requested by the Administrative Agent, notify such Person of the Administrative Agent’s security interest for the benefit of the Lenders in such Collateral, (iii) if requested by the Administrative Agent, instruct such Person to hold all such Collateral for the Administrative Agent’s account subject to the Administrative Agent’s instructions and (iv) if requested by the Administrative Agent, use commercially reasonable efforts to obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.
     (i) Treatment of Accounts, (i) Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor’s business and (ii) maintain at its principal place of business a record of Accounts consistent with customary business practices.
     (j) Covenants Relating to Inventory.
     (i) Maintain, keep and preserve its material Inventory in good salable condition at its own cost and expense in accordance with past practices.
     (ii) Comply with all reporting requirements set forth in the Credit Agreement with respect to Inventory.
     (iii) Other than as contemplated by Sections 4(b) and 4(h), if any of the Inventory with a value in excess of $1,000,000 is at any time evidenced by a document of title, promptly notify the Administrative Agent thereof and, upon the request of the Administrative Agent, deliver such document of title to the Administrative Agent.
     (k) Covenants Relating to Copyrights, Patents and Trademarks. Each Obligor will comply with the requirements relating to Copyrights, Patents and Trademarks set forth in Section 5.13 of the Credit Agreement.
     (1) New Patents, Copyrights and Trademarks. Provide the Administrative Agent with an update to Schedule 3.16 to the Credit Agreement as required pursuant to Section 5.2(h) and (ii) (A) with respect to new Copyrights listed on such updates, a duly executed Notice of Grant of Security Interest in Copyrights, (B) with respect to new Patents listed on such updates, a duly executed Notice of Grant of Security Interest in Patents, (C) with respect to new Trademarks listed on such updates, a duly executed Notice of Grant of Security Interest in Trademarks or (D) such other duly executed documents as the Administrative Agent may request in a form acceptable to counsel for the Administrative Agent and suitable for recording to evidence the security interest of the Administrative.

11

Agent on behalf of the Lenders in the Copyright, Patent or Trademark which is the subject of such new application.
     (m) Commercial Tort Claims: Notice of Litigation. (i) Forward to the Administrative Agent on a quarterly basis concurrently with the delivery of the financial statements referred to in Section 5.1(b) of the Credit Agreement written notification of any and all Commercial Tort Claims with a potential claim value in excess of $1,000,000 individually or $2,500,000 in the aggregate of the Obligors, including, but not limited to, any and all actions, suits, and proceedings before any court or Governmental Authority by or affecting such Obligor or any of its Subsidiaries and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Administrative Agent, or required by law, including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of the Administrative Agent’s security interest in any Commercial Tort Claims.
     (n) Status of Collateral as Personal Property. At all times maintain the Collateral as personal property and not affix any of the material Collateral to any real property (other than any real property with respect to which there has been filed in favor of the Administrative Agent, for the benefit of the Lenders, an appropriate UCC financing statement covering Fixtures against such Obligor) in a manner which would change its nature from personal property to real property or a Fixture.
     (l) Regulatory Approvals. Promptly, and at its expense, execute and deliver, or cause to be executed and delivered, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any Governmental Approval or the consent, approval, registration, qualification or authorization of any other Person deemed necessary or appropriate for the effective exercise of any of the rights under this Security Agreement. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, each Obligor shall take any action which the Administrative Agent may reasonably request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, each Government Approval of such Obligor. To enforce the provisions of this subsection, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the Governmental Authority an involuntary transfer of control of each such Governmental Approval for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Obligor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed, and, if such Obligor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and during the continuance of an Event of Default, such Obligor shall further use its commercially reasonable efforts to assist in obtaining Governmental Approvals, if required, for any action or transaction contemplated by this Security

12

Agreement, including, without limitation, the preparation, execution and filing with the Governmental Authority of such Obligor’s portion of any necessary or appropriate application for the approval of the transfer or assignment of any portion of the assets (including any Governmental Approval) of such Obligor. Because each Obligor agrees that the Administrative Agent’s remedy at law for failure of such Obligor to comply with the provisions of this subsection would be inadequate and that such failure would not be adequately compensable in damages, such Obligor agrees that the covenants contained in this subsection may be specifically enforced, and such Obligor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.
     (o) Insurance. Insure, repair and replace the Collateral of such Obligor as set forth in the Credit Agreement. All proceeds derived from insurance on the Collateral shall be subject to the security interest of the Administrative Agent hereunder, subject to the provisions of the Credit Agreement relating to Recovery Events and the permitted uses of Net Cash Proceeds derived therefrom.
     (p) Covenants Relating to the Assigned Agreements.
     (i) Upon the commercially reasonable request of the Administrative Agent, each Obligor shall, at its expense, (A) furnish to the Administrative Agent copies of all material notices, requests and other documents received by such Obligor under or pursuant to the Assigned Agreements, and such other material information and reports regarding the Assigned Agreements and (B) make to any other party to any Assigned Agreement such demands and requests for information and reports or for action as an Obligor is entitled to make thereunder.
     (ii) Unless it is in the ordinary course of business consistent with past practices of an Obligor, no Obligor shall (A) cancel or terminate any Assigned Agreement of such Obligor or consent to or accept any cancellation or termination thereof; (B) amend or otherwise modify any Assigned Agreement of such Obligor or give any consent, waiver or approval thereunder, (C) waive any default under or breach of any Assigned Agreement of such Obligor, or (D) take any other action in connection with any Assigned Agreement of such Obligor which would impair the value of the interest or rights of such Obligor thereunder or which would impair the interests or rights of the Administrative Agent
     (q) Material Contracts. Forward to the Administrative Agent on a quarterly basis concurrently with the delivery of the financial statements referred to in Section 5.1(b) of the Credit Agreement written notification of any new Material Contract. Upon the request of the Administrative Agent, with respect to any Material Contract, each Obligor will (i) to the extent permitted under such Material Contract, execute and deliver (or cause to be executed and delivered) to the Administrative Agent a collateral assignment of such Material Contract to such collateral assignment, in a form acceptable to the Administrative Agent, (ii) to the extent such collateral assignment is not permitted under such Material Contract, use commercially reasonable efforts to cause the other

13

parties to such Material Contract to consent to such collateral assignment and upon receiving such consent(s) such Obligor will execute and deliver (or cause to be executed and delivered) to the Administrative Agent a collateral assignment of such Material Contract and a consent by such Obligor, to such collateral assignment, in each case in a form acceptable to the Administrative and (iii) do any act or execute any additional documents reasonably required by the Administrative Agent to ensure to the Administrative Agent the effectiveness and first priority of its security interest in such Material Contract (subject to Permitted Liens).
     6. Power of Attorney for Perfection of Liens. Each Obligor hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Obligor any financing statements, or amendments and supplements to financing statements, continuation financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated. In the event for any reason the law of any jurisdiction other than North Carolina becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove).
     7. License of Intellectual Property. The Obligors hereby assign, transfer and convey to the Administrative Agent, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all Intellectual Property owned or used by any Obligor that relate to the Collateral and any other collateral granted by the Obligors as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable the Administrative Agent to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of the Administrative Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to the Obligors.
     8. Special Provisions Regarding Inventory. Notwithstanding anything to the contrary contained in this Security Agreement, each Obligor may, unless and until an Event of

14

Default occurs and is continuing and the Administrative Agent instructs such Obligor otherwise, without further consent or approval of the Administrative Agent, use, consume, sell, lease and exchange its Inventory in the ordinary course of its business as presently conducted, whereupon, in the case of such a sale or exchange, the security interest created hereby in the Inventory so sold or exchanged (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Administrative Agent.
     9. Performance of Obligations; Advances by Administrative Agent. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the ABR Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement, the other Credit Documents or any Secured Hedging Agreement. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
     10. Events of Default.
     The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).
     11. Remedies.
(a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent and the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any Secured Hedging Agreement or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial

15

process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Neither the Administrative Agent’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. In addition to all other sums due the Administrative Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Administrative Agent and each of the Lenders all reasonable documented costs and expenses incurred by the Administrative Agent or any such Lender, including, but not limited to, reasonable attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or. proceeding by or against the Administrative Agent or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. Each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 9.2 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the Lenders may further postpone such sale by announcement made at such time and place.
     (b) Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, the Administrative Agent shall have the right to enforce any Obligor’s rights against any account debtors and obligors on such Obligor’s Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the

16

provisions of this Section shall be solely for the Administrative Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein. To the extent required by the Administrative Agent, each Obligor agrees to execute any document or instrument, and to take any action, necessary under applicable law (including the Federal Assignment of Claims Act) in order for the Administrative Agent to exercise its rights and remedies (or be able to exercise its rights and remedies at some future date) with respect to any Accounts of such Obligor where the account debtor is a Governmental Authority. The Administrative Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify the Administrative Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees suffered or incurred by the Administrative Agent or the Lenders (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.
     (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Administrative Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Administrative Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Administrative Agent, appointing overseers for the Collateral and maintaining inventory records.
     (d) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document, any Secured Hedging Agreement or as provided by law, or any delay by the Administrative Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be

17

enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the Lenders, nor any party acting as attorney for the Administrative Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Lenders may have.
     (e) Retention of Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.
     (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the ABR Default Rate, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
     (g) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s rights or the Secured Obligations under this Security Agreement, under any other of the Credit Documents or under any Secured Hedging Agreement.

18

12. Rights of the Administrative Agent.
     (a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:
     (i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral of such Obligor, all as the Administrative Agent may reasonably determine in respect of such Collateral;
     (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;
     (iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;
     (iv) to receive, open and if commercially reasonable, dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor, or securing or relating to such Collateral, on behalf of and in the name of such Obligor;
     (v) in connection with the Administrative Agent’s or any Lender’s exercise of its rights and remedies hereunder, to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;
     (vi) to adjust and settle claims under any insurance policy relating to the Collateral;
     (vii) to execute and deliver and/or file all financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Security Agreement and in

19

order to permit the Administrative Agent or any Lender to exercise its rights and remedies hereunder;
     (viii) to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;
     (ix) to execute any document or instrument, and to take any action, necessary under applicable law (including the Federal Assignment of Claims Act) in order for the Administrative Agent to exercise its rights and remedies (or to be able to exercise its rights and remedies at some future date) with respect to any Account of an Obligor where the account debtor is a Governmental Authority; and
     (x) to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the exercise of its rights and remedies with respect to the Collateral.
This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so except to the extent such failure or delay is a result of its gross negligence or willful misconduct. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.
     (b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations or any portion thereof and/or the Collateral or any portion thereof to a successor Administrative Agent, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.
     (c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or

20

tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 9 hereof, the Administrative Agent shall have no obligation to clean-up, repair or otherwise prepare the Collateral for sale.
     13. Application of Proceeds. After the exercise of remedies by the Administrative Agent or the Lenders pursuant to Section 7.2 of the Credit Agreement (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), any proceeds of the Collateral, when received by the Administrative Agent, any of the Lenders or any Hedging Agreement Provider in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 2.12(b) of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.
     14. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable documented costs and expenses of the Administrative Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.
     15. Continuing Agreement.
     (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated. Upon such payment and termination, this Security Agreement shall be automatically terminated and the Administrative Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of the Liens and security interests granted hereunder and shall execute and/or deliver all UCC termination

21

statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.
     (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.
     16. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.1 of the Credit Agreement.
     17. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Lenders hereunder, to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided, however, that, other than in connection with a transaction permitted under Section 6.5(a)(v) of the Credit Agreement, none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Administrative Agent and each Lender, each of their respective officers, employees and agents and each of their respective successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender or their respective officers, employees and agents, in each case as determined by a court of competent jurisdiction.
     18. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 9.2 of the Credit Agreement.
     19. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. A counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document. It shall not be necessary in

22

making proof of this Security Agreement to produce or account for more than one such counterpart.
     20. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Security Agreement.
     21. Governing Law; Submission to Jurisdiction and Service of Process; Arbitration; Waiver of Jurv Trial; Venue. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. The terms of Sections 9.13, 9.14 and 9.17 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
     22. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
     23. Entirety. This Security Agreement, the other Credit Documents and the Secured Hedging Agreements represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Security Agreement, the other Credit Documents, the Secured Hedging Agreements or the transactions contemplated herein and therein.
     24. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other Credit Documents and the Secured Hedging Agreements, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.
     25. Joint and Several Obligations of Obligors.
     (a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.
     (b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Credit Documents

23

and the Secured Hedging Agreements, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.
     (c) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any Secured Hedging Agreement, to the extent the obligations of an Obligor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Obligor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).
     26. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

24

     Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	NCI BUILDING SYSTEMS, INC.

	By: Name:	/s/ Robert J. Medlock Robert J. Medlock
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	NCI HOLDING CORP. NCI OPERATING CORP. METAL COATERS OF CALIFORNIA, INC.

	By: Name:	/s/ Robert J. Medlock Robert J. Medlock
	Title:	Executive Vice President and Chief Financial Officer

A & S BUILDING SYSTEMS, L.P. NCI BUILDING SYSTEMS, L.P. METAL BUILDING COMPONENTS, L.P. NCI GROUP, L.P.

	By:	NCI OPERATING CORP., as General Partner

	By: Name:	/s/ Robert J. Medlock Robert J. Medlock
	Title:	Executive Vice President and Chief Financial Officer
NCI BUILDING SYSTEMS, INC.
SECURITY AGREEMENT

     Accepted and agreed to as of the date first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: Name:	/s/ Glenn F. Edwards Glenn F. Edwards
Title:	Managing Director
NCI BUILDING SYSTEMS, INC.
SECURITY AGREEMENT

SCHEDULE 4(a)
NAME CHANGES/CHANGES IN
CORPORATE STRUCTURE/TRADENAMES

Changes of Legal Names:	None

Mergers, Consolidations, Changes in Structure:	None
Tradenames:
NCI Building Systems, Inc.
NCI Building Systems of Delaware
NCI
NCI Operating Corp.
Mesco Operating Company
DBCI Operating Company
NCI Holding Corp.
None
Metal Coaters of California, Inc.
Metal Coaters
NCI Building Systems, L.P.
Doors & Building Components
Metallic Buildings
Mid-West Steel Buildings
Steel Buildings
Mesco
Mesco Building Systems
Mesco Building Solutions
ECI Building Components
ECI
Insulated Panel Systems
IPS
Value Metal Buildings

Rhino Steel Building Systems
NCI Component Structures
NCI Building Group
Building Group
Able Door Manufacturing
A & S Building Systems, L.P.
A & S Building Group
Metal Building Components, L.P.:
NCI Metal Depot
NCI Metal Depots
ABC
American Building Components
MBCI
Metal Building Components
Ennis Rollforming
The Metal Warehouse
MBCI Components Group
Components Group
Midland Metals
NCI Group, L.P.
Metal Coaters of Mississippi
Metal Coaters of Georgia
Southwest Steel Trading
Metal-Prep
Metal Prep
MC Coaters Group
Coaters Group
DOUBLECOTE
NCI Metal Group

SCHEDULE 4(1)
DEPOSIT ACCOUNTS, ELECTRONIC CHATTEL PAPER,
LETTER-OF-CREDIT RIGHTS, SECURITIES ACCOUNTS
AND UNCERTIFICATED INVESTMENT PROPERTY
Deposit Accounts:
See Attached spreadsheet
Letter of Credit Rights:
See Attached spreadsheet
Uncertificated Investment Property:

NCI OPERATING CORP.

A & S Building Systems, L.P.	% general partnership interest

NCI Building Systems, L.P.	% general partnership interest

Metal Building Components, L.P.	% general partnership interest

NCI Group, L.P.	% general partnership interest

NCI HOLDING CORP.

A & S Building Systems, L.P.	% limited partnership interest

NCI Building Systems, L.P.	% limited partnership interest

Metal Building Components, L.P.	% limited partnership interest

NCI Group, L.P.	% limited partnership interest
[subject to comment by the Company)

SCHEDULE 5(a)-1
NOTICE
OF
GRANT OF SECURITY INTEREST

IN
COPYRIGHTS
United States Copyright Office
Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of June      , 2004 (as the same may be amended, modified, extended or restated from time to time, the “Security Agreement”) by and among the Obligors thereto (each an “Obligor” and collectively, the “Obligors”) and Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”) for the lenders referenced therein (the “Lenders”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the copyrights and copyright applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
COPYRIGHTS

Description of
Copyright No.	Copyright	Date of Copyright

COPYRIGHT APPLICATIONS

	Description of Copyright	Date of Copyright
Copyright Application No.	Applied For	Application

SECURITY AGREEMENT

     The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Obligor]

By:

Name:

Title:

Acknowledged and Accepted:
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:

Name:

Title:

SECURITY AGREEMENT

SCHEDULE 5(a)-2
NOTICE
OF
GRANT OF SECURITY INTEREST
IN
PATENTS
United States Patent and Trademark Office
Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of June      , 2004 (the “Security Agreement”) by and among the Obligors thereto (each an “Obligor” and collectively, the “Obligors”) and Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”) for the lenders referenced therein (the “Lenders”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the patents and patent applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
PATENTS

Description of
Patent No.	Patent	Date of Patent

PATENT APPLICATIONS

	Description of Patent	Date of Patent
Patent Application No.	Applied For	Application

     The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Obligor]

By:

Name:

Title:

Acknowledged and Accepted:
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:

Name:

Title:

2

SCHEDULE 5(a)-3
NOTICE
OF
GRANT OF SECURITY INTEREST
IN
TRADEMARKS
United States Patent and Trademark Office
Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of June      , 2004 (the “Security Agreement”) by and among the Obligors thereto (each an “Obligor” and collectively, the “Obligors”) and Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”) for the lenders referenced therein (the “Lenders”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
TRADEMARKS

Description of
Trademark No.	Trademark	Date of Trademark

TRADEMARK APPLICATIONS

	Description of Trademark	Date of Trademark
Trademark Application No.	Applied For	Application

     The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Obligor]

By:

Name:

Title:

Acknowledged and Accepted:
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:

Name:

Title:

2

PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT (as amended, modified, extended, renewed, restated or replaced from time to time, this “Pledge Agreement”) is entered into as of June 18, 2004, among NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Borrower”), each of the Domestic Subsidiaries of the Borrower from time to time party hereto (individually a “Guarantor” and collectively the “Guarantors”; the Guarantors, together with the Borrower, individually a “Pledgor” and collectively the “Pledgors”) and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions as may from time to time become parties to such Credit Agreement (individually a “Lender” and collectively the “Lenders”).
RECITALS
     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are entering into contemporaneously herewith that certain Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed, restated or replaced from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make Loans and to issue and/or acquire participation interests in Letters of Credit upon the terms and subject to the conditions set forth therein;
     WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue and/or acquire participation interests in Letters of Credit under the Credit Agreement that the Pledgors shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders; and
     WHEREAS, the Pledgors constitute one integrated financial enterprise, and the Extensions of Credit to any Pledgor shall benefit directly and indirectly each Pledgor.
     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms that are defined in the Uniform Commercial Code from time to time in effect in the State of North Carolina (the “UCC”) are used herein as so defined: Certificated Security, Control, Entitlement Order, Financial Asset, Investment Company Security, Securities Account, Security Entitlement, Securities Intermediary and Uncertificated Security. For purposes of this Pledge Agreement, the term “Lender” shall include any Hedging Agreement Provider.
     2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Secured Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and grants to the Administrative

Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):
     (a) Pledged Capital Stock, (i) 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor of each Domestic Subsidiary set forth on Schedule 2(a) attached hereto and (ii) 65% (or, if less, the full amount owned by such Pledgor) of each class of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) and 100% (or, if less, the full amount owned by such Pledgor) of each class of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Equity”) owned by such Pledgor of each Foreign Subsidiary set forth on Schedule 2(a) attached hereto (collectively, together with the Capital Stock and other interests described in clauses (y) and (z) and in Sections 2(b) and 2(c) below, the “Pledged Capital Stock”), including, but not limited to, the following:
     (y) subject to the percentage restrictions described above and in Section 2(b) below, all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Capital Stock, or representing a distribution or return of capital upon or in respect of the Pledged Capital Stock, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Capital Stock; and
     (z) subject to the percentage restrictions described above and in Section 2(b) below and without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Capital Stock and in which such issuer is not the surviving entity, all shares of each class of the Capital Stock of the successor entity formed by or resulting from such consolidation or merger.
     (b) Additional Interests, (i) 100% (or, if less, the full amount owned by such Pledgor) of each class of the issued and outstanding Capital Stock of any Person which hereafter becomes a Domestic Subsidiary and (ii) 65% (or, if less, the full amount owned by such Pledgor) of the Voting Equity and 100% (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity of any Person which hereafter becomes a Foreign Subsidiary, including, without limitation, the certificates representing such Capital Stock.
     (c) Other Equity Interests. Subject to the percentage restrictions described above, any and all other Capital Stock or other equity interests owned by the Pledgors in any Domestic Subsidiary or any Foreign Subsidiary (except Building Systems de Mexico, S.A. de C.V., until such time as any Obligor, individually or in the aggregate owns more than 51% of the Capital Stock of Building Systems de Mexico, S.A. de C.V.).

2

     (d) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.
     Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter pledge and deliver additional shares of Capital Stock or other interests to the Administrative Agent as collateral security for the Secured Obligations. Upon such pledge and delivery to the Administrative Agent, such additional shares of Capital Stock or other interests shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a)is amended to refer to such additional shares.
     3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the “Secured Obligations”): (a) all of the Credit Party Obligations (including obligations under Secured Hedging Agreements), howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several and (b) all expenses and charges, legal and otherwise, incurred by the Administrative Agent, the Lenders and/or the Hedging Agreement Providers in collecting or enforcing any of the Credit Party Obligations or in realizing on or protecting any security therefor, including without limitation the security granted hereunder.
     4. Delivery of the Pledged Collateral; Perfection of Security Interest. Each Pledgor hereby agrees that:
     (a) Delivery of Certificates and Instruments. Each Pledgor shall deliver as security to the Administrative Agent (subject to the limitations set forth in Section 2 above) (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Capital Stock owned by such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral owned by a Pledgor. Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Administrative Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.
     (b) Additional Securities. Subject to the percentage restrictions set forth in Section 2, if such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares of Capital Stock, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in Capital Stock; or

3

(iv) distributions of Capital Stock or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Administrative Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Administrative Agent in the exact form received accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto, to be held by the Adrninistrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.
     (c) Financing Statements. Each Pledgor hereby authorizes the Adrninistrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem reasonably necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, any financing statement that describes the Pledged Collateral in a manner as the Administrative Agent reasonably deems necessary or advisable. Each Pledgor shall also execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder are perfected, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Adrninistrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate jurisdictions, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Each Pledgor agrees to mark its books and records and to cause the issuer of the Pledged Capital Stock of such Pledgor (or, in the case of any issuer of Pledged Capital Stock that is not a wholly-owned Subsidiary of the Borrower, use commercially reasonable efforts to cause such issuer) to mark its books and records to reflect the security interest of the Administrative Agent in the Pledged Collateral.
     (d) Provisions Relating to Uncertificated Securities, Security Entitlements and Securities Accounts. The Pledgors shall promptly notify the Administrative Agent of any Pledged Collateral consisting of an Uncertificated Security or a Security Entitlement or any Pledged Collateral held in a Securities Account. With respect to any such Pledged Collateral, (a) the applicable Pledgor and the applicable issuer of the Uncertificated Security or the applicable Securities Intermediary shall enter into, upon the request of the Administrative Agent, an agreement with the Administrative Agent granting Control to the Administrative Agent over such Pledged Collateral, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent and (b) the Administrative Agent shall be entitled, upon the occurrence and during the continuance of a Default or an Event of Default, to notify the applicable issuer of the Uncertificated Security or the

4

applicable Securities Intermediary that it should follow the instructions or the Entitlement Orders, respectively, of the Administrative Agent and no longer follow the instructions or the Entitlement Orders, respectively, of the applicable Pledgor. Upon receipt by a Pledgor of notice from a Securities Intermediary of its intent to terminate the Securities Account of such Pledgor held by such Securities Intermediary, prior to the termination of such Securities Account the Pledged Collateral in such Securities Account shall be (i) transferred to a new Securities Account, upon the request of the Administrative Agent, which shall be subject to a control agreement as provided above or (ii) transferred to an account held by the Administrative Agent (in which it will be held until a new Securities Account is established).
     5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated:
     (a) Authorization of Pledged Capital Stock. The Pledged Capital Stock is duly authorized and validly issued, is fully paid and nonassessable and is not subject to the preemptive rights of any Person. All other shares of Capital Stock or other interests constituting Pledged Collateral are duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.
     (b) Title. Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Capital Stock of such Pledgor.
     (c) Exercising of Rights. The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property, provided that the Administrative Agent obtains all necessary Governmental Approvals pursuant to Section 10(c) hereof or required under the laws of the jurisdiction of organization or formation of any Foreign Subsidiary.
     (d) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority, the issuer of any Pledged Capital Stock or third party is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Administrative Agent or the Lenders of their rights and remedies hereunder, provided that the Administrative Agent obtains all necessary Governmental Approvals pursuant to Section 10(c) hereof or required under the laws of the jurisdiction of organization or formation of any Foreign Subsidiary.

5

     (e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Administrative Agent for the ratable benefit of the Lenders, in the Pledged Collateral. The taking possession by the Administrative Agent of the certificates (if any) representing the Pledged Capital Stock and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all certificated Pledged Capital Stock and such certificates and instruments. Upon the filing of UCC financing statements in the location of each Pledgor’s State of organization, the Administrative Agent shall have a first priority perfected security interest in all uncertificated Pledged Capital Stock consisting of partnership or limited liability company interests that do not constitute a Security pursuant to Section 8-103(c) of the UCC. With respect to any Pledged Collateral consisting of an Uncertificated Security or a Security Entitlement or any Pledged Collateral held in a Securities Account, upon execution and delivery by the applicable Pledgor, the Administrative Agent and the applicable Securities Intermediary or the applicable issuer of the Uncertificated Security of an agreement granting Control to the Administrative Agent over such Pledged Collateral, the Administrative Agent shall have a first priority perfected security interest in such Pledged Collateral. Except as set forth in this Section, no action is necessary to perfect the Administrative Agent’s security interest.
     (f) No Other Capital Stock. Except as set forth on Schedule 2(a) attached hereto (as updated or deemed updated from time to time in accordance with the terms hereof and of the Credit Agreement), no Pledgor owns any Capital Stock of the Borrower or any of its Domestic Subsidiaries (other than Immaterial Subsidiaries).
     (g) Partnership and Limited Liability Company Interests. Except as previously disclosed to the Administrative Agent, none of the Pledged Capital Stock consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.
     6. Covenants. Each Pledgor hereby covenants, that so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated, such Pledgor shall:
     (a) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein; keep the Pledged Collateral free from all Liens, other than Permitted Liens; and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Credit Documents.

6

     (b) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Administrative Agent may request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, execution and delivery of one or more control agreements reasonably acceptable to the Administrative Agent, filing of UCC financing statements and any and all other actions reasonably necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first priority perfected security interest in all Pledged Collateral); (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent upon the occurrence and continuation of an Event of Default, delivering to the Administrative Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.
     (c) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.
     (d) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.
     (e) Issuance or Acquisition of Capital Stock. Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Capital Stock that consists of an interest in a partnership or a limited liability company which (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.
     7. Power of Attorney for Perfection of Liens. Each Pledgor hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Pledgor’s attorney-in-fact with full power and for the limited purpose to file any financing statements, or amendments and supplements to financing statements, continuation financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall

7

have been terminated. In the event for any reason the law of any jurisdiction other than North Carolina becomes or is applicable to the Collateral of any Pledgor or any part thereof, or to any of the Secured Obligations, such Pledgor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if an Pledgor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Pledgor pursuant to the power of attorney granted hereinabove).
     8. Performance of Obligations; Advances by Administrative Agent. On failure of any Pledgor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the ABR Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the other Credit Documents or any Secured Hedging Agreement. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
     9. Events of Default. The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).
     10. Remedies.
     (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have, in respect of the Pledged Collateral of any Pledgor, in addition to the rights and remedies provided herein, in the other Credit Documents, in any Secured Hedging Agreement or by law, the rights and remedies of a secured party under the UCC or any other applicable law.
     (b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and, except as otherwise required by applicable law, without notice, the Administrative Agent

8

may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by applicable law, any Lender may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 9.2 of the Credit Agreement at least ten (10) days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (c) Registration Rights. If the Administrative Agent shall determine to exercise its right to sell all or any of the Pledged Collateral, each Pledgor agrees that, upon request of the Administrative Agent after the occurrence and during the continuance of an Event of Default (which request may be made by the Administrative Agent in its sole discretion), such Pledgor will, at its own expense, to the fullest extent it has the capability to do so:
     (i) execute and deliver, and use its commercially reasonable efforts to cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to file a registration statement covering such Pledged Collateral under the provisions of the Securities Act of 1933 and to use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission applicable thereto;
     (ii) use its commercially reasonable efforts to qualify the Pledged Collateral under all applicable state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Administrative Agent;
     (iii) cause each issuer (or, in the case of any issuer that is not a wholly-owned Subsidiary of the Borrower, use commercially reasonable efforts to cause such issuer) to make available to its security holders, as soon as practicable, an

9

earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act of 1933;
     (iv) to use commercially reasonable efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law; and
     (v) bear all reasonable costs and expenses, including reasonable attorneys’ fees, of carrying out its obligations under this Section 9.
Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9(c) will cause irreparable injury to the Administrative Agent, that Administrative Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9(c) shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 9(c) shall in any way alter the other rights of the Administrative Agent under this Pledge Agreement.
In the event of any public sale described in this Section 9(c), each Pledgor agrees to indemnify and hold harmless the Administrative Agent and the Lenders and each of their respective directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such persons may become subject or for which any of them may be liable, under the Securities Act of 1933 or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information with respect to any Lender furnished in writing by any Lender or the Administrative Agent to any Pledgor expressly for use therein with reference to such Lender, and will reimburse Administrative Agent and such other persons for any legal or other expenses reasonably incurred by the Administrative Agent and such other persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including all fees, costs and expenses whatsoever reasonably incurred by the Administrative Agent and such other persons and counsel for the Administrative Agent and such other persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such

10

commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which any Pledgor may otherwise have and shall extend upon the same terms and conditions to each person, if any, that controls the Administrative Agent or such persons within the meaning of the Securities Act of 1933.
     (d) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act of 1933. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such Pledged Collateral.
     (e) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.
     (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Lenders are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the ABR Default Rate, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

11

     (g) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s rights or the Secured Obligations under this Pledge Agreement, under any other of the Credit Documents or under any Secured Hedging Agreement.
     11. Rights of the Administrative Agent.
     (a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents as attomey-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:
     (i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral of such Pledgor, all as the Administrative Agent may reasonably determine in respect of such Pledged Collateral;
     (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;
     (iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Pledged Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;
     (iv) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral;
     (v) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

12

     (vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral of such Pledgor;
     (vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral of such Pledgor;
     (viii) to execute and deliver and/or file all financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Pledge Agreement and in order to permit the Administrative Agent or any Lender to exercise its rights or remedies hereunder;
     (ix) to exchange any of the Pledged Collateral of such Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral of such Pledgor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may determine;
     (x) to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral of such Pledgor into the name of the Administrative Agent or into the name of any transferee to whom the Pledged Collateral of such Pledgor or any part thereof may be sold pursuant to Section 9 hereof; and
     (xi) to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the exercise of its rights and remedies with respect to the Pledged Collateral of such Pledgor.
This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attomey-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

13

     (b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations or any portion thereof and/or the Pledged Collateral or any portion thereof to a successor Administrative Agent, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.
     (c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgors shall be responsible for preservation of all rights in the Pledged Collateral of such Pledgor, and the Administrative Agent shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.
     (d) Voting Rights in Respect of the Pledged Collateral.
     (i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that Pledgor shall not exercise or shall refrain from exercising any such right if the Administrative Agent shall have notified the Pledgor that, in the Administrative Agent’s judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.
     (ii) Subject to subsection (e) of this Section, upon the occurrence and during the continuance of a Default or an Event of Default, all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights.
     (e) Dividend and Distribution Rights in Respect of the Pledged Collateral.

14

     (i) So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive and retain any and all dividends (other than dividends payable in the form of Capital Stock and other dividends constituting Pledged Collateral which are required to be delivered to the Administrative Agent pursuant to Section 4 above), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.
     (ii) Upon the occurrence and during the continuation of an Event of Default:
     (A) all rights of a Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (e) shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and
     (B) all dividends, distributions and interest payments which are received by a Pledgor contrary to the provisions of clause (A) of this subsection (ii) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.
     (f) Release of Pledged Collateral. The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, Lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority Lien on all Pledged Collateral not expressly released or substituted.
     12. Application of Proceeds. After the exercise of remedies by the Administrative Agent or the Lenders pursuant to Section 7.2 of the Credit Agreement (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), any proceeds of the Pledged Collateral, when received by the Administrative Agent, any of the Lenders or any Hedging Agreement Provider in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 2.12(b) of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and

15

all such proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.
     13. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Pledge Agreement or with respect to the Pledged Collateral, then the Pledgors agree to promptly pay upon demand any and all such reasonable documented costs and expenses of the Administrative Agent or the Lenders, all of which costs and expenses shall constitute Secured Obligations hereunder.
     14. Continuing Agreement.
     (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Administrative Agent and the Lenders shall, upon the request and at the expense of the Pledgors, forthwith release all of the Liens and security interests granted hereunder and shall deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.
     (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.
     15. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.1 of the Credit Agreement.
     16. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent

16

hereunder, to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided, however, that, other than in connection with a transaction permitted under Section 6.5(a)(v) of the Credit Agreement, none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Pledgor hereby releases the Administrative Agent and each Lender, each of their respective officers, employees and agents and each of their respective successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender or their respective officers, employees and agents, in each case as determined by a court of competent jurisdiction.
     17. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 9.2 of the Credit Agreement.
     18. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. A counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.
     19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.
     20. Governing Law; Submission to Jurisdiction and Service of Process; Arbitration; Waiver of Jury Trial; Venue. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. The terms of Sections 9.13, 9.14 and 9.17 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
     21. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

17

     22. Entirety. This Pledge Agreement, the other Credit Documents and any Secured Hedging Agreement represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Pledge Agreement, the other Credit Documents, any such Secured Hedging Agreement or the transactions contemplated herein and therein.
     23. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Credit Documents and any Secured Hedging Agreement, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.
     24. Joint and Several Obligations of Pledgors.
     (a) Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.
     (b) Each of the Pledgors, jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Pledge Agreement, the other Credit Documents and any Secured Hedging Agreement, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.
     (c) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any Secured Hedging Agreement, to the extent the obligations of a Pledgor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Pledgor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).
     25. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

18

     Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	NCI BUILDING SYSTEMS, INC.

	By:	/s/ Robert J. Medlock

	Name:	Robert J. Medlock
	Title:	Executive Vice President and
Chief Financial Officer

GUARANTORS:	NCI HOLDING CORP.
NCI OPERATING CORP.
METAL COATERS OF CALIFORNIA, INC.

	By:	/s/ Robert J. Medlock

	Name:	Robert J. Medlock
	Title:	Executive Vice President and
Chief Financial Officer

A & S BUILDING SYSTEMS, L.P.
NCI BUILDING SYSTEMS, L.P,
METAL BUILDING COMPONENTS, L.P.
NCI GROUP, L.P.

	By:	NCI OPERATING CORP.,
as General Partner

	By:	/s/ Robert J. Medlock

	Name:	Robert J. Medlock
	Title:	Executive Vice President and
Chief Financial Officer
NCI Building Systems, Inc.
Pledge Agreement

     Accepted and agreed to as of the date first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Glenn F. Edwards

Name:	Glenn F. Edwards
Title:	Managing Director
NCI Building Systems, Inc.
Pledge Agreement

Schedule 2(a)
to
Pledge Agreement
dated as of June 18, 2004
in favor of Wachovia Bank, National Association,
as Administrative Agent
PLEDGED CAPITAL STOCK
Pledgor: NCI BUILDING SYSTEMS, INC.

Name of Subsidiary:	Number of Shares	Certificate Number	Percentage Ownership
NCI Operating Corp.	1,000	002	100
NCI Holding Corp.	1,000	002	100

Pledgor: NCI HOLDING CORP.

Name of Subsidiary:	Number of Shares	Certificate Number	Percentage Ownership
Metal Coaters of California, Inc.	10,000	4	100
PLEDGED PARTNERSHIP INTERESTS
Pledgor: NCI OPERATING CORP.

Name of Subsidiary:	Description of Interest	Percentage Ownership
A & S Building Systems, L.P.	1% general partnership interest	1
NCI Building Systems, L.P.	1% general partnership interest	1
Metal Building Components, L.P.	1% general partnership interest	1
NCI Group, L.P.	1% general partnership interest	1

Pledgor: NCI HOLDING CORP.

Name of Subsidiary:	Description of Interest	Percentage Ownership
A & S Building Systems, L.P.	99% limited partnership interest	99
NCI Building Systems, L.P.	99% limited partnership interest	99
Metal Building Components, L.P.	99% limited partnership interest	99
NCI Group, L.P.	99% limited partnership interest	99

Exhibit 4(a)
to
Pledge Agreement
dated as of June 18, 2004
in favor of Wachovia Bank, National Association,
as Administrative Agent
Irrevocable Stock Power
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to
the following shares of capital stock of                                         , a                      corporation:

No. of Shares	Certificate No.

and irrevocably appoints                                          its agent and attorney-in-fact to transfer all or any part of such capital stock or equity interest and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

,
a [corporation]

By:

Name:

Title:

NUMBER 002

SHARES

Organized under the laws of the State of Delaware

NCI Holding Corp.

Authorized Shares 1,000 - Par Value $1.00 Per Share

This Certifies that NCI BUILDING SYSTEMS, INC. *is the registered holder of* ONE THOUSAND (1,000) *Shares*

of the fully paid and non-assessable Capital Stock of NCI Holding Corp.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

this 13th *day of* September *A. D.* 2002

Adam R. Vogelsong

Organized under the laws of the state of Delaware Authorized Shares 1,000-par value $1.00 Per Share This certifies NCI BUILDING SYSTEMS, INC. REGISTERED holder of ONE THOUSAND (1,000)

CORPORATION PACKAGE COMPANY P.O. Box 10642, Dallas, Texas 75107Notice
The shares represented by this certificate have not been registered pursuant to the federal securities act of 1933, as amended, or any state securities law. Neither this security nor any portion hereof or interest herein may be sold, assigned, transferred or otherwise disposed of unless the same is registered under said act and any applicable state securities law, or unless an exemption from such registration is available.

NUMBER 002

SHARES

Organized under the laws of the State of Nevada

NCI Operating Corp.

Authorized Shares 1,000 - Par Value $1.00 Per Share

This Certifies that NCI BUILDING SYSTEMS, INC. is the registered holder of ONE THOUSAND (1,000) Shares of the fully paid and non-assessable Capital Stock of NCI Operating Corp. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

this 13th day of September A. D. 19 2002

Donnie R. Humphries

Robert J. [illegible]

Organized under the laws of the state of Delaware Authorized Shares 1,000-par value $1.00 Per Share This certifies NCI BUILDING SYSTEMS, INC. REGISTERED holder of ONE THOUSAND (1,000)

CORPORATION PACKAGE COMPANY P.O. Box 10642, Dallas, Texas 75107 Notice
The shares represented by this certificate have not been registered pursuant to the federal securities act of 1933, as amended, or any state securities law. Neither this security nor any portion hereof or interest herein may be sold, assigned, transferred or otherwise disposed of unless the same is registered under said act and any applicable state securities law, or unless an exemption from such registration is available.

4

10,000

See Reverse for Certain Definitions

INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

METAL COATERS OF CALIFORNIA, INC.

TOTAL AUTHORIZED ISSUE
500,000 SHARES PAR VALUE $.10 EACH
COMMON STOCK

This is to Certify that NCI HOLDING CORP. is the owner of

TEN THOUSAND (10,000) -- fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers:

Dated September 13, 2002

© 1987 CORPEX BANKNOTE CO., NEW YORK

Organized under the laws of the state of Delaware Authorized Shares 1,000-par value $1.00 Per Share This certifies NCI BUILDING SYSTEMS, INC. REGISTERED holder of ONE THOUSAND (1,000)

The following abbreviations, when used In the inscription on the toce of this certificate, shall bo construed as though ffiey were written out In full according id applicatile laws or regulations: TENCOM ~ as tenants In common UNIF GIFT MIN ACT — CirsoxJ/an (CtKt) (Minor) TEN ENT — as tenants by the entireties under Uniform Gifts to Minors Act JT JEN • as joint tenants vt’nh right of (State) survivorship and not as tenants in common Aditional abbreviations may also be used though not in the above list
The shares represented by this certificate have not been registered pursuant to the federal securities act of 1933, as amended, or any state securities law. Neither this security nor any portion hereof or interest herein may be sold, assigned, transferred or otherwise disposed of unless the same is registered under said act and any applicable state securities law, or unless an exemption from such registration is available.
No shareholder has any preemptive right to acquire any unissued or treasury securities of the Company. A complete statement of the denial of preemptive rights is set forth in Article Six of the Company’s Articles of Incorporation on file in the Office of the Secretary of State of the State of Texas. The Company will furnish a copy of Article Six to the record holder of this Certificate, without charge, on written request to the Company at its principal place of business or registered office.

Irrevocable Stock Power
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of NCI Holding Corp., a Delaware corporation:

No. of Shares	Certificate No.

1,000	002
and irrevocably appoints                                          its agent and attorney-in-fact to transfer all or any part of such capital stock or equity interest and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

NCI BUILDING SYSTEMS, INC., a Delaware corporation
By:	/s/ Robert J. Medlock
Robert J. Medlock, Executive Vice
President and Chief Financial Officer

Irrevocable Stock Power
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of NCI Operating Corp., a Nevada corporation:

No. of Shares	Certificate No.

1,000	002
and irrevocably appoints                                          its agent and attorney-in-fact to transfer all or any part of such capital stock or equity interest and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

NCI BUILDING SYSTEMS, INC., a Delaware corporation
By:	/s/ Robert J. Medlock
Robert J. Medlock, Executive Vice
President and-Chief Financial Officer

Irrevocable Stock Power
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of Metal Coaters of California, Inc., a Texas corporation:

No. of Shares	Certificate No.

10,000	4
and irrevocably appoints                                          its agent and attorney-in-fact to transfer all or any part of such capital stock or equity interest and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

NCI HOLDING CORP., a Delaware corporation
By:	/s/ Robert J. Medlock
Robert J. Medlock Executive Vice
President and Chief Financial Officer

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
Sheila Gask (704) 331-2451

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Moore & Van Allen
100 North Tryon Street
Suite 4700
Charlotte, NC 28202-4003

sheilagask@mvalaw.com

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 11:18 AM 06/22/2004
INITIAL FILING NUM: 4171616 8
AMENDMENT NUMBER: 0000000
SRV: 040458647

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: NCI Building Systems, Inc.

OR 1b. INDIVIDUAL'S LAST NAME: | FIRST NAME: | MIDDLE NAME: | SUFFIX:

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
10943 N. Sam Houston Parkway West	Houston	TX	77064	USA

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
		Corporation	Delaware	2282840 ☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME:

OR 2b. INDIVIDUAL'S LAST NAME: | FIRST NAME: | MIDDLE NAME: | SUFFIX:

2c. MAILING ADDRESS: | CITY: | STATE: | POSTAL CODE: | COUNTRY:

2d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 2e. TYPE OF ORGANIZATION | 2f. JURISDICTION OF ORGANIZATION | 2g. ORGANIZATIONAL ID #, if any ☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Wachovia Bank, National Association, as Administrative Agent

OR 3b. INDIVIDUAL'S LAST NAME: | FIRST NAME: | MIDDLE NAME: | SUFFIX:

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
201 South College Street, CP-8	Charlotte	NC	28288	USA

4. This FINANCING STATEMENT covers the following collateral:

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

Filed with: DE - Secretary of State

F#97844
A#174535

ENTERED

UCC FINANCING STATEMENT ‘ FOLLOW Sheila Gask (704)331-2451 B. SEND ACKNOWLEDGMENT TO (Name and Address) Van Allen 100 North Tryon Street Suite 4700 Charlotte, MC 28202-4003 sheilagask@mvalaw . com OF I7.C.C. EZLZBG 5BCTJCN JFILED 11:14 AM 06/22/2004 FZLXNS NOM: 4171602 8 : 0000000 SRV: 040458629 THE ABOVE SPACE B FOR FttJNC omC£ USEONLY « ta,<xg NCI wZATdvs make Holding Corp. AME RRETNAWE MXXE KAME SJFFOL 1 1 05 N. Market Street, Suite 3300 crrr Wilmington STATE DE

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
Sheila Gask (704) 331-2451

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Moore & Van Allen
100 North Tryon Street
Suite 4700
Charlotte, NC 28202-4003

sheilagask@mvalaw.com

DELAWARE DEPARTMENT OF STATE
U.C.C. FILING SECTION
FILED 11:14 AM 06/22/2004
INITIAL FILING NUM: 4171602 8
AMENDMENT NUMBER: 0000000
SRV: 040458629

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME
NCI Holding Corp.

OR

1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
1105 N. Market Street, Suite 1300	Wilmington	DE	19801	

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
		Corporation	Delaware	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME

OR

2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
				☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME
Wachovia Bank, National Association, as Administrative Agent

OR

3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
201 South College Street, CP-8	Charlotte	NC	28288	USA

4. This FINANCING STATEMENT covers the following collateral:

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
Filed with: DE - Secretary of State

P#97507
A#174030

ENTERED

UCC FINANCING STATEMENT ‘ FOLLOW Sheila Gask (704)331-2451 B. SEND ACKNOWLEDGMENT TO (Name and Address) Van Allen 100 North Tryon Street Suite 4700 Charlotte, MC 28202-4003 sheilagask@mvalaw . com OF I7.C.C. EZLZBG 5BCTJCN JFILED 11:14 AM 06/22/2004 FZLXNS NOM: 4171602 8 : 0000000 SRV: 040458629 THE ABOVE SPACE B FOR FttJNC omC£ USEONLY « ta,<xg NCI wZATdvs make Holding Corp. AME RRETNAWE MXXE KAME SJFFOL 1 1 05 N. Market Street, Suite 3300 crrr Wilmington STATE DE POSTAL COO: 19801 CCOUTKT gg^“1™ .Corporation If. JUR«01CT10NO=<>?GA.’flZ>,TO.t Delaware 13 OSCAWZATKWALID”. fi^y i. APKTPNAi. DESTOFfS EXACT FULL LCOAL NAME — l«ort «WS(a: m«.fn.n i»rtTn»<n«PiarStt) CK 3*. ORSAK2.MOM3 HAVE Wachovia Bank, National Association, as Administrative Agent 3e. iTErvSjAUS DSr name rRSTKAME MOOLEHAWe SUFTO 3C.MAX»C*£OF£SS 201 South College Street, CP-8 CTY Charlotte STATE NC PosTAicroe 28288 CCilWST USA 4. Tbit F1KANC1W £7A’XMEK7 conn V All assets and personal property of the Debtor now owned or hereafter acquired. FILING OFFICE COPY — UCC LSC FmNCIKG STATEMENT (FORM UCC1] (REV. 0&22/02) AJIOueon. . F897507 AS174030

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

Document Number:
2004019699-0

A. NAME & PHONE OF CONTACT AT FILER [optional]
Sheila Gask (704) 331-2451

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Hold For Pickup:
UNISEARCH, INC.
7583 WATER VIEW WAY
RENO, NV 89511
775-851-4500
sheilagask@mvalaw.com

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME NCI Operating Corp.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 10943 N. Sam Houston Parkway West	CITY Houston	STATE TX	POSTAL CODE 77064	COUNTRY USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Nevada	1g. ORGANIZATIONAL ID #, if any C4038-93		NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME Wachovia Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 201 South College Street, CP-8	CITY Charlotte	STATE NC	POSTAL CODE 28288	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

5. ALTERNATIVE DESIGNATION [if applicable]: LESSEE/LESSOR | CONSIGNEE/CONSIGNOR | BAILEE/BAILOR | SELLER/BUYER | AG. LIEN | NON-UCC FILING

6. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] All Debtors | Debtor 1 | Debtor 2

8. OPTIONAL FILER REFERENCE DATA
Filed with: NV - Secretary of State

F#97503
A#174026

UCC FINANCING .STATEMENT Document Number 2004019699-0 Filing Date and Time: 06-22-2004 04:00 PM THE ACOW VACE 13 KM nUKO OFFKZUtXaHLY Hold For Pickup: — UN1SEARCH, INC. 7583 WATER YEW WAY RENO,NV 89511 775-851-4500 NCI Operatmg Corp. HUCLEKAUC 1 0943 N. Sam Houston Parkway West Houston TX 77064 USA jNevada OR adcimqu I auMiutxw ‘ OEBIQR Sj. CUKIAMZMIOMAI. (0 «. 1 KIT j___Oft Wachovia Bank, National Association, as Administrative Agent Jh.nomowi.’smrfutfc f**TKWe iccttSJuE Skvnx 20 1 South College Strec^ CP-S CflT Charlotte sun -NC foaw.ooot 28288 cot*nR* USA Al] assets and pereonal pnq»ty of the Debtor now owned or hereafter acquired. Filled with: NV — Secretary of State MI74026 FIUNa OFFICE COPY — UCC FWAJiCOtS CTATEMEKT fFOBW \JCC1) (ftEV. OSi52«7)

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

04-0072137105

06/22/2004 09:13 AM

FILED

TEXAS SECRETARY OF STATE

SOS

63126640005

A. NAME & PHONE OF CONTACT AT FILER [optional]
Sheila Gask (704) 331-2451

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Return acknowledgment to:

[redacted]

Capitol Services, Inc.
P.O. Box 1831 Austin TX 78767
800/345-4647

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Metal Coaters of California, Inc.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 10943 N. Sam Houston Parkway West	CITY: Houston	STATE: TX	POSTAL CODE: 77064	COUNTRY
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Texas	1g. ORGANIZATIONAL ID #, if any: 01483706		NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Wachovia Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 201 South College Street, CP-8	CITY: Charlotte	STATE: NC	POSTAL CODE: 28288	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

5. ALTERNATIVE DESIGNATION [if applicable]: LESSEE/LESSOR | CONSIGNEE/CONSIGNOR | BAILEE/BAILOR | SELLER/BUYER | AG. LIEN | NON-UCC FILING

6. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] | All Debtors | Debtor 1 | Debtor 2

8. OPTIONAL FILER REFERENCE DATA
Filed with: TX - Secretary of State

F#97508
A#174031

UCC FINANCING STATEMENT FOOJQW ffJSTRUCTtOMS (front an ft. NAME 4 PHONE OF CONTACT AT BLER JetrtiooaQ Sheila Gssk (704) 33 ] -2451 S. SEND ACKNOWLEDGMENT TO: (torn and Mdracc) 04-0072137105 0S/22/2004 83:13 flM Ifl’im FILED ucxfTirr of SOS 63126640005 THE ABOVE SPACE IS FOR RUNGOFF1CE US£ ONLT OB Metal Coaters of California, Inc. It lKDIVUXWi.-S LAST MAKE PIRCTKtHE MKt£« «ME a*nn 10943 N. Sam Houston Parkway West OTV Houston STATE TX 77064 COUKTRT V1* **TSWVC7MS1? g^ST70” ( Corporation 1 1. JufiBorcnow of oroancatio*. Texas tj. OROAfiZAtOfWl. O ». < «ny 01483706 nMCr£ 2. ADOfTONAi. DEBTOR’S EXACT FULL LEGAL NfiMZ • OR J..ORCUKATW5MME Z9. ISOtVOUAl.’S LAST KUt£ ffOETHMSE MOO.ENAVE suffix 2«. MAt/NC ACCK&W 01T STATE «WTALCO« counnrr SFF WS^T? UiDfrISS 06BTC*! | 3ff. OAOUCZATUNALOI. ( W < of 5C) OR im.OftOAN^A’Ifi’SNAUS-*” Wachovia Bank, National Association, as Administrative Agent 30 PCIVDLW.-5LA5TKAME FRSrNWJE MJGEUCMAttE &ft& an. HMUNCAOOiesS 201 South College Street, CP-8 orr Charlotte STATC NC POSTAL COOt 28288 COtWTKY USA Ait assets and personal property of the Debtor now owned or hereafter acquired 5. AtTERMATIve CESSWTIOH M »pBhCal>te?L «TF SPCOfOS 8. OPtXJHJU. FILER REFERENCE DATA Filed with: TX - Secretary of State rpfts; FS97S03

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

04-0072137216

06/22/2004 09:13 AM

FILED

TEXAS SECRETARY OF STATE

SOS

53126640006

A. NAME & PHONE OF CONTACT AT FILER (optional)
Sheila Gask (704) 331-2451

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Return acknowledgment to:

[redacted]

Capitol Services, Inc.
P.O. Box 1831 Austin TX 78767
800/345-4647

sheilagask@[illegible]

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: A&S Building Systems, L.P.

OR 1b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
10943 N. Sam Houston Parkway West	Houston	TX	77064	USA

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
		LP	Texas	93961-10 ☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME

OR 2b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

2c. MAILING ADDRESS | CITY | STATE | POSTAL CODE | COUNTRY

2d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 2e. TYPE OF ORGANIZATION | 2f. JURISDICTION OF ORGANIZATION | 2g. ORGANIZATIONAL ID #, if any ☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Wachovia Bank, National Association, as Administrative Agent

OR 3b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
201 South College Street, CP-8	Charlotte	NC	28288	USA

4. This FINANCING STATEMENT covers the following collateral:

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
Filed with: TX - Secretary of State

F#97512
A#174035

HUNG OFFICE COPT — UCC FINANCING STATEMENT <FORM UCC1> (REV. 05/22/D2) ) w UCC FINANCING STATEMENT F<XlOW_tNSTRtJCTK*B (front and tad} CtflEFUU.y fl. HW.e i PHONE OP COffTACT AT RLER Jos* oral) Sheila Gask (704)331-2451 Return acJo»w!cdRnv:r.t t<x 04-0072137216 06/22/2004 89:13 AN mnHH filed TtXM UQIXTUT OF SOS Cipiwl Serrica, Ins. P.O.BoxlSJl AwtinTX7B767 800/W5-4647 I Hirv THE ABOVE SPACe IS FOR RLttW OFFICE US£ ONLY OR ;x cffZfxejxKHfS jmms A&S Bnilding Systems, L.P. ICLlNdVOXML’SUtSTKUE f!S!STWAl<£ V3Cx.eWJ£ SUfFK 1C. UA.1ffGJUXRe&i 10943 N. Sam Houston Parkway West CTT Houston STATE TX pccrrMcoce 77064 COUNTRY USA id. *ff ^ ‘^TK^^^flM? ffXI\.*fOK j 1«. TYPE O5 O« WCiSTION OfiCAMZATKK ‘in RSTOR j *** lf.JUfBSDCTlOKC”;ORC>i.Vi«.TlON’ j:j,ORC«ijATIC»«LD». <«w Vcxas ,93961-JO n^ 2. ACDtTIOKA1. DEBTOR’S EXACTmu.LEGAL IWM£.rMHauygjaaaofmmc (2aof»).ttonet OR 2a.OR5A*a*T*JffSN*«E % IKOTrtDLttL’S LAST NAME FIRST KAME M40CtE N/Uitt SURW •fL ihu, KG ADCfi£SS CTY STATE POSTAL COOG COUNTRY AOOT. Wf 0 fie |2*. ‘n-PE OC o«OAMZAI10>i a. ju:asccTX)Nof oRGAwUAnoN 27. OROAHZAI»HAL 10 ». < MJ OS u.c*;<ij«z*:ig»,rsn»Mfc Wachovia Bank, National Association, as Administrative Agent Si- ifOnnoWL’S last iwrtl flRSTNAUS i/*cx£.K/we SUfftt X. UAOJNCAOORE55 201 South College Street, CP-8 CfTY Charioite s^*vr~ NC eosi«.cooe 28288 CDUKTRT USA •<. TM FMAJCTOC:STATEMENT o«il en te*ff-i>3 cousin: All assets and personal property of the Debtor now owned or hereafter acquired. 6, |l ‘ft» >»> ua^- ‘ «10K t«S f W rccOWJ JW rniorec m Uw B£Ai Fiied with: TX - Secretary of Stale F»97512 FtUNG OFFICE COPY — UCC FINANCING S7ATEMEST {FORM UCC1) (REV.

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
Sheila Gask (704) 331-2451

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Return acknowledgment to:
[redacted]
Capitol Services, Inc.
P.O. Box 1831 Austin TX 78767
800/345-4647

04-0072138126
06/22/2004 09:13 AM
FILED
TEXAS SECRETARY OF STATE
SOS
63126640009

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: NCI Building Systems, L.P.					
OR 1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 10943 N. Sam Houston Parkway West		CITY: Houston	STATE: TX	POSTAL CODE: 77064	COUNTRY: USA
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION: LP	1f. JURISDICTION OF ORGANIZATION: Texas	1g. ORGANIZATIONAL ID #, if any: 00068124-10		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Wachovia Bank, National Association, as Administrative Agent					
OR 3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 201 South College Street, CP-8		CITY: Charlotte	STATE: NC	POSTAL CODE: 28288	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
Filed with: TX - Secretary of State

F#97831
A#174522

UCC FINANCING STATEMENT FOU.OW t NAME t PMOKE Of CONTACT AT FILER loptaalj Sheila Cask (704)331-245) B. SEND ACKNOWLEDGMENT TO: (Haaa art MOitta) 04-0072138126 26/22/3004 89:13 fiM iiraiflN filed Stotcrxrr of iwtr SOS Caprrol Semos. Inc. P.O. Box I8JI Au«ui TX 7S767 SCO/J4 5 ^647 63126640039 THE ABOVE SPACE IS POR RUNG OFPCE USEONLV 1. DEBTOR’S EXACT RJU. l£C«-N*J^-««torty£t OR 1 «- CRCXAN1ZAT1CK-S HAVE NCI Building Systems, LJP. It. JNCr/WJAfSCASf KAM6 FlftJTMAME KOOtENAMg attfu 10943 N. Sam Houston Parkway West Houston STATE TX POSTALOOO6 77064 COuwnfr USA Id. ^^^^TRy^-TK**5 *0£n.lfifOR£ J1e. TTPEOf CfWAN^ATlON CftGAKZAT)O« ‘ I p OESTOfi | 1-I •>i.juRQC“cnoHO«o!CArAZAT>a.M Texas 00068 1 24- !0 j-)^ I. AOCHTOWlDEBTOR’S EXACTFUU.LESAi.NAMc-m OR £• OftOAKCATJC’^J’S HAW£ ^ tNOfVD(JAl,’^Ot>T (^Urtt f9tSTHMW£ «w-enave ic.KA/owiAooeess O7Y \ sure posTAi.ccoe COUWTRT 3d asETfsniyF1-*0!^ AOP“tWPOR£ |2e,TTP£O^C«GANJ£ATJON Oft(iANL2ATO« CSBTOft [ Jt JUftLSC«—!nOMOPO*^5*>tSAT>OW t2f. ORCAWG^UONAUD*. f »bj Ofi 2l ORuANCATIOHSNMIE Wadiovia Bank, National Association, as Administrative Agent 30. IMOVDUAL’S LAST MIME MSTtMME «3Di.e kaja£ SUFftX X. MAOJNCAOCAE2S 201. South College Street, CP-8 cirr Charlotte STATE NC POSTAL CO« 28288 C3UHTOT USA 4. Trx FMANCnc STATEMENT com owi tounrfng mWett: All assets and personal property of (be Debtor now owned or hereafter acquired. S. A^reaHATive sxsknmkih ji jac, lieu Filed with: TX - Secretary of State 7J97831 FH.WQ OfRCE COPY — UCC FSMANC1NG STATEWSNT (FORM OCC1) (R£V. 05.-Z2/OZ)

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
Sheila Gask (704) 331-2451

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Return acknowledgment to:

[redacted]

Capitol Services, Inc.
P.O. Box 1831 Austin TX 78767
800/345-4647

04-0072138015
06/22/2004 09:13 AM
FILED
TEXAS SECRETARY OF STATE
SOS
63126640008

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Metal Building Components, L.P.				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 10943 N. Sam Houston Parkway West	CITY: Houston	STATE: TX	POSTAL CODE: 77064	COUNTRY: USA
1d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION: LP	1f. JURISDICTION OF ORGANIZATION: Texas	1g. ORGANIZATIONAL ID #, if any: 00107973-10		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Wachovia Bank, National Association, as Administrative Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 201 South College Street, CP-8	CITY: Charlotte	STATE: NC	POSTAL CODE: 28288	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA
Filed with: TX - Secretary of State

F#97517
A#174040

UCC RNANCING STATEMENT FOLLOW PJSTTilJCTQNS (Tear! aaj bactl CAREFULLY ft, NJWE & PHONE OF CONTACT AT FILER JopUonaJl Sheila Gasic (704) 331 -2451 B. SEND ACKNOWLEDGMENT TO: (Norn* and W*«i) Rctam achiowlaJgmect to: 04-0072138015 66/22/2084 09:13 All FILED TOAS uonrwrr on “<n SOS Ope tot Services, lot. P.O. Box 1851 Aiaiio TX 7S757 800/34 S-4&S7 63128840808 THE MOVE SPACE IS FOR RUNG OFFlceySEOKlY 1.DEBTOR’S SMCTFUU. LEGAL Wfrre-’ OR Metal Building Components, L.P. 1 a. iMOfttXJAfSLAST NAME f BST HAME M3CCEMAMS 10943 N. Sam Houston Parkway West crrr Houston STATE TX POSTAL COO£ 77064 USA lEFIV^ji^^JVJKX CRSAf3ZATJ>J 1 p OSSTCR [Lr It. JumS3JCT)ONO^ O«UANti>TJO.*J Texas 1 jl OSOAHlATOHAi. K? ». 1 »ht 00107973-10 [-]w 2. ADQTOSA^ DEBTOR’S EXACT FULL LEGAL NtMS • inv^leny gaa»am iam« S« o> Itl. Jo na J..C«GA«2ATCf.-Sf<A«£ 16 *5>VOV;w!.-5 LAST HAW£ flFlSTNM*£ SMS *” ^L UAJLWC AOO«eS5 CTf * WA,«C, COUMTRT w if? rrnRu^vs owwziaeiN !3c’“i’EO!: i. jyfESCSrriONOf OHGA«ii»>‘ON to CRGAMZAT1ONA4. C «. s»ny OR 5«. ORCAHl2ATOtfS NAKb Wachovia Bank, National Association, as Administrative Agent 3&. UvOIVCUM.’S 173? HAWC RRSTHAVS UORENMIg -SUfFK 3t UAtJMJAOORESS 201 South College S^eet, CP-8 CTTr Charlotte STAJt NC postal coos 28288 COUNIRr USA L TV. f BhlAKOMS SI*TEM£Nrcm»» ffn k*waj toaucal; AH assets and personal property of the Debtor now owned or hereafter acquired. S. A1.7SBXATTVE DSSlGMAnOMIll JOCic Ji.essE£.v£ssoa Filed with: TX - Secretary of State pbjnc office copy — ucc fihancjng statement (FORM ucci) irev,

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)
Sheila Gask (704) 331-2451

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Return acknowledgment to:

[redacted]

Capitol Services, Inc.
P.O. Box 1831 Austin TX 78767
800/345-4647

04-0072137983
06/22/2004 05:13 AM
FILED
TEXAS SECRETARY OF STATE
SOS
63126640007

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: NCI Group, L.P.					
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME			SUFFIX
1c. MAILING ADDRESS: 10943 N. Sam Houston Parkway West	CITY: Houston	STATE: TX	POSTAL CODE: 77064		COUNTRY: USA
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: LP	1f. JURISDICTION OF ORGANIZATION: Texas	1g. ORGANIZATIONAL ID #, if any: 00107975-10	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME			SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE		COUNTRY
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Wachovia Bank, National Association, as Administrative Agent					
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME			SUFFIX
3c. MAILING ADDRESS: 201 South College Street, CP-8	CITY: Charlotte	STATE: NC	POSTAL CODE: 28288		COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

Filed with: TX - Secretary of State

F#97516
A#174039

UCC FINANCING STATEMENT FOLLOW A. NAME PHONE OF CONTACT AT SheilaGask (704)331-2451 SEND ACKNOWLEDGMENT TO: (Name and Address) 04-0072137983 06/22/2004 FILED SOS Capital Service, Inc. P.O. Box 1831 Austin TX787S7 800/345-4647 63126640007 THE ABOVE SPACE IS FOR FILING: OFFICE USE ONLY 11 NCI Group, L.P. FIRST NAME WE 10943 N. Sam Houston Parkway West Houston STATE TX 77064 USA M ORGANISATION LP Texas 00107975-10 OR 21. ORGANIZATIONS NAME FIRST NAME CITY COUNTRY 2 ORGANIZATIONAL OR Wachovia Bank, National Association, as Administrative Agent LAST NAME FlRST NAME MIDDLE NAME 201 South College Street, CP-8 Charlotte STATE POSTAL CODE 28288 COUNTRY USA All assets and personal property of the Debtor now owned or hereafter acquired. Filed with: TX — Secretary of State

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
COPYRIGHTS
United States Copyright Office
Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of June 18, 2004 (as the same may be amended, modified, extended or restated from time to time, the “Security Agreement”) by and among the Obligors thereto (each an “Obligor” and collectively, the “Obligors”) and Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”) for the lenders referenced therein (the “Lenders”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the copyrights and copyright applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
COPYRIGHTS

Description of
Copyright No.	Copyright	Date of Copyright
See Schedule 1 attached hereto
COPYRIGHT APPLICATIONS

	Description of Copyright	Date of Copyright
Copyright Application No.	Applied For	Application
See Schedule 1 attached hereto
NCI Building Systems, Inc.
Copyrights Notice

     The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

Metal Building Components, L.P., a Texas Limited Partnership

By:	NCI Operating Corp.,
as General Partner

By:	/s/ Robert J. Medlock

Name: Robert J. Medlock
Title: Exec. V.P. & CFO

Acknowledged and Accepted: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Glenn Edwards
Name: Glenn Edwards
Title: Managing Director

NCI Building Systems, Inc.
Copyrights Notice

Schedule 1
Metal Building Components, L.P.
U.S. Registered Copyrights

Marks	Registration No	Registration Date
Ultra-Dek 124 and Double-Lok 124 computer estimating / material take-off program	TX3211051	12/12/91
Ultra-simple, ultra-sure, Ultra-Dek 124	TX1938083	10/02/86
M B C I	TX1924612	10/02/86
Ultra-Dek 124 erection manual	TX1924543	10/02/86
Ultra-Dek 124	TX1923318	10/02/86

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
PATENTS
United States Patent and Trademark Office
Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of June 18, 2004 (the “Security Agreement”) by and among the Obligors thereto (each an “Obligor”and collectively, the “Obligors”) and Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”) for the lenders referenced therein (the “Lenders”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the patents and patent applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
PATENTS

Description of
Patent No.	Patent	Date of Patent
See Schedule 1 attached hereto
PATENT APPLICATIONS

	Description of Patent	Date of Patent
Patent Application No.	Applied For	Application
See Schedule 1 attached hereto
NCI Building Systems, Inc.
Patent Notices

     The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Security Agreement and {ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

NCI Building Systems, L.P., a Texas Limited Partnership

By:	NCI Operating Corp.,
as General Partner

By:	/s/ Robert J. Medlock

Name: Robert J. Medlock
Title: Exec. V.P. & CFO

Acknowledged and Accepted: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Glenn Edwards
Name: Glenn Edwards
Title: Managing Director

NCI Building Systems, Inc.
Patent Notices

Schedule 1
NCI Building Systems, L.P.
(Delaware Corporation)
U.S. Patents
Issued Patents

Description	Patent No.	Issued
APPARATUS FOR RETROFITTING A METAL ROOF	5855101	01/05/99
VENTED CLOSURE	5605022	02/25/97
APPARATUS AND METHOD FOR RETROFITTING A METAL ROOF	5402572	04/04/95
STRUCTURAL MEMBER FOR USE IN THE CONSTRUCTION OF	6519908	02/18/03
Pending Applications

Description	Application No	Filing Date
STRUCTURAL MEMBER FOR USE IN THE CONSTRUCTION OF	10314852
MULTI-STORY BUILDING AND METHOD FOR CONSTRUCTION	10435303
METHOD AND APPARATUS FOR SUSPENDING A DOOR	10619744

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
TRADEMARKS
United States Patent and Trademark Office
Gentlemen:
Please be advised that pursuant to the Security Agreement dated as of June 18, 2004 (the “Security Agreements”) by and among the Obligors thereto (each an “Obligor” and collectively, the “Obligors”) and Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”) for the lenders referenced therein (the “Lenders”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
TRADEMARKS

Description of
Trademark No.	Trademark	Date of Trademark
See Schedule 1 attached hereto
TRADEMARK APPLICATIONS

	Description of Trademark	Date of Trademark
Trademark Application No.	Applied For	Application
See Schedule 1 attached hereto

     The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

A & S Building Systems, L.P., a Texas Limited Partnership

By:	NCI Operating Corp.,
as General Partner

By:	/s/ Robert J. Medlock

Name: Robert J. Medlock
Title: Exec. V.P. & CFO

Acknowledged and Accepted: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Glenn F. Edwards
Name: Glenn F. Edwards
Title: Managing Director

NCI Building Systems, Inc.
Trademark Notices

Schedule 1
A&S Building Systems, L.P.
(Texas Corporation)
U.S. Trademarks
Registered Marks

Marks	Registration No	Registration Date
VISTASHEEN	2335371	03/28/00
VISTACOLOR	2335370	03/28/00
VISTASHADOW	2335369	03/28/00

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
TRADEMARKS
United States Patent and Trademark Office
Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of June 18, 2004 (the “Security Agreement”) by and among the Obligors thereto (each an “Obligor” and collectively, the “Obligors”) and Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”) for the lenders referenced therein (the “Lenders”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
TRADEMARKS

Description of
Trademark No.	Trademark	Date of Trademark
See Schedule 1 attached hereto
TRADEMARK APPLICATIONS

	Description of Trademark	Date of Trademark
Trademark Application No.	Applied For	Application
See Schedule 1 attached hereto

     The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

Metal Building Components, L.P.,
a Texas Limited Partnership

By:	NCI Operating Corp.,
as General Partner

By:	/s/ Robert J. Medlock

Name: Robert J. Medlock
Title: Exec V.P and CFO

Acknowledged and Accepted: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Glenn F. Edwards
Name: Glenn F. Edwards
Title: Managing Director

NCI Building Systems, Inc.
Trademark Notices

Schedule 1
Metal Building Components, L.P.
(Texas Corporation)
U.S. Trademarks
Registered Marks

Marks	Registration No	Registration Date
SPEEDY STEEL GARAGE and Design	2581159	06/18/02
WEATHERSAFE	2489812	09/18/01
MILLENIUM	2458977	06/12/01
3/4” HIGH RIB	2450419	05/15/01
SL-16	2359209	06/20/00
7/8” WIDE RIB	2478821	08/21/01
BI-36	2266746	08/03/99
S-36	2262735	07/20/99
B-36	2259247	07/06/99
AMERI-DRAIN	2264507	07/27/99
ROYAL LOCK	2770513	10/07/03
SUPRA-RIB	2647624	11/12/02
SLIMLINE	2192160	09/29/98
RAIN GUARD	2192159	09/29/98
STORMPROOF	2277089	09/14/99
LITEFRAME	2266112	08/03/99
ARTISAN	2262021	07/20/99
PERMA-CLAD	2193540	10/06/98
CLASSIC	2256416	06/29/99
TRADITIONAL	2286987	10/19/99
NUWALL	2218230	01/19/99
SUPERLOK	2161830	06/02/98
IMPERIAL RIB	1980366	06/18/96
FLEXLOC	1950005	01/23/96
ABC AMERICAN BUILDING COMPONENTS and Design	1926989	10/17/95
MONARCH RIB	1905298	07/18/95
NUROOF	1917593	09/12/95
SIGNATURE	1750427	02/02/93
BATTENLOK	1686016	05/12/92
LOKSEAM	1684278	04/28/92
DOUBLE-LOK 124	1613519	09/18/90
MBCI and Design	1424579	01/13/87
ULTRA-DEK 124	1310768	12/25/84
MBCI and Design	1206560	08/24/82
RUGGED RIB	1171944	10/06/81
REGAL RIB	1082255	01/17/78
AJAX	236307	12/06/27
Pending Applications

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
TRADEMARKS
United States Patent and Trademark Office
Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of June 18, 2004 (the “Security Agreement”) by and among the Obligors thereto (each an “Obligor” and collectively, the “Obligors”) and Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”) for the lenders referenced therein- (the “Lenders”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
TRADEMARKS

Description of
Trademark No.	Trademark	Date of Trademark
See Schedule 1 attached hereto
TRADEMARK APPLICATIONS

	Description of Trademark	Date of Trademark
Trademark Application No.	Applied For	Application
See Schedule 1 attached hereto

     The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

NCI Group, L.P.,
a Texas Limited Partnership

By:	NCI Operating Corp.,
as General Partner

By:	/s/ Robert F. Medlock

Name: Robert F. Medlock
Title: Exec V.P and CFO

Acknowledged and Accepted: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Glenn F. Edwards
Name: Glenn F. Edwards
Title: Managing Director

NCI Building Systems, Inc.
Trademark Notices

Schedule 1
NCI Group, L.P.
(Texas Corporation)
U.S. Trademarks
Registered Marks

Marks	Registration No	Registration Date
DOUBLECOTE and Design	2005583	10/08/96
METAL COATERS and Design	1675343	02/11/92
METAL-PREP and Design	1663644	11/05/91

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
TRADEMARKS
United States Patent and Trademark Office
Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of June 18, 2004 (the “Security Agreement”) by and among the Obligors thereto (each an “Obligor” and collectively, the “Obligors”) and Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”) for the lenders referenced therein (the ‘Lenders”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
TRADEMARKS

Description of
Trademark No.	Trademark	Date of Trademark
See Schedule 1 attached
hereto
TRADEMARK APPLICATIONS

	Description of Trademark	Date of Trademark
Trademark Application No.	Applied For	Application
See Schedule 1 attached
hereto

     The Obligors and the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

NCI Building Systems, Inc L.P.,
a Texas Limited Partnership

By:	NCI Operating Corp.,
as General Partner

By:	/s/ Robert J. Medlock

Name: Robert J. Medlock
Title: Exec V.P & CFO

Acknowledged and Accepted: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Glenn F. Edwards
Name: Glenn F. Edwards
Title: Managing Director

NCI Building Systems, Inc.
Trademark Notice

Schedule 1
NCI Building Systems, L.P.
(Texas Corporation)
U.S. Trademarks
Registered Marks

Marks	Registration No	Registration Date
DBCI and Design	2837799	05/04/04
TUFF-SHIELD	2662600	12/17/02
LONG BAY SYSTEM	2485858	09/04/01
SS216	2169345	06/30/98
ARCHITECTURAL LOC	2202364	11/03/98
CLASSIC STEEL FRAME HOMES	2183547	08/25/98
VERTI-LOC	2085914	08/05/97
DBCI	2071877	06/17/97
METALLIC	2119193	12/09/97
NCI	2079167	07/15/97
AAS and Design	2035454	02/04/97
ARS and Design	2030149	01/14/97
MW and Design	2030148	01/14/97
A&S BUILDING SYSTEMS	2028846	01/07/97
NCI and Design	2028845	01/07/97
MID-WEST STEEL BUILDING COMPANY	2040247	02/25/97
NCI BUILDING COMPONENTS	2028844	01/07/97
NCI EXPRESS and Design	2052295	04/15/97
METALLIC BUILDING COMPANY	2110344	11/04/97
VALUE EXPRESS and Design	2054529	04/22/97
ROYAL K-70	2025884	12/24/96
DURA-20	2037498	02/11/97
METALLIC and Design	623865	03/27/56
CLASSIC STEEL FRAME HOMES and Design	2741396	07/29/03
IPS and Design	2196662	10/13/98
ECI and Design	2296476	11/30/99
RETRO-R	1906296	07/18/95
VERSALOK	1503560	09/13/88
MMESCO	1069517	07/12/77
MMESCO	1055914	01/11/77
Pending Applications

Marks	Application No	Filing Date
SS STEEL SYSETMS and Design	76496573	03/12/03
NCI METAL DEPOTS and Design	76473683	12/10/02
A&S A&S BUILDING SYSTEMS and Design	76437478	08/05/02

NCI HOLDING CORP.
PROMISSORY NOTE

Wilmington, Delaware	May 5, 1998
     NCI Holding Corp., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of NCI Building Systems, Inc., a Delaware corporation and the sole owner of all of the issued and outstanding capital stock of the Company (“Payee”). the principal sum of FIVE HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($550,000,000) subject to adjustment as herein provided (the “Principal Amount”), and to pay interest on the unpaid balance of the Principal Amount at the rate herein provided
          1. Adjustment to Principal Amount The Company and Payee agree that (i) this Note is being given by the Company to Payee in consideration of the transfer by Payee to the Company of all of the issued and outstanding capital stock of Amatek Holdings, Inc., a Texas corporation (“Amatek”), acquired by Payee pursuant to that certain Stock Purchase Agreement, dated March 25, 1998, as amended by letter agreement dated May 4, 1998 (the “Purchase Agreement”), by and between Payee and BTR Australia Limited, a corporation organized under the laws of Australia (“BTR”), and joined therein for certain limited purposes by BTR plc and (ii) the Principal Amount of this Note is based on the Purchase Price (as defined in the Purchase Agreement) paid by Payee for the capital stock of Amatek. The Company and Payee acknowledge and agree that if the Purchase Price is adjusted in accordance with the terms and provisions of the Purchase Agreement that the Principal Amount of this Note shall be adjusted ab initio to reflect such adjusted Purchase Price for the capital stock of Amatek as if such adjusted Purchase Price had constituted the Principal Amount on the date of this Note. The Principal Amount shall also be increased for any acquisition costs paid to parties other than BTR that are capitalized by Payee for federal income tax purposes into the purchase price of the capital stock of Amatek.
          2. Payment.
               (a) Interest shall accrue on the Principal Amount from the date hereof. For each Interest Period (as defined in that certain Credit Agreement, dated March 25, 1998, by and among Payee, NationsBank of Texas, N.A., NationsBanc Montgomery Securities LLC, Swiss Bank Corporation and the several Lenders named therein, or any commercial credit agreement entered into by Payee in replacement, refinancing or substitution thereof (as amended, supplemented, restated, replaced or substituted, the “Credit Agreement”), or as its equivalent period is defined in any amended, supplemented, restated, replaced or substituted Credit Agreement), interest shall accrue at a per annum rate of two percent over the highest applicable interest rate being paid at any time during the Interest Period by Payee to (i) its principal commercial lenders pursuant to the Credit Agreement or (ii) the holders of any senior or subordinated notes of the Payee, if any, issued by Payee from time to time for money borrowed. Accrued interest shall be due and payable by the

Company to Payee on the last day of each. Interest Period until the outstanding principal sum of this Note is paid in full. If no commercial credit facility or indebtedness for money borrowed is outstanding, interest shall accrue at a rate of ten percent (10%) per annum.
               (b) The Principal Amount is due and payable, in one or more installments, on demand on such dates and in such amounts as specified by Payee, together with the accrued interest, if any, specified in such demand; provided, however, that in no event shall the date on which a payment is due be earlier than ten (10) days from the date a demand is made; provided further that if Payee is not the holder of this Note (after the negotiation of this Note to a holder in due course) the Principal Amount is payable on demand. If no demand is earlier made, the entire outstanding Principal Amount, plus any accrued but unpaid interest thereon, shall be due and payable in full on May 5,2018.
               (c) Payments pursuant to the terms of this Note shall be credited first to the payment of all costs and expenses of collection of this Note incurred by the holder of this Note, second to accrued but unpaid interest to the extent thereof, and thereafter to unpaid principal.
               (d) Any payments made by any of the Guarantors (as defined therein) of the Credit Agreement to discharge obligations of Payee thereunder shall also be deemed to discharge the obligations of the Company under this Note in an amount not to exceed the Company’s right to such funds (via distributions of partnership earnings or corporate dividend contributions) due to its direct or indirect ownership percentage in the relevant Guarantor entity. Any such deemed payments made by the Guarantors shall be applied first to the payment of all costs and expenses of collection of this Note incurred by the holder of this Note, second as a credit to accrued but unpaid interest hereunder, and thereafter to unpaid principal.
          3. Prepayment This Note may be prepaid in whole or in part at any time or from time to time at the option of the Company, without premium or penalty.
          4. Default. A default shall occur hereunder if any payment under this Note is not made when due. In the event of a default, the entire principal balance and accrued but unpaid interest thereon shall, at the option of the holder of this Note, at once become due and payable without further notice.
          5. Attorneys’ Fees. If this Note is placed in the hands of an attorney for collection pursuant to a suit or legal proceedings or through bankruptcy proceedings, the Company agrees to pay in addition to all sums then due hereunder, including principal and interest, and all expenses of collection, including reasonable attorneys’ fees.
          6. Waiver. To the extent permitted by applicable law, the Company hereby waives presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, notice of acceleration, dishonor and nonpayment.

2

          7. Interest on Past Due Amounts. All past due principal and interest shall bear interest at the highest rate permitted by applicable law.
          8. Usury Savings Clause. Notwithstanding any provisions to the contrary in this Note, or in any other documents securing payment hereof or otherwise relating hereto, in no event shall this Note require the payment or permit the collection of interest, as defined under the applicable usury laws, in excess of the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved or received under this Note or under the terms of any other documents securing payment hereof or otherwise relating hereto, or in the event applicable law shall be judicially interpreted so as to render usurious any amount called for under this Note or under the terms of any other documents relating hereto, or in the event the maturity of the indebtedness evidenced by the Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Note shall be prepaid, so that under any such circumstances the amount of interest contracted for, charged, taken, reserved or received under this Note or any other documents securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under the Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event: (a) the provisions of this paragraph shall govern and control, (b) to the extent permissible under applicable laws, the excess amount of interest which may have been charged, taken, reserved, received or collected shall be applied (i) as a credit against the then unpaid principal amount on the Note or (ii) refunded to the person paying the same, at the holder’s option, (c) the effective rate of interest shall be automatically reduced to the maximum lawful rate reserved or received from the party obligated thereon under applicable laws as now or hereafter construed by the courts having jurisdiction thereof and (d) the provisions of this Note shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of executing any new document, so as to comply with the applicable law, but also so as to permit the recovery of the fullest amount otherwise called for hereunder. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this Note which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading during the period of the full term of the Note, all interest at any time contracted for, charged, taken, reserved or received from the party obligated thereon or otherwise by the holder or holders thereof in connection with the Note so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such debt
          9. Governing Law. This Note shall be governed by, construed and enforced in accordance with, the laws of the State of Texas and applicable laws of the United States of America.
          10. Miscellaneous. All references to the Company herein shall include its successors and assigns, and all covenants, stipulations, promises and agreements contained herein by or on behalf of the Company shall be binding upon its successors and assigns, whether so

3

expressed or not and shall inure to the benefit of and be enforceable by the successors and assigns of any other holder hereof.
          11. Security. This Note is an unsecured obligation of the Company.
          12. Invalid Provisions. Any provision in this Note held to be illegal, invalid or unenforceable is fully severable; this Note shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. The Company agrees to negotiate with the holder hereof, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable. However, if the provision held to be illegal, invalid or unenforceable is a material part of this Note, such invalid, illegal or unenforceable provision shall be, to the extent permitted by applicable law, replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such illegal, invalid or unenforceable clause or provision as the context thereof would reasonably allow, so that such clause or provision would thereafter be legal, valid and enforceable.
          13. Course of Dealing. The acceptance by Payee or any subsequent holder of this Note of any partial payment on the Note shall not be deemed to be a waiver of any default then existing. No waiver by Payee or any subsequent holder of this Note of any default shall be deemed to be a waiver of any other then-existing or subsequent default. No delay or omission by Payee or any subsequent holder of this Note in exercising any right, remedy, power, privilege or benefit hereunder will impair that right, remedy, power, privilege or benefit or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any right, remedy, power, privilege or benefit preclude other or further exercise thereof or the exercise of any other right, remedy, power, privilege or benefit under this Note or otherwise.
          14. Venue: Service of Process: Jury Trial. THE COMPANY, ITS SUCCESSORS AND ASSIGNS (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS, (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BROUGHT IN DISTRICT COURTS OF DALLAS OR HARRIS COUNTY, TEXAS, OR IN THE U.S. DISTRICT COURT FOR THE NORTHERN OR SOUTHERN DISTRICT OF TEXAS, DALLAS OR HOUSTON DIVISION, (c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (d) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND-DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE

4

LEGAL PROCESS AT ITS PRINCIPAL EXECUTIVE OFFICE, (e) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THIS NOTE MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (f) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Company acknowledges that these waivers are a material inducement to Payee’s agreement to engage in the transaction contemplated hereby, and that Payee and each subsequent holder of this Note will continue to rely on each of these waivers. The Company further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 14 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY — TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, OR REPLACEMENTS TO THIS NOTE. In the event of Litigation, this Note may be filed as a written consent to a trial by the court.
          15. FINAL AGREEMENT. THIS NOTE (AS MODIFIED IN WRITING FROM TIME TO TIME) REPRESENTS THE FINAL AGREEMENT AMONG THE COMPANY AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
     IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name and in its behalf.

NCI HOLDING CORP.
By:	/s/ Robert J. Medlock
Robert J. Medlock, Vice President

5

ALLONGE
     THIS ENDORSEMENT IS TO BE ATTACHED TO AND MADE A PART OF THAT CERTAIN PROMISSORY NOTE dated May 5,1998 made by NCI Holding Corp., a Delaware corporation, to NCI Building Systems, Inc., a Delaware corporation, the original payee, in the original principal amount of FIVE HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($550,000,000) (the “Note”). Such Note is hereby transferred pursuant to the following endorsement with the same force and effect as if such endorsement were set forth at the end of such Note:
     PAY TO THE ORDER OF: Wachovia Bank, National Association, as Administrative Agent, Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina, 28288-0680: Attention, Syndication Agency Services.

NCI BUILDING SYSTEMS, INC., a Delaware corporation
By:	/s/ Robert J. Medlock
Robert J. Medlock, Executive Vice
President and Chief Financial Officer

     This Allonge shall be attached to the Note described above and is hereby made a part thereof.

(214) 999-3000
June 18, 2004
Each of the Lenders party to the
Credit Agreement defined below,
and
Wachovia Bank, National Association, as
Administrative Agent under the Credit
Agreement defined below
c/o Wachovia Bank, National Association
One Wachovia Center, DC-5 Charlotte,
North Carolina 28288-0735
Attention: Glenn Edwards
Ladies and Gentlemen:
     We have acted as counsel for NCI Building Systems, Inc., a Delaware corporation (the “Borrower”), in connection with that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among the Borrower, the Partnerships (hereinafter defined), the Companies (hereinafter defined), Wachovia Bank, National Association, a national banking association, as Administrative Agent for the Lenders thereunder (in such capacity, the “Administrative Agent”), Bank of America, N.A., as Syndication Agent, and the Lenders party to the Credit Agreement (collectively, the “Lenders”), and in connection with the execution and delivery by the Borrower of the Credit Documents (hereinafter defined) to which it is a party.
     In addition, we have acted as counsel for (i) NCI Building Systems, L.P., A&S Building Systems, L.P., Metal Building Components, L.P. and NCI Group, L.P., each a Texas limited partnership and each a wholly-owned indirect subsidiary of Borrower (collectively, the “Partnerships”), (ii) NCI Operating Corp., a Nevada corporation and a wholly-owned subsidiary of the Borrower and the sole general partner of the Partnerships (“Operating”), (iii) NCI Holding Corp., a Delaware corporation and a wholly-owned subsidiary of the Borrower and the sole limited partner of the Partnerships (“Holding”), and (iv) Metal Coaters of California, Inc., a Texas corporation and indirect wholly-owned subsidiary of the Borrower (“MCCI” and, together with Operating and Holding, the “Companies;” the Companies, together with the Partnerships and the Borrower, the “Credit Parties”), in connection with the Credit Agreement, and in connection with the execution and delivery by each of the Partnerships and each of the
GARDERE WYNNE SEWELL LLP
3000 Thanksgiving Tower, 1601 Elm Street, Dallas. Texas 75201-4761 • 214.999.3000 Phone • 214.999.4667 Fax
Austin • Dallas • Houston • Mexico City • Washington, DC

Wachovia Bank, National Association
June 18, 2004

Companies of the Credit Documents (hereinafter defined) to which each respective Partnership and each respective Company is a party.
     Capitalized terms that are defined in the credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. This opinion letter is delivered to you pursuant to Section 4.1(c) of the Credit Agreement.
     We have participated in the preparation of the Credit Agreement and the other Credit Documents (hereinafter defined), and, in connection with rendering the opinions expressed below, we have examined the following:
     (a) an executed counterpart of the Credit Agreement;
     (b) the originals of the following-described Revolving Loan Notes (collectively, the “Revolving Loan Notes”):
     (i) Revolving Note dated as of June 18, 2004, executed by the Borrower and payable to the order of Wachovia Bank, National Association;
     (ii) Revolving Note dated as of June 18, 2004, executed by the Borrower and payable to the order of Allied Irish Banks, P.L.C.;
     (iii) Revolving Note dated as of June 18, 2004, executed by the Borrower and payable to the order of Bank of America, N.A.;
     (iv) Revolving Note dated as of June 18, 2004, executed by the borrower and payable to the order of BNP Paribas;
     (v) Revolving Note dated as of June 18, 2004, executed by the Borrower and payable to the order of Credit Industriel et Commercial;
     (vi) Revolving Note dated as of June 18, 2004, executed by the Borrower and payable to the order of Cooperative Centrale Raiffeisen-Boerenleenbank B.V.;
     (vii) Revolving Note dated as of June 18, 2004, executed by the Borrower and payable to the order of General Electric Capital Corporation;
     (viii) Revolving Note dated as of June 18, 2004, executed by the Borrower and payable to the order of Guaranty Bank;
     (ix) Revolving Note dated as of June 18, 2004, executed by the Borrower and payable to the order of National City Bank;
     (x) Revolving Note dated as of June 18, 2004, executed by the Borrower and payable to the order of Southwest Bank of Texas,
N.A.; and

Wachovia Bank, National Association
June 18, 2004

     (xi) Revolving Note dated as of June 18, 2004, executed by the Borrower and payable to the order of Washington Mutual Bank;
     (c) the original of the Swing Line Note, dated as of the date hereof, executed by Borrower and payable to the order of Wachovia Bank, National Association, in the stated principal amount of $10,000,000 (the “Swing Line Note,” and, collectively with the Revolving Loan Notes, the “Notes”);
     (d) an executed counterpart of the Security Agreement, dated as of the date hereof, between the Credit Parties and the Administrative Agent;
     (e) an executed counterpart of the Pledge Agreement, dated as of the date hereof, between the Credit Parties and the Administrative Agent;
     (f) the originals of the following-described stock powers:
     (i) Irrevocable Stock Power executed by the Borrower relative to 1,000 shares of the capital stock of Operating, as evidenced by Certificate No. 002;
     (ii) Irrevocable Stock Power executed by the Borrower relative to 1,000 shares of the capital stock of Holding, as evidenced by Certificate No. 002; and
     (iii) Irrevocable Stock Power executed by Holding relative to 10,000 shares of the capital stock of MCCI, as evidenced by Certificate No. 4;
     (g) an executed counterpart of the Notice of Grant of Security Interest in Patents executed by NCI Building Systems, L.P. (the “Patent Notice”);
     (h) executed counterparts of the following described Notice of Grant of Security Interest in Trademarks (collectively, the Trademark Notices”):
     (i) Notice of Grant of Security Interest in Trademarks executed by NCI Building Systems, L.P.;
     (ii) Notice of Grant of Security Interest in Trademarks executed by A&S Building Systems, L.P.;
     (iii) Notice of Grant of Security Interest in Trademarks executed by NCI Group, L.P.; and
     (iv) Notice of Grant of Security Interest in Trademarks executed by Metal Building Components, L.P.;

Wachovia Bank, National Association
June 18, 2004

     (i) an executed counterpart of the Notice of Grant of Security Interest in Copyrights executed by Metal Building Components, L.P. (the “Copyright Notice,” and, together with the Patent Notice and the Trademark Notices, the “IP Notices”);
     (j) the Secretary’s Certificate of each of the Credit Parties, each dated as of the date hereof and delivered to the Administrative Agent pursuant to Section 4.1(b) of the Credit Agreement; and
     (k) the Solvency Certificate of the Borrower, dated as of the date hereof and delivered to the Administrative Agent pursuant to Section 4.1(h) of the Credit Agreement.
     The documents referenced in clauses (a) through (k) above are herein referred to collectively as the “Credit Documents.” In addition, we have also reviewed (i) a copy of each of the UCC Financing Statements on Form UCC-1 authenticated and delivered effective as of the date hereof pursuant to Section 4.1(d)(ii) of the Credit Agreement by each of the Credit Parties that is to be filed pursuant to the UCC in the Uniform Commercial Code Records maintained (a) in the office of the Secretary of State of the State of Texas (the “Texas Central Filing Office”), (b) in the office of the Secretary of State of Delaware (the “Delaware Central Filing Office”) or (c) in the office of the Secretary of State of Nevada (the “Nevada Central Filing Office”), in each case as indicated thereon (collectively, the “Central Financing Statements”), and (ii) a copy of each of the UCC Financing Statements on Form UCC-1 to which reference is made in Schedule I hereto, authenticated and delivered effective as of the date hereof pursuant to Section  4.1(d)(ii) of the Credit Agreement by each of the Credit Parties referenced in the column captioned “Debtor” in Schedule I attached hereto that is to be filed for record or recorded in the Real Estate Records appropriate for the real property located in the county and state referenced in Exhibit A attached thereto, in each case as indicated thereon and in the columns captioned “County” and “State” in Schedule I attached hereto (collectively, the “Fixture Financing Statements,” with the Fixture Financing Statements relating to real property situated in the State of Texas being herein called the “Texas Fixture Financing Statement”). For purposes of the opinions expressed in Paragraph 10(a) below, the Borrower and Holding are collectively referred to as the “Delaware Entities,” Operating is referred to as the “Nevada Entity,” and MCCI and the Partnerships are collectively referred to as the “Texas Entities.”
     In connection with rendering the opinions expressed below, we have examined and relied upon certificates of public officials, certificates of Responsible Officers of the Borrower, the Partnerships and the Companies, and originals (or copies authenticated to our satisfaction) of other corporate and partnership records, agreements, instruments and documents as we have deemed necessary or appropriate for purposes of this opinion letter. We have also made such other examinations and inquiries (subject to the description of the specific level of examination and inquiry described below) as we have deemed necessary and/or appropriate as the basis for the opinions expressed herein. For purposes of the opinions expressed below, we have assumed that all natural persons executing the Credit Documents have legal capacity to do so; that all signatures (other than those of representatives of the Credit Parties on the Credit Documents) on all documents submitted to us are genuine; that all documents submitted to us as originals (other

Wachovia Bank, National Association
June 18, 2004

than the Credit Documents) are authentic; and that all documents submitted to us as certified copies or photocopies conform to the originals of such documents, which themselves are authentic. As to various questions of fact material to our opinion, we have relied upon, and assumed the accuracy of, representations made by the Credit Parties in the Credit Documents and made to us by Responsible Officers of the Credit Parties in certificates and other documents furnished to us by the Credit Parties, and we have not made any investigation as to the accuracy of the information obtained thereby. No facts, however, have come to our attention that lead us to believe that the information contained in those documents or certificates is inaccurate.
     On the basis of the foregoing, and subject to the assumptions, exceptions and limitations herein set forth, we are of the opinion that:
     1. Each of the Borrower and Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Operating is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of the Partnerships is a limited partnership duly formed and validly existing under the laws of the State of Texas. MCCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Borrower, the Companies and the Partnerships has been duly qualified as a foreign corporation or limited partnership, as appropriate, for the transaction of business in, and, with respect to the Borrower and each of the Companies, is in good standing under the laws of, each of the states listed opposite its name on Schedule I hereto.
     2. Each of the Borrower, the Partnerships and the Companies has the requisite corporate or partnership power and authority, as appropriate, and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business in the manner as contemplated under the Credit Documents and as now conducted, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) execute, deliver and perform its Obligations under each of the Credit Documents to which it is a party. Each of the Borrower, the Partnerships and the Companies has taken or caused to be taken all necessary partnership and/or corporate action, as appropriate, to authorize the execution, delivery and performance of each of the Credit Documents to which it is a party and to authorize the authentication and delivery of each of the Central Financing Statements in which it is named as “debtor” and each of the Fixture Financing Statements in which it is named as “debtor.”
     3. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any judicial or any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any of the Credit Parties on or prior to the date hereof in connection with the execution, delivery or performance of the Credit Documents, except for such consents, approvals, authorizations or other actions as have been obtained or made or those with respect to which the Borrower has reasonably concluded that the failure to obtain could not reasonably be expected to have a Material Adverse Effect (other than the filings of the IP Notices, the Central Financing Statements and the Fixture Financing Statements with the appropriate Governmental Authorities

Wachovia Bank, National Association
June 18, 2004

required pursuant to applicable law to evidence or effect Liens on the Collateral described therein, or the perfection thereof).
     4. As to each Credit Party, the Credit Agreement and each of the other Credit Documents to which it is a party, have been duly executed and delivered by such Credit Party and constitute the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms.
     5. The execution, delivery and performance by each of the Credit Parties of the Credit Agreement and the other Credit Documents to which it is a party, the borrowings thereunder and the use of the proceeds thereof will not (a) violate the Restated Certificate of Incorporation, as amended, or the Amended and Restated By-Laws of the Borrower, the Certificate of Limited Partnership or the Limited Partnership Agreement of any of the Partnerships, the Certificate of Incorporation or the By-Laws of Holding, or the Articles of Incorporation or the Bylaws of Operating or of MCCI, (b) result in any breach or violation of (i) any law, treaty, rule, regulation, (ii) any order, injunction, writ or decree of any Governmental Authority or determination or any arbitral award known to us and to which any of the Credit Parties, or the property of any Credit Party, is subject, or (iii) any of the Material Contracts set forth on Schedule III attached hereto, or (b) result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of any Credit Party other than Permitted Liens.
     6. To our knowledge after due inquiry, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against any of the Credit Parties or against any of their properties or revenues with respect to the Credit Documents or any Extension of Credit or any of the transactions contemplated hereby.
     7. Each of Operating and Holding is authorized to issue 1,000 shares of common stock, S1.00 par value, of which 1,000 shares of each of Operating and Holding are issued and outstanding, are fully paid and nonassessable and are owned of record by Borrower. MCCI is authorized to issue 500,000 snares of common stock, $0.10 par value, of which 10,000 shares are issued and outstanding, are fully paid and nonassessable and are owned of record by Holding. To our knowledge after due inquiry and a review of the Credit Parties’ books and records, there are no outstanding options, subscriptions, warrants, calls, rights, commitments or agreements by which any of the Companies is bound calling for the issuance of shares of any class of its capital stock or for the issuance of any securities convertible or exchangeable, actually or contingently, into shares of capital stock.
     8. The Pledge Agreement creates in favor of the Administrative Agent, for the benefit of the Lenders, a valid security interest, securing the Obligations, in all of the respective Credit Parties’ right, title and interest to the Pledged Collateral, including the

Wachovia Bank, National Association
June 18, 2004

following-described shares of the common stock of Operating, Holding and MCCI included within the Pledged Capital Stock:
     (a) the 1,000 shares of common stock, $1.00 par value, of Operating registered in the name of the Borrower and evidenced by Certificate No. 001;
     (b) the 1,000 shares of common stock, $1.00 par value, of Holding registered in the name of the Borrower and evidenced by Certificate No. 001; and
     (c) the 10,000 shares of common stock, $0.10 par value, of MCCI registered in the name of Holding and evidenced by Certificate No. 3.
Upon the delivery to the Administrative Agent of the certificates representing the Pledged Capital Stock (the “Pledged Certificates”), together with related unrestricted stock powers executed in blank by the respective registered owners of the Pledged Capital Stock, the Administrative Agent will have, for so long as possession of the Pledged Certificates is maintained by the Administrative Agent, a perfected security interest in the shares of Pledged Capital Stock evidenced by the Pledged Certificates, and, assuming that the Administrative Agent does not have notice of any adverse claim with respect to any of the shares of Pledged Capital Stock evidenced by the Pledged Certificates, prior to any adverse claim (within the meaning of Chapter 8 of the Uniform Commercial Code as in effect in the State of Texas (the “UCC”)) of any Person to the shares of Pledged Capital Stock evidenced by the Pledged Certificates, as security for the Obligations.
     9. The execution of the Pledge Agreement by the Credit Parties, together with (a) the filing of a financing statement with respect to any uncertificated Pledged Capital Stock as contemplated by paragraph 10 below or (b) with respect to any Pledged Capital Stock consisting of Security Entitlements (as defined in the Pledge Agreement), the execution and delivery of a control agreement among the Securities Intermediary (as defined in the Pledge Agreement) with respect to such Security Entitlements, the applicable Credit Party and the Administrative Agent, pursuant to which the Administrative Agent is granted “Control” (as defined in the UCC) over such Security Entitlements, is sufficient to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid security interest in all right, title and interest of the Credit Parties who are pledgors thereunder in the Pledged Capital Stock under Articles 8 and 9 of the UCC.
     10. The Security Agreement creates in favor of the Administrative Agent, for the benefit of the Lenders, a valid security interest, securing the Obligations, in all of the respective Credit Parties’ right, tide and interest to the Collateral. With respect to such security interest:
     (a) The filing of the respective Central Financing Statements in the Texas Central Filing Office, with respect to the Texas Entities, in the Delaware Central Filing Office, with respect to the Delaware Entities, and in the Nevada

Wachovia Bank, National Association
June 18, 2004

Central Filing Office, with respect to the Nevada Entity, will result in the perfection of the Administrative Agent’s security interest in the entire right, title, and interest of Credit Party named therein as “debtor” in and to all Collateral (exclusive of fixtures, as defined in the UCC) that is described therein and in the Security Agreement and in which a security interest may be perfected by the filing of a UCC Financing Statement under Chapter 9 of the UCC in the Texas Central Filing Office, with respect to the Texas Entities, in the Delaware Central Filing Office, with respect to the Delaware Entities, and in the Nevada Central Filing Office, with respect to the Nevada Entity (the “Central Filing Collateral”), and are the only actions, recordings or filings necessary under the UCC to perfect the security interest created by the Security Agreement in the Central Filing Collateral encumbered thereby, except (a) the filing in the Texas Central Filing Office, with respect to the Texas Entities, in the Delaware Central Filing Office, with respect to the Delaware Entities, or in the Nevada Central Filing Office, with respect to the Nevada Entity, as the case may be, of a UCC Financing Statement Amendment-Continuation on Form UCC-3 relating to each Central Financing Statement will be required not more than six months prior to the expiration of a five-year period dating from the date of filing of each such Central Financing Statement (or otherwise within the time permitted by Section 9.515 of the applicable Uniform Commercial Code), and subsequent continuation statements must be filed within six months prior to the end of each subsequent five-year period in order to maintain perfection of the filings referenced in this Paragraph 10(a), and (b) appropriate amendments or supplements to the Central Financing Statements and/or additional UCC Financing Statements as may be required to be filed as to a Credit Party in the event of a change in the name of such Credit Party which renders the applicable Central Financing Statement seriously misleading, in the event of a change in the jurisdiction of organization of such Credit Party, or in the event that the Central Financing Statement filed with respect to such Credit Party otherwise becomes seriously misleading under Section 9.506 of the UCC; and
     (b) The filing of each Texas Fixture Financing Statement in the real estate records maintained in the office of the County Clerk of the county of the State of Texas in which the real property described in Exhibit A to such Texas Fixture Financing Statement is located will result in the perfection of the Administrative Agent’s security interest in the entire right, title, and interest of Credit Party named therein as “debtor” in and to all Fixtures attached or affixed to such real property, and is the only action, recording or filing necessary under the UCC to perfect the security interest created by the Security Agreement in the right, title, and interest of Credit Party named therein as “debtor” in and to the Fixtures attached or affixed to such real property, except (a) the filing in the real estate records maintained in the office of the County Clerk of the county of the State of Texas in which the real property described in Exhibit A to such Texas Fixture Financing Statement is located of a UCC Financing Statement

Wachovia Bank, National Association
June 18, 2004

Amendment—Continuation on Form UCC-3 relating to such Texas Fixture Financing Statement will be required not more than six months prior to the expiration of a five-year period dating from the date of filing of such Texas Fixture Financing Statement (or otherwise within the time permitted by Section 9.515 of the UCC), and subsequent continuation statements must be filed within six months prior to the end of each subsequent five-year period in order to maintain perfection of the filings referenced in this Paragraph 10(b), and (b) appropriate amendments or supplements to such Texas Fixture Financing Statement and/or additional UCC Financing Statements as may be required to be filed as to the Credit Party named therein as “debtor” in the event of a change in the name of such Credit Party which renders such Texas Fixture Financing Statement seriously misleading, or in the event that the Central Financing Statement filed with respect to such Credit Party otherwise becomes seriously misleading under Section 9.506 of the UCC.
     11. Upon the proper and timely filing and recording of (i) the Patent Notice with the United States Patent and Trademark Office, (ii) the Trademark Notices with the United States Patent and Trademark Office and (iii) the Copyright Notice with the United States Copyright Office, the Administrative Agent’s security interest, for the benefit of the Lenders, in the right, title and interest of the applicable Credit Party party thereto in the patents and trademarks described therein will be perfected under applicable Federal law.
     12. The making of Loans and other Extensions of Credit will not violate Regulation T, U or X issued by the Board of Governors of the Federal Reserve System.
     13. No Credit Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
     14. The Credit Party Obligations constitute “Senior Indebtedness” and “Designated Senior Debt” under and as defined in that certain Indenture, dated as of May 5, 1999, by and between the Borrower and The Bank of New York (as successor in interest to Harris Trust Company of New York) and pursuant to which the Senior Subordinated Notes were issued.
     This opinion is subject to the following assumptions, exceptions and limitations:
     (A) We have assumed that all parties (if any) to the Credit Documents, other than the Credit Parties, are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have the requisite power to enter into such Credit Documents, that each of the Credit Documents have been duly authorized, executed and delivered by or on behalf of all parties thereto (if any) other than the Credit Parties, and that each

Wachovia Bank, National Association
June 18, 2004

of the Credit Documents is legally binding upon, and enforceable against, all parties thereto (if any) other than the Credit Parties.
     (B) The opinions expressed above are qualified to the extent that the validity or enforceability of each of the Credit Documents and the respective obligations of the respective Credit Parties referenced therein may be subject to or limited by (a) any applicable bankruptcy insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally, (b) the unavailability of the remedies of specific performance, injunction or other forms of remedial or equitable provisions or relief, that are subject to the discretion of the court before which any proceeding therefor may be brought, (c) general principles of equity including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law, (d) limitations of rights to indemnification as a matter of public policy, and (e) any limitations imposed by or by reason of the laws of any jurisdiction (other than the State of Texas) governing the Credit Documents and the transactions contemplated thereby. In addition, the enforceability of certain rights, remedies and waivers contained in the Credit Documents may be limited or rendered ineffective by applicable federal or state constitutional requirements or applicable federal, state or local laws, regulations or judicial decisions governing such provisions, but, in our opinion, such requirements, laws and judicial decisions do not render any of the Credit Documents invalid or unenforceable as a whole and should not materially interfere with the practical realization of the primary legal benefits purported to be conferred by the Credit Documents (with no opinion expressed as to the economic consequences of any judicial, administrative or other procedural delay that may be imposed by, relate to, or result form such constitutional requirements, laws, regulations or court decisions).
     (C) We express no opinion as to the validity, binding nature, or enforceability of provisions m the Credit Documents (i) purporting to establish evidentiary standards (ii) purporting to confer or restrict equitable remedies, (iii) purporting to preserve the liability of any person or entity when the underlying obligation is unenforceable, (iv) relating to indemnification, exculpation or release of any party with respect to such party’s gross negligence or wrongful acts or as against damages owing to any other party against whom such indemnification, exculpation or release is asserted by such party, (v) purporting to dictate rights to attorneys’ fees and other costs to the extent otherwise subject to the discretion of a court or arbitrator, (vi) purporting to restrict access to courts, to specify exclusive personal or subject matter jurisdiction or venue, or immunity from personal or subject matter jurisdiction or venue, or to otherwise affect the jurisdiction or venue of courts, (vii) purporting to waive notices, legal defenses, statutes of limitation, service of process, right to trial by jury or other benefits based solely on the provisions of the Credit Documents, (viii) purporting to specify methods of service of process inconsistent with methods provided by applicable law, (ix) purporting to entitle the Administrative Agent or its representative to vote the Pledged Capital Stock without the transfer of the Pledged Capital Stock into the name of the Administrative Agent or its representative or nominee, (x) purporting to establish reasonableness of notices, or (xi) purporting to mandate any modification of or any substitute provision in lieu of, any provision of any of the Credit

Wachovia Bank, National Association
June 18, 2004

Documents that is determined to be illegal, invalid or unenforceable, or any agreement of any Credit Party with respect thereto.
     (D) The opinions expressed in Paragraph 1 above regarding the existence, qualification and good standing of the Borrower, the Partnerships and the Companies are rendered solely on the basis of certificates of the appropriate governmental authorities of the states specified or to which reference is made therein.
     (E) Except as referenced, and as limited, in Paragraph (B) above and in this Paragraph (E), the opinions expressed in this opinion letter are limited to the Laws of the State of Texas and the federal Laws of the United States of America, and we assume no responsibility as to the applicability or the effect of any other laws. To the extent that any Credit Document is governed by the laws of the State of North Carolina, we have assumed, with your permission, that the laws of the State of North Carolina are identical to those of the Sate of Texas. No opinion is expressed herein with respect to any Laws of any county, city or other political subdivision of the State of Texas. The opinions expressed in Paragraphs 1 (other than those referred to in Paragraph (B) above) and 2 above, except as such opinions relate to matters of Texas law (and in other Paragraphs of this opinion letter to the extent they include or comprehend the matters as to which our opinions are expressed in such Paragraphs 1 and 2 above, except as such opinions relate to matters of Texas law), are based solely on our review of the Delaware General Corporation Law and the Nevada General Corporation Law, each as published in the current edition of the Aspen Law Business, a Division of Aspen Publishers, Inc. (successor publisher to Prentice-Hall Law & Business) compilation entitled Corporation Statutes (the “Corporate Statutes”). The opinions expressed in Paragraphs 9 and 10 above, except as such opinions relate to matters of Texas law, are based solely on a review of the Official Text of the Uniform Commercial Code, and the Delaware and Nevada variations thereof, as published in the volume styled “Local Code Variations” in the current edition of Hawkland, Uniform Commercial Code Series (West Group 2001). We have not reviewed any other Laws of the State of Delaware or of the State of Nevada (or any interpretations of either of the Corporate Statutes or of the Uniform Commercial Code as in effect in Delaware or Nevada), or retained or relied on any opinion or advice of Delaware counsel or Nevada counsel. Such opinions are limited to the applications of the Corporate Statutes and the Uniform Commercial Code, as such Corporate Statutes and the Uniform Commercial Code would be interpreted and applied under Texas law (excluding conflicts of laws principles thereunder).
     (F) With respect to the opinion expressed in Paragraph 6 above, we have not conducted any search of any indexes, dockets or other records of any federal, state or local court, administrative agency or body or of any arbitrator and no opinion is expressed herein with respect to any code, ordinance, rule or regulation of any county, city, locality or other political subdivision of the State of Texas.
     (G) Except with respect to the Pledged Capital Stock, as expressly set forth in the opinions expressed in Paragraphs 7, 8 and 9 above, we have made no examination of, and we express no opinion as to, title to any of the Collateral or to any of the real property described or to which reference is made in Exhibit A to any of the Fixture Financing Statements or whether

Wachovia Bank, National Association
June 18, 2004

there are of record any Liens encumbering any of the Collateral or any or the real property described or to which reference is made in Exhibit A to any of the Fixture Financing Statements; except as expressly set forth in the opinions expressed in Paragraphs 8 and 10 above, we express no opinion with respect to the perfection of any of the Liens created or purported to be created or granted by any of the Credit Documents; and, except as expressly set forth in Paragraph 8 above, we express no opinion with respect to the priority of any of the Liens created or purported to be created or granted by any of the Credit Documents. In rendering the opinion expressed in Paragraph 10(b) above, we have assumed that the name of the record owner of the real property described or to which reference is made in Exhibit A to each Fixture Financing Statement is set forth in the UCC Financing Statement Addendum included within such Fixture Financing Statement, or, if none is set forth, that the Credit Party named as “debtor” in such Fixture Financing Statement has an interest of record in such real property.
     (H) Insofar as any of the opinions herein expressed concern the perfection of a security interest in “proceeds” (as such term is defined in the UCC), please be advised that such security interest in such proceeds may cease to be perfected unless compliance is made with the provisions of Section 9.315 of the UCC governing the continuation of such perfection. Depending upon the circumstances at the time of such receipt, additional action may then be required to continue such perfection. In the case of collateral consisting of non-identifiable cash proceeds, continuation or perfection of the security interests therein is limited to the extent set forth in Section 9.315 of the UCC.
     (I) In the case of any Collateral not in existence or in which a debtor does not have rights on the date hereof, the security interests therein will not attach until such debtor has rights in such collateral within the meaning of Section 9.203 of the UCC and at least one of the conditions set forth in Section 9.203(b) of the UCC is met.
     (J) In the case of property which becomes Collateral after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of the case.
     (K) With respect to the opinions expressed in Paragraphs 12 and 13 above, we have relied, as to underlying factual information, solely upon a certificate of a Responsible Officer of the Borrower.
     (L) As used in the opinions expressed herein, “to our knowledge,” “known to us,” and similar phrases refer only to the actual current knowledge or consciousness of attorneys of our firm who are or have been involved in the representation of the Borrower, the Partnerships and the Companies in connection with the Credit Documents, and are not based on any independent factual investigation for the purposes of rendering the opinions expressed with such qualifications.

Wachovia Bank, National Association
June 18, 2004

     (M) To the extent any of the opinions expressed herein relate to or involve materiality, we have relied generally upon the judgments and conclusions of Responsible Officers of the Borrower in determining that which is or could reasonably be expected to be “material” under the circumstances.
     (N) We have made no examination or investigation to verify the accuracy of any financial, accounting or statistical information furnished or to be furnished to you concerning the Borrower, the Partnerships or the Companies, and we express no opinion with respect thereto. Further, we express no opinion as to the financial ability of the Borrower, the Partnerships or the Companies to satisfy their obligations under the Credit Documents.
     This letter is furnished only to the Administrative Agent and the Lenders and is solely for their benefit in connection with the transactions contemplated by the Credit Documents; provided, however, our opinion may be relied upon by any party who becomes a Lender under the Credit Agreement in compliance with Section 9.6(f) of the Credit Agreement. This opinion is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or, for any other purpose, without our prior written consent.
     This opinion letter is issued as of the date hereof, and the opinions expressed herein are rendered as of the date of this opinion letter. We undertake no obligation, and expressly disclaim any obligation, to advise you of, or to supplement any of our opinions because of, any changes or developments in fact or law that may hereafter come to our attention. This opinion letter is limited to the matters expressly stated herein, and no opinion other than upon the matters so expressly stated is implied or may be inferred.

Very truly yours, GARDERE WYNNE SEWELL LLP
By:	/s/ Barry D. Dries
Barry D. Dries, a Partner

Schedule I
Fixture Financing Statements

Real Property Covered by Fixture Financing Statement
Debtor	Reference	County	State
A&S Building Systems, L.P.	1880 Highway 116	Campbell	Tennessee

Metal Coaters of California, Inc.	9123 Center Street	San Bernardino	California

NCI Building Systems, L.P.	7301,7 311, 7313 Fairview	Harris	Texas
NCI Building Systems, L.P.	10943 Sam Houston Parkwayt West	Harris	Texas
NCI Building Systems, L.P.	1509 DeWitt Avenue East	Coles	Illinois
NCI Building Systems, L.P.	550 Industry Way	Merced	California
NCI Building Systems, L.P.	13706 Cabezut Drive	Webb	Texas
NCI Building Systems, L.P.	13202 Murphy Road	Fort Bend	Texas
NCI Building Systems, L.P.	4645 Timber Ridge Roade, Suite 250	Douglas	Georgia
NCI Building Systems, L.P.	4310 Industrial Access Road	Douglas	Georgia
NCI Building Systems, L.P.	6535 W. German Road	Maricopa	Arizona
NCI Building Systems, L.P.	13808 Imperial Highway, Suite 250	Los Angeles	California
NCI Building Systems, L.P.	Highway 114 & 400 N. Kimball	Tarrant	Texas
NCI Building Systems, L.P.	422 Kirby Drive	Henderson	Tennessee
NCI Building Systems, L.P.	3200 Pinewood Drive	Tarrant	Texas
NCI Building Systems, L.P.	12150 Shiloh Road	Dallas	Texas
NCI Building Systems, L	2679 Peachtree Street	DeKalb	Georgia
NCI Building Systems, L.P.	1001 Enterprise Avenue	Oklahoma	Oklahoma
NCI Building Systems, L.P.	Able Door Manufacturing Facility	Harris	Tennessee
NCI Building Systems L.P.	2611 Lindsay Privado Dr.	San Bernadino	California
NCI Building Systems, L.P.	125 Pequanoc Drive	Harrison	Georgia

Metal Building Components, L.P.	14031 West Hardy	Harris	Texas
Metal Building Components, L.P.	5711 FM-40	Lubbock	Texas
Metal Building Components L.P.	7000 S. Eastern Avenue	Oklahoma	Oklahoma
Metal Building Components L.P.	8677 1-10 East	Bexar	Texas
Metal Building Components L.P.	2280 Monier Avenue	Douglas	Georgia
Metal Building Components, L.P.	801 South Avenue-Colonial Heights City		Virginia
Metal Building Components, L.P.	1780 McCall Drive	Shelby	Indiana
Metal Building Components, L.P.	1011 Ellison Avenue	Douglas	Nebraska
Metal Building Components L.P.	309 Highway 51 North	DeSoto	Mississippi
Metal Building Components, L.P.	6168 State Route 233	Oneida	New York
Metal Building Components L.P.	1601 Rogers Road	Cook	Georgia
Metal Building Components, L.P.	660 South 91st Street	Maricopa	Arizona
Metal Building Components, L.P.	1155 West 2300 North	Salt Lake	Utah
Metal Building Components L.P.	201 Apache Drive	Hinds (1st Dist)	Nebraska
Metal Building Components L.P.	1804 Jack McKay Boulevard	Ellis	Texas
Metal Building Components L.P.	6975 Danville Road	Jessamine	Kentucky
Metal Building Components, L.P.	4900 2nd Street NW	Bemalillo	New Mexico
Metal Building Components, L.P.	550 S. Compress	Donna Ana	New Mexico
Metal Building Components, L.P.	2001 San Juan Boulevard	San Juan	New Mexico
Metal Building Components, L.P.	515 13th Avenue East	Mahaska	Iowa
Metal Building Components, L.P.	530 North Bronson Avenue	Mecosta	Michigan
Metal Building Components L.P.	U.S. Highway 290	Harris	Texas

Real Property Covered by Fixture Financing Statement
Debtor	Reference	County	State
Metal Building Components, L.P.	12555 I-10 Ease (NCI Metal Depot)	Chambers	Texas
Metal Building Components, L.P.	Highway 288-B (NCI Metal Depot)	Brazoria	Texas
Metal Building Components, L.P.	550 Industry Way	Merced	California

NCI Group., L.P.	1150 Marietta Industrial Drive	Cobb	Georgia
NCI Group., L.P.	501 N. Greenwood Street	Harris	Texas
NCI Group., L.P.	1836 Dock Street	Shelby	Tennessee
NCI Group., L.P.	9051 Prisock Road	Hinds (1st Dist)	Mississippi
NCI Group., L.P.	880 Industrial Park Drive NE	Cobb	Georgia

Schedule II

COMPANY	JURISDICTION OF QUALIFICATION
NCI Building Systems, Inc.	Texas

NCI Operating Corp.	California
Florida
Georgia
Illinois
Massachusetts
Michigan
Mississippi
North Dakota
Ohio
Oregon
South Carolina
Utah
Texas
Virginia

NCI Holding Corp.	None

NCI Building Systems, L.P.	Alabama
Arizona
California
Florida
Georgia
Illinois
Iowa
Massachusetts
Mississippi
New Mexico
North Carolina
Ohio
Oklahoma
South Carolina
Wisconsin

A&S Building Systems, L.P.	Florida
Michigan
South Carolina
Tennessee

COMPANY	JURISDICTION OF QUALIFICATION
NCI Group, L.P.	Alabama
Arizona
Arkansas
California
Colorado
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Utah
Virginai
Washington
West Virginia
Wisconsin

Metal Coaters of California, Inc.	California

COMPANY	JURISDICTION OF QUALIFICATION
Metal Building Components, L.P.	Arizona
California
Florida
Georgia
Idaho
Indiana
Iowa
Kentucky
Michigan
Mississippi
Nebraska
New Jersey
New York
North Dakota
Oklahoma
Pennsylvania
Tennessee
Utah
Virginia

June 18, 2004
NCI Building Systems, Inc.
10943 N. Sam Houston Parkway W.
Houston, Texas 77064

Attention:	Robert J. Medlock Chief Executive Officer
Wachovia Bank, National Association,
as Administrative Agent (the “New Agent”)
201 South College Street, CP-8
Charlotte, NC 28288
Attention: Syndication Agency Services

Re:	Credit Agreement dated as of September 13, 2002 (as amended, restated, supplemented and otherwise modified through and including the date hereof, the “Existing Credit Agreement”), among NCI Building Systems, Inc., a Delaware corporation (the “Borrower”), the other lenders party thereto (the “Existing Lenders”), Wachovia Bank, National Association, as syndication agent and Bank of America, N.A., as administrative agent for the Existing Lenders (in such capacity, the “Administrative Agent”).
Ladies and Gentlemen:
Reference is made to the Existing Credit Agreement referred to above. We understand that on June 18, 2004 (the “Payoff Date”), the Borrower intends to (i) enter into a New Credit Agreement (the “New Credit Agreement”) dated as of the Payoff Date, by and among the Borrower, the subsidiary guarantors from time to time party thereto, the financial institutions from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the “New Agent”) and (ii) cause all indebtedness, liabilities and other obligations of the Borrower and its subsidiaries to the Existing Lenders and/or the Administrative Agent owing under the Existing Credit Agreement and all other agreements, documents and certificates executed in connection therewith (collectively, the “Existing Credit Documents”), including, without limitation, all principal, accrued interest, costs, expenses and fees outstanding (including, without limitation, reasonable attorneys’ fees), to be repaid in full.
The Borrower has further advised us that, simultaneously with the termination of the credit facility evidenced by the Existing Credit Documents and the closing of the New Credit Agreement, each of the outstanding Letters of Credit (the “Existing Letters of Credit”) under the Existing Credit Agreement as more specifically set forth on Schedule 1 hereto shall be transferred and deemed issued under the New Credit Agreement and governed by the terms and provisions thereof.
Subject to the conditions set forth herein and upon the receipt by the Administrative Agent by 2:00 p.m., Dallas, Texas time, on the Payoff Date, of the amounts set forth below, or, if paid on any later date, such amounts plus additional interest and fees in the amount of $10,175.15 per day for the Payoff Date and each day after the Payoff Date, to but excluding the date of such payment (the “Payoff Amount”), in U.S. dollars and in immediately available funds, the Administrative Agent agrees that all obligations of the Borrower and its subsidiaries under the Existing Credit Documents (except for those indemnification and similar obligations that by their terms expressly survive termination of the Existing Credit Agreement and the other Existing Credit Documents), including principal, accrued and unpaid interest, costs, expenses and fees (including, without limitation, reasonable attorneys’ fees), shall be paid in full, all Existing Credit Documents (excluding the Letters of Credit which, as of the Payoff Date, shall be deemed issued under and governed by the New Credit Agreement) shall be terminated, all commitments of the Existing Lenders shall be terminated, all guarantees provided under the Existing Credit Documents shall be terminated and any security interest or lien granted to the Existing Lenders and/or the Administrative Agent in the personal property or real property of the Borrower and/or any of its subsidiaries securing amounts evidenced by the Existing Credit Documents shall terminate, and the Administrative Agent agrees to deliver to the New Agent, at the Borrower’s sole cost and expense, such stock certificates, instruments and other documents as the Borrower and/or the New Agent may reasonably request in connection with such termination. Further, the Administrative Agent authorizes the New Agent and its counsel to prepare and upon confirmation of receipt of the Payoff Amount in U.S. dollars and in immediately available funds by the Administrative Agent file, at the Borrower’s sole cost and expense, such UCC-3 termination statements as the New Agent may reasonably deem necessary or appropriate in connection with the termination of the Existing Credit Documents.
As a condition to such termination, the following Payoff Amount is required:

Principal:	$
Interest:	$
Unused Fee:	$
Letter of Credit Fees:	$
Winstead Fees, Costs and Expenses:	$
Payoff Amount:	$
The Administrative Agent hereby instructs the Borrower to pay or cause to be paid the Payoff Amount in U.S. Dollars by wire transfer on the Payoff Date to the following account in accordance with the following wire transfer instructions:

Bank:	Bank of America, N.A.,
ABA#:
Account #:
Account Name:
Final Credit to:
Reference:	NCI Building Systems
Notwithstanding anything to the contrary contained in this letter agreement, the Borrower hereby agrees to indemnify the Administrative Agent and each Existing Lender and hold the

2

Administrative Agent and each Existing Lender harmless from and against any and all costs, expenses, damages, claims, losses and other amounts which the Administrative Agent and/or any Existing Lender may suffer or incur as a result of or in connection with (i) the transactions and matters contemplated by this letter agreement (including, without limitation, any breakage costs incurred pursuant to Section 3.05 of the Existing Credit Agreement as a result of a prepayment of any Eurodollar Rate Loans and reasonable attorneys’ fees) and (ii) non-payment, claim, refund, or dishonor of any checks or other items which have been credited by the Administrative Agent or any of the Existing Lenders to the account of the Borrower with the Administrative Agent or any of the Existing Lenders, as applicable, together with any expenses or other customary charges incident thereto (including, without limitation, reasonable attorneys’ fees); except that no amount shall be paid pursuant to clause (i) or (ii) above to the extent that such costs, expenses, damages, claims, losses or other amounts resulted from the Administrative Agent’s and/or an Existing Lender’s gross negligence or willful misconduct. The Borrower hereby agrees to pay any and all claims and amounts arising under this paragraph to the Administrative Agent promptly upon demand therefor and in any event within ten (10) business days after such demand.
This letter agreement shall be effective and binding upon the parties hereto when a counterpart is signed by each of the parties hereto in the appropriate space provided below. The parties hereto acknowledge and agree that delivery by facsimile or e-mail of signed counterparts of this letter shall constitute delivery hereof.

3

This letter agreement shall be construed, interpreted and applied in accordance with the laws of the State of North Carolina.

Very truly yours, BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Brian D. Corum
Name:	Brian D. Corum
Title:	Managing Director

Accepted and Agreed By: NCI BUILDING SYSTEMS, INC. as Borrower
By:	/s/ Robert J. Medlock
Name:	Robert J. Medlock
Title:	Exec. V.P. & CFO

WACHOVIA BANK, NATIONAL ASSOCIATION, as New Agent
By:	/s/ Glenn F. Edwards
Name:	Glenn F. Edwards
Title:	Managing Director

4

SCHEDULE 1
Letters of Credit

1.	Standby Letter of Credit issued by Bank of America, N.A. (No. 907590) in favor of Traveler’s Insurance Indemnity Company in the amount of $ (expiring on or around November 2004).

2.	Standby Letter of Credit issued by Bank of America, N. A. (No. 3050664) in favor of St. Paul Fire and Marine Insurance Company in the amount of $ (expiring on November 1 or 17, 2004).

SOLVENCY CERTIFICATE
     The undersigned chief financial officer of NCI Building Systems, Inc., a Delaware corporation (the “Borrower”), is familiar with the properties, businesses, assets and liabilities of the Credit Parties and is duly authorized to execute this certificate on behalf of the Borrower.
     Reference is made to that Credit Agreement, dated as of June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). All capitalized terms used herein and not defined shall have the meanings provided in the Credit Agreement.
     The undersigned certifies that he has made such investigation and inquiries as to the financial condition of the Credit Parties as the undersigned deems necessary and prudent for the purpose of providing this Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the making of Loans and other Extensions of Credit under the Credit Agreement.
     The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.
     BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Loans and other Extensions of Credit made on the Closing Date:
     A. Each of the Credit Parties and is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.
     B. None of the Credit Parties intends to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature in their ordinary course.
     C. None of the Credit Parties is engaged in any business or transaction, or is about to engage in any business or transaction, for which the assets of such Credit Party would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Credit Party is engaged or is to engage.
     D. The present fair saleable value of the consolidated assets of the Credit Parties and their Subsidiaries, taken as a whole, measured on a going concern basis, exceeds all probable liabilities including those incurred pursuant to the Credit Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 18th day of June, 2004, in the undersigned’s capacity as the chief financial officer of the Borrower.

NCI BUILDING SYSTEMS, INC., a Delaware corporation
By:	/s/ Robert J. Medlock
Robert J. Medlock
Executive Vice President and Chief Financial Officer

2

FINANCIAL CONDITION CERTIFICATE

TO:	Wachovia Bank, National Association, as Administrative Agent 201 South College Street NC0680/CP-8 Charlotte, North Carolina 28288-0608 Attn: Syndication Agency Services

RE:	Credit Agreement dated as of June 18, 2004 among NCI Building Systems, Inc. (the “Borrower”), certain Subsidiaries of the Borrower as Guarantors, the Lenders party thereto and Wachovia Bank, National Association, as Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”).
DATE: June 18, 2004
          Pursuant to the terms of Section 4.1(q) of the Credit Agreement, I, Robert J. Medlock, Executive Vice President and Chief Financial Officer of the Borrower hereby certify, on behalf of the Borrower and not in my individual capacity, that, as of the date hereof, the statements below are accurate and complete in all respects (all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement):
     1. No action, suit, investigation or proceeding is pending, ongoing or, to the knowledge of any Credit Party, threatened in any court or before any other Governmental Authority that purports to affect any Credit Party or any other transaction contemplated by the Credit Documents, which action, suit, investigation or proceeding the Borrower has reasonably concluded could be expected to have a Material Adverse Effect.
     2. Immediately after giving effect to this Credit Agreement, the other Credit Documents, and all the transactions contemplated therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects, and (C) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 (as demonstrated through detailed calculations of such financial covenants on an exhibit to this certificate).
     3. The Leverage Ratio of the Credit Parties and their Subsidiaries on a Consolidated basis is not greater than 3.00 to 1.0, calculated on a pro forma basis giving effect to the initial Extensions of Credit and the transactions to occur on the Closing Date, as of the most recently ended twelve month period as of May 1, 2004.
     4. The Consolidated EBITDA is not less than $80,000,000, calculated on a pro forma basis giving effect to the initial Extensions of Credit and the transactions to occur on the Closing Date, for the twelve month period ending as of May 1, 2004.

NCI BUILDING SYSTEMS, INC., a Delaware corporation
By:	/s/ Robert J. Medlock
Name:	Robert J. Medlock
Title:	Executive Vice President and Chief Financial Officer

2

SCHEDULE 1 TO OFFICER’S CERTIFICATE
Schedule 1
to
Officer’s Compliance Certificate
PRO FORM

Covenant Calculation Worksheet for the Period Ended                     200
For the Quarter/Year ended                      May 1, 2004       (“Financial Statement Date”)

I. Leverage Ratio

A. Funded Debt, as of Interest Determination Date, for the Borrower and its Subsidiaries on a consolidated basis:

1. Funded Debt:

(a) Without duplication, all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (in thousands):	$

(b) Without duplication, Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations (in thousands):	$

(c) Without duplication, obligations in respect of any Redeemable Stock (in thousands):	$

(d) Without duplication, all direct or contingent obligations arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments fin thousands):
$

(e) Without duplication, all obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business or accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse (in thousands):
$

(f) Without duplication, net obligations under any Hedging Agreement (in thousands):	$

3

(g) Without duplication, Guaranty Obligations with respect to obligations of the type specified in subsections (a) through (f) above of Persons other than the Borrower or any of its Subsidiaries (in thousands):
$

(h) Without duplication, all Indebtedness of the types referred to in subsections (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made nonrecourse to the Borrower or such Subsidiary (in thousands):
$

(i) Funded Debt (Lines L.A. 1(a) + (b) + (c) + (d) + (e) + (f) + (g) + (h)):	$

B. Consolidated EBITDA for the period of the four consecutive fiscal quarters ending on the Interest Determination Date (the “Subject Periods” for the Borrower and its Subsidiaries on a consolidated basis:

1. Consolidated EBITDA:

(a) Consolidated Net Income for the Subject Period (in thousands):	$

(b) Without duplication and to the extent deducted in determining Net Income, Consolidated Interest Expense for the Subject Period (in thousands):	$

(c) Without duplication and to the extent deducted in determining Consolidated Net Income, federal, state, local and foreign income taxes for the Subject Period (in thousands):	$

(d) Without duplication and to the extent deducted in determining Consolidated Net Income, depreciation and amortization expenses for the Subject Period (in thousands):	$

(e) Without duplication and to the extent deducted in determining Consolidated Net Income, non-cash contributions during the Subject Period to 401(k) and other employee benefit plans, not to exceed $7,500,000 (in thousands):
$

4

(f) Without duplication and to the extent deducted in determining Consolidated Net Income, non-cash restructuring charges (net of tax) during the Subject Period, not to exceed $5,000,000 (in thousands):
$

(g) Without duplication and to the extent deducted in determining Consolidated Net Income, the transaction costs and expenses incurred in connection with the Credit Agreement (in thousands):		$—

(h) Without duplication and to the extent deducted in determining Consolidated Net Income, the premium paid with respect to the prepayment of the Senior Subordinated Notes in an amount not to exceed $5,800,000 (in thousands):		$—

(i) Without duplication and to the extent deducted in determining Consolidated Net Income, the noncash write-off of the remaining deferred financing costs related to the Existing Credit Agreement and the Senior Subordinated Notes in an amount not to exceed $4,100,000 (in thousands):		$—

(j) EBITDA (Lines I.B.l(a) + (b) + (c) + (d) + (e) + (f)+(g) + (h) + (i)):	$

C. Leverage Ratio (Line I.A.I.(i) + Line I.B.l.(j)):	2.19 to l

D. Maximum Leverage Ratio:	4.00 to 1

II. Senior Leverage Ratio

A. Senior Funded Debt, as of Interest Determination Date, for the Borrower and its Subsidiaries on a consolidated basis:

1. Consolidated Funded Debt (Line I.A.l.(i))	$

2. Subordinated Debt	$

3. Senior Funded Debt (Line II.A. I — Line IIA.2)	$

B. Consolidated EBITDA for the period of the four consecutive fiscal quarters ending on the Interest Determination Date (“the “Subject Period”) for the Borrower and its Subsidiaries on a consolidated basis:

1. Consolidated EBITDA (Line I.B.1.(J)):	$

C. Senior Leverage Ratio (Line IIA. 3. + Line II.B.I.):		.88 to 1

D. Maximum Leverage Ratio:		3.50 to 1

5

III. Interest Coverage Ratio.

A. Consolidated EBITDA for the Subject Period (Line LB.l(j)) (in thousands):	$

B. Consolidated Interest Expense for the Subject Period

1. total interest expense, for the Subject Period, whether paid or accrued (including the interest component of Capital Leases) including, without limitation, all commitment fees, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts (in thousands):
$

2. amortization of debt issuance costs (in thousands):	$

3. Interest Expense (Lines III.B.1.-2.) (in thousands):	$

C. Interest Coverage Ratio (Line III.A. + Line III.B.3.):	5.43 to 1

D. Minimum Required:		3.50 to 1

IV. Consolidated Capital Expenditures.

A. Consolidated Capital Expenditures for 2004 as of Closing Date	$

B. Maximum Consolidated Capital Expenditures for 2004 - s *	$

6

PATRIOT ACT COMPLIANCE CERTIFICATE

TO:	Wachovia Bank, National Association, as Administrative Agent

RE:	Credit Agreement dated on or about June 18, 2004 (as amended, restated or otherwise modified, the “Credit Agreement”) by and among NCI Building Systems, Inc., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower identified therein, the Lenders party thereto and Wachovia Bank, National Association, as Administrative Agent

DATE:	June 18, 2004
     I, Robert J. Medlock hereby certify that I am the duly elected, qualified and acting Executive Vice President and Chief Financial Officer of each of the Credit Parties and am authorized to execute this certificate on behalf of the Credit Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement
     Solely in my capacity as Executive Vice President and Chief Financial Officer of the Credit Parties, I hereby certify on behalf of the Credit Parties that attached hereto on Exhibit A is true and complete information, as requested by the Administrative Agent, on behalf of the Lenders, for compliance with the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), including, without limitation, the legal name and address of the Credit Parties and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Credit Parties in accordance with the Patriot Act
[Signatures on Following Page]
10943 N. Sam Houston Parkway W. • Houston, Texas 77064
P.O. Box 692055 • Houston, Texas 77269-2055 • Telephone: (281) 897-7788 • Fax:281-477-9675

IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of June, 2004.

NCI Building Systems, Inc. NCI Holding Corp., each a Delaware corporation

By:	/s/ Robert J. Medlock

Robert J. Medlock, Executive Vice
President and Chief Financial Officer

NCI Operating Corp., a Nevada corporation

By:	/s/ Robert J. Medlock

Robert J. Medlock, Executive Vice President and Chief Financial Officer

Metal Coaters of California, Inc., a Texas corporation

By:	/s/ Robert J. Medlock

Robert J. Medlock, Executive Vice
President and Chief Financial Officer

A & S Building Systems, L.P. NCI Building Systems, L.P. Metal Building Components, L.P. NCI Group, L.P., each a Texas limited partnership

	By:	NCI Operating Corp., a Nevada corporation as general partner

	By:	/s/ Robert J. Medlock

Robert J. Medlock, Executive Vice
President and Chief Financial Officer

Exhibit A

Legal Name of the Borrower/Credit Party:	NCI BUILDING SYSTEMS, INC.
State of Incorporation:	DELAWARE
Address of Chief Executive Office:	10943 N. SAM HOUSTON PARKWAY WEST HARRIS COUNTY HOUSTON, TEXAS 77064
Address of Principal Place of Business:	SAME

Legal Name of the Credit Party:	NCI OPERATING CORP.
State of Incorporation:	NEVADA
Address of Chief Executive Office:	10943 N. SAM HOUSTON PARKWAY WEST HARRIS COUNTY HOUSTON, TEXAS 77064
Address of Principal Place of Business:	SAME

Legal Name of the Borrower/Credit Party:	NCI HOLDING CORP.
State of Incorporation:	DELAWARE
Address of Chief Executive Office:	1105 N. MARKET STREET SUITE 1300 NEW CASTLE COUNTY WILMINGTON, DE 19801
Address of Principal Place of Business:	SAME

Legal Name of the Credit Party:	METAL COATERS OF CALIFORNIA, INC.
State of Incorporation:	TEXAS
Address of Chief Executive Office:	10943 N. SAM HOUSTON PARKWAY WEST HARRIS COUNTY HOUSTON, TEXAS 77064
Address of Principal Place of Business:	9123 CENTER STREET SAN BERNADINO COUNTY RANCHO CUCAMONGA, CALIFORNIA 91730

Legal Name of the Credit Party:	A & S BUILDING SYSTEMS, L.P.
State of Organization:	TEXAS
Address of Chief Executive Office:	10943 N. SAM HOUSTON PARKWAY WEST HARRIS COUNTY HOUSTON, TEXAS 77064
Address of Principal Place of Business:	1880 HIGHWAY 116 CAMPBELL COUNTY CARYVILLE, TENNESSEE 37714

Legal Name of the Credit Party:	NCI BUILDING SYSTEMS, L.P.
State of Organization:	TEXAS
Address of Chief Executive Office:	10943 N. SAM HOUSTON PARKWAY WEST HARRIS COUNTY HOUSTON, TEXAS 77064
Address of Principal Place of Business:	7301 FAIRVIEW HARRIS COUNTY HOUSTON, TEXAS 77041

Legal Name of the Credit Party:	METAL BUILDING COMPONENTS, L.P.
State of Organization:	TEXAS
Address of Chief Executive Office:	10943 N. SAM HOUSTON PARKWAY WEST HARRIS COUNTY HOUSTON, TEXAS 77064
Address of Principal Place of Business:	14031 WEST HARDY HARRIS COUNTY HOUSTON, TEXAS 77060

Legal Name of the Credit Party:	NCI GROUP, L.P.
State of Organization:	TEXAS
Address of Chief Executive Office:	10943 N. SAM HOUSTON PARKWAY WEST HARRIS COUNTY HOUSTON, TEXAS 77064
Address of Principal Place of Business:	SAME